                                                                       EXHIBIT E

                                                                  Execution Copy
--------------------------------------------------------------------------------




                             INVESTMENT, ISSUANCE,
                     CONTRIBUTION AND ASSUMPTION AGREEMENT




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                    Page
                                                                                    ----

                                    RECITALS

                                   ARTICLE I

                              CERTAIN DEFINITIONS

                                   ARTICLE II

              INVESTMENT AND ISSUANCE; CONTRIBUTION AND ASSUMPTION

2.1  Prodigy Contribution..........................................................  10
2.2  Unit Issuance and SBC Contribution............................................  10
2.3  Issuance of Investment Share..................................................  11

                                  ARTICLE III

                              CLOSING; CONDITIONS

3.1  Closing.......................................................................  11
3.2  Conditions to Obligations of SBC and SBC Sub..................................  12
3.3  Conditions to Obligations of Prodigy, Prodigy Sub and Operating Partnership...  15

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1  Representations and Warranties of Prodigy, Prodigy Sub and
     Operating Partnership.........................................................  17
4.2  Representations and Warranties of SBC and SBC Sub.............................  36

                                   ARTICLE V

                                   COVENANTS

5.1  Covenants of Prodigy, Prodigy Sub and Operating Partnership...................  40
5.2  Covenants of SBC and SBC Sub..................................................  44
5.3  Provisions Regarding Third Party Acquisitions.................................  46
5.4  Provisions Regarding Prodigy Stockholder Approval.............................  47
5.5  Additional Covenants..........................................................  49

                                   ARTICLE VI

                               FURTHER AGREEMENTS

6.1  Directors of Prodigy..........................................................  51
6.2  Assignments and Officers......................................................  52
6.3  Company Headquarters..........................................................  52
6.4  Cooperation...................................................................  52
6.5  Publicity.....................................................................  53
6.6  Registration Rights...........................................................  53
6.7  Expenses......................................................................  53


                                  ARTICLE VII

                                  TERMINATION


7.1  Termination by Mutual Consent.................................................  53
7.2  Termination by Either Prodigy or SBC..........................................  53
7.3  Termination by SBC............................................................  54
7.4  Termination by Prodigy........................................................  55
7.5  Effect of Termination and Abandonment.........................................  55


                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION


8.1  Survival......................................................................  56
8.2  Indemnification and Reimbursement by Prodigy..................................  56
8.3  Indemnification and Reimbursement by SBC......................................  57
8.4  Limitations on Amount - Prodigy...............................................  58
8.5  Limitations on Amount - SBC...................................................  58
8.6  Notice and Payment of Claims..................................................  59

8.7  Procedure for Indemnification - Third Party Claims............................  59
8.8  Other Indemnification Provisions..............................................  61

                                   ARTICLE IX

                                 MISCELLANEOUS

 9.1  Assignment...................................................................  61
 9.2  Governing Law................................................................  61
 9.3  Venue; WAIVER OF JURY TRIAL..................................................  61
 9.4  Counterparts.................................................................  62
 9.5  Notices......................................................................  62
 9.6  Entire Agreement.............................................................  64
 9.7  Amendment....................................................................  64
 9.8  Severability.................................................................  64
 9.9  Headings; Recitals...........................................................  64
9.10  No Waiver of Rights..........................................................  64
9.11  Remedies Cumulative..........................................................  65
9.12  No Agency....................................................................  65
9.13  No Third Party Beneficiaries.................................................  65
9.14  Force Majeure................................................................  65
9.15  Further Assurances; Affiliates...............................................  66
9.16  Export Controls..............................................................  66
9.17  Negotiated Terms.............................................................  66
9.18  Principles of Construction...................................................  66
9.19  Confidentiality..............................................................  67
9.20  Transfer Taxes...............................................................  67
9.21  Legend.......................................................................  67

EXHIBIT A    SBC MANDATORY CONTRIBUTED ASSETS
EXHIBIT B    SBC DISCRETIONARY CONTRIBUTED ASSETS
EXHIBIT C    FORM OF AMENDED AND RESTATED LIMITED
               PARTNERSHIP AGREEMENT
EXHIBIT D    FORM OF RESTATED CERTIFICATE
               OF INCORPORATION
EXHIBIT E    FORM OF AMENDED AND RESTATED BY-LAWS
EXHIBIT F    FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT G    PRODIGY NON-CONTRIBUTED ASSETS
EXHIBIT H    PRODIGY NON-CONTRIBUTED LIABILITIES

     INVESTMENT, ISSUANCE, CONTRIBUTION AND ASSUMPTION AGREEMENT (hereinafter called this "Agreement"), dated as of November 19, 1999, by and among SBC
             ---------
Communications Inc., a Delaware corporation ("SBC"), SBC Internet
                                              ---
Communications, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SBC ("SBC Sub"), Prodigy Communications Corporation, a Delaware
                    -------
corporation ("Prodigy"), Prodigy Transition Corporation, a Delaware corporation
              -------
and a wholly owned subsidiary of Prodigy ("Prodigy Sub"), and Prodigy
                                           -----------
Communications Limited Partnership, a Delaware limited partnership ("Operating
                                                                     ---------
Partnership") (each of SBC, SBC Sub, Prodigy, Prodigy Sub and Operating
-----------
Partnership, a "Party" and collectively, the "Parties").  Capitalized terms used
                -----                         -------
but not defined herein shall have the meaning assigned to them in the Strategic and Marketing Agreement (as defined below).

                                    RECITALS

     WHEREAS, Prodigy and Prodigy Sub have formed Operating Partnership and Prodigy and Prodigy Sub own a combined 100% interest in Operating Partnership;

     WHEREAS, the respective boards of directors of each of Prodigy and Prodigy Sub have approved the Contribution of all of the Prodigy Assets and Prodigy Liabilities to the Operating Partnership and the acceptance of all of the Prodigy Contributed Assets by Operating Partnership and the Assumption of all of the Prodigy Liabilities by Operating Partnership (the "Prodigy Contribution")
                                                       --------------------
upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective boards of directors of each of Prodigy, SBC and SBC Sub have approved the issuance of the SBC Units in exchange for the Contribution to Operating Partnership of all of the SBC Mandatory Contributed Assets and SBC Mandatory Liabilities associated with such SBC Mandatory Contributed Assets, the Contribution to Operating Partnership of all of the SBC Discretionary Contributed Assets and SBC Discretionary Liabilities associated with such SBC Discretionary Contributed Assets, the acceptance by Operating Partnership of all of the SBC Mandatory Contributed Assets and SBC Discretionary Contributed Assets and the Assumption by Operating Partnership of all of the SBC Mandatory Liabilities associated with such SBC Mandatory Contributed Assets and SBC Discretionary Liabilities associated with such SBC Discretionary Contributed Assets upon the terms and subject to the conditions set forth in this Agreement (the "Unit Issuance and SBC Contribution");
      ----------------------------------

     WHEREAS, the respective boards of directors of each of Prodigy, SBC and SBC Sub have approved the issuance of the Investment Share to SBC Sub in consideration of $100 upon the terms and subject to the conditions set forth in this Agreement (the "Investment Share Issuance");
                     -------------------------

     WHEREAS, contemporaneously with the execution of this Agreement, Prodigy, Operating Partnership, SBC and SBC Sub have entered into a Strategic and Marketing

Agreement (the "Strategic Agreement"), providing for the transactions
                -------------------
contemplated thereby upon the terms and subject to the conditions set forth in the Strategic Agreement;

     WHEREAS, the respective boards of directors of each of Prodigy, Prodigy Sub, SBC and SBC Sub have approved the Amended and Restated Limited Partnership Agreement substantially in the form attached as Exhibit C hereto upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the board of directors of Prodigy has approved the Restated Certificate of Incorporation substantially in the form attached as Exhibit D hereto upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the board of directors of Prodigy has approved the Amended and Restated By-Laws substantially in the form attached as Exhibit E hereto upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective boards of directors of each of Prodigy, SBC and SBC Sub have approved the Registration Rights Agreement substantially in the form attached as Exhibit F hereto upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to SBC's and SBC Sub's willingness to enter into this Agreement and the Strategic Agreement, the Stockholders (as defined in the Voting Agreement) and SBC are entering into a Voting Agreement (the "Voting Agreement") pursuant to which, among other things, the Stockholders
      ----------------
shall agree to deliver to SBC an irrevocable proxy to vote all shares of Prodigy Common Stock owned by them on the date hereof and any other such shares of capital stock of Prodigy acquired by them prior to the Closing Date or, under certain circumstances, to consent with respect to any such shares in favor of the approval and adoption of this Agreement, the Strategic Agreement and the transactions contemplated thereby, the Restated Certificate of Incorporation and the Amended and Restated By-Laws and the approval of the Investment Share Issuance, the Prodigy Contribution, the Unit Issuance and SBC Contribution and any and all of the other transactions contemplated hereby;

     WHEREAS, it is intended that, for federal income tax purposes, the Unit Issuance and SBC Contribution shall qualify as an exchange governed by Section 721 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and
                                         ----

     WHEREAS, Prodigy, Prodigy Sub, Operating Partnership, SBC and SBC Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I


                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meaning ascribed to them below:

     "Affiliate" has the meaning assigned to such term in the Amended and
      ---------
Restated Limited Partnership Agreement.

     "Agreement" has the meaning assigned to such term in the Preamble.
      ---------

     "Amended and Restated By-Laws" means the Amended and Restated By-Laws of
      ----------------------------
Prodigy in the form attached hereto as Exhibit E, with such changes as Prodigy and SBC shall approve.

     "Amended and Restated Limited Partnership Agreement" means that certain
      --------------------------------------------------
Amended and Restated Limited Partnership Agreement for Operating Partnership, to be entered into as of the Closing Date, by and among SBC Sub, Prodigy and Prodigy Sub in the form attached hereto as Exhibit C, with such changes as Prodigy and SBC shall approve.

     "Assume" means to pay, perform and otherwise discharge Liabilities of SBC
      ------
or Prodigy, as the case may be, and indemnify and hold harmless SBC or Prodigy, as the case may be, against any such Liabilities. "Assumption" shall have a
                                                    ----------
correlative meaning.

     "Bankruptcy and Equity Exception" has the meaning assigned to such term in
      -------------------------------
Section 4.1(b).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, as amended.

     "Certificate of Limited Partnership" means the certificate of limited
      ----------------------------------
partnership of Operating Partnership, as duly filed with the Secretary of State of the State of Delaware on November 19, 1999.

     "Class A Common Stock" has the meaning assigned to such term in the
      --------------------
Restated Certificate of Incorporation.

     "Class B Common Stock" has the meaning assigned to such term in Section
      --------------------
2.3.

     "Closing" has the meaning assigned to such term in Section 3.1.
      -------

     "Closing Date" has the meaning assigned to such term in Section 3.1.
      ------------

     "Code" has the meaning assigned to such term in the Recitals.
      ----

     "Common Stock" has the meaning assigned to such term in the Restated
      ------------
Certificate of Incorporation.

     "Competing Transaction" has the meaning assigned to such term in Section
      ---------------------
5.3(a).

     "Contract" means any agreement, lease, license, contract, note, mortgage,
      --------
indenture, arrangement or other obligation.

     "Contribute" means the conveyance of all right, title, proprietary or other
      ----------
interest of SBC Sub, Prodigy or Prodigy Sub, as the case may be.  "Contribution"
                                                                   ------------
shall have correlative meaning.

     "Damages" means direct losses, liabilities, suits, actions, claims,
      -------
deficiencies, diminution of value, costs, expenses (including disbursements and costs of investigation, litigation, settlement, judgment, interest and defense and reasonable attorneys' and accountants' fees), penalties, fines, judgments and/or damages of any kind or nature whatsoever, whether or not involving a third-party claim, and in no event shall include any indirect, consequential or special damages.

     "Employee Benefit Plan" has the meaning assigned to such term in Section
      ---------------------
4.1(r).

     "ERISA" has the meaning assigned to such term in Section 4.1(r).
      -----

     "ERISA Affiliate" has the meaning assigned to such term in Section 4.1(r).
      ---------------

     "Environmental Law" means any Law or the common law relating to the
      -----------------
environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or Order pertaining to (i) treatment, storage, disposal, generation and transportation of, or exposure to, industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any Law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in CERCLA.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "GAAP" means generally accepted accounting principles as practiced in the
      ----
United States.

     "Governmental Entity" means a court of competent jurisdiction or any
      -------------------
governmental, regulatory, self-regulatory or administrative authority, agency, commission, body or other governmental entity.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Indemnified Party" has the meaning assigned to such term in Section 8.6.
      -----------------

     "Indemnifying Party" has the meaning assigned to such term in Section 8.6.
      ------------------

     "Intellectual Property" means all (i) patents and patent applications, (ii)
      ---------------------
copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, trade secrets, tangible or intangible proprietary information or materials, (vi) trademarks, service marks, trade names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.

     "Investment Share" has the meaning assigned to such term in Section 2.3.
      ----------------

     "Investment Share Issuance" has the meaning set forth in the Recitals.
      -------------------------

     "Law" means any federal, state, local or foreign law, statute, ordinance,
      ---
rule, regulation, judgment, Order, injunction, decree, arbitration award, agency requirement, franchise, license or permit of any Governmental Entity.

     "Lien" shall mean any mortgage, pledge, lien, deed of trust, hypothecation,
      ----
claim, security interest, title defect, encumbrance, burden, tax lien (as used in Section 6321 of the Code or similarly by any state, local, or foreign tax authority), charge, or other similar restriction, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

     "Limited Partnership Agreement" means that certain Limited Partnership
      -----------------------------
Agreement for Operating Partnership, dated as of November 19, 1999, by and between Prodigy and Prodigy Sub.

     "Materials of Environmental Concern" means any chemicals, pollutants or
      ----------------------------------
contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

     "Merger Agreement" has the meaning assigned to such term in Section 2.2.
      ----------------

     "Nasdaq" means The Nasdaq Stock Market.
      ------

     "Operating Employees" means all employees of SBC or SBC Sub who are
      -------------------
involved in operating and managing the SBC Contributed Assets.

     "Operating Partnership" has the meaning assigned to such term in the
      ---------------------
Preamble.

     "Order" means any Law, statute, ordinance, rule, regulation, judgment,
      -----
decree, injunction or other order (whether temporary, preliminary or permanent).

     "Party" and "Parties" have the meanings assigned to such terms in the
      -----       -------
Preamble.

     "Permits" means all permits, licenses, franchises, concessions, variances,
      -------
certificates, exemptions, Orders and other authorizations, consents and approvals from any Governmental Entity.

     "Permitted Encumbrances" means such pledges, Liens or similar encumbrances
      ----------------------
as do not materially detract from or interfere with the assets to which such pledges, Liens or similar encumbrances relate.

     "Prodigy" has the meaning assigned to such term in the Preamble.
      -------

     "Prodigy Advisors" has the meaning assigned to such term in Section 5.3(a).
      ----------------

     "Prodigy Assets" or "Prodigy Contributed Assets" means all assets of
      --------------      --------------------------
Prodigy and Prodigy Sub (except for those assets listed on Exhibit G), all of which shall be Contributed to Operating Partnership at the Closing.

     "Prodigy Common Stock" means shares of the common stock, par value $0.01
      --------------------
per share, of Prodigy.

     "Prodigy Contribution" has the meaning assigned to such term in the
      --------------------
Recitals.

     "Prodigy Financial Advisor" has the meaning assigned to such term in
      -------------------------
Section 5.3(a).

     "Prodigy Indemnified Persons" has the meaning assigned to such term in
      ---------------------------
Section 8.3.

     "Prodigy Intellectual Property" has the meaning assigned to such term in
      -----------------------------
Section 4.1(o).

     "Prodigy Liabilities" means all of the liabilities, obligations and
      -------------------
expenses of Prodigy and Prodigy Sub (except for those listed on Exhibit H), all of which shall be Assumed by Operating Partnership at the Closing.

     "Prodigy Material Adverse Effect" means a change or effect on Prodigy,
      -------------------------------
Operating Partnership or any Subsidiary of Prodigy that is materially adverse to the assets, business, financial condition, or results of operations of Prodigy, Prodigy Sub, Operating Partnership and any other Subsidiary of Prodigy, taken as a whole, but shall not include any changes or effects (x) relating to or resulting from general economic, political or market conditions, including (i) changes after the date of this Agreement in any Law or in the interpretation of any Law by any Governmental Entity and (ii) changes in GAAP, (y) generally affecting the retail Internet service provider industry or (z) attributable to the public announcement of this Agreement or any of the transactions contemplated hereby, or any legal proceeding brought by or on behalf of stockholders of Prodigy alleging that the Board of Directors of Prodigy breached its fiduciary duties in connection with its approval of this Agreement, or the expiration of Prodigy's agreement with Best Buy on or after November 30, 1999.

     "Prodigy Most Recent Balance Sheet Date" has the meaning assigned to such
      --------------------------------------
term in Section 4.1(h).

     "Prodigy Preferred Stock" has the meaning assigned to such term in Section
      -----------------------
4.1(k).

     "Prodigy Reports" has the meaning assigned to such term in Section 4.1(h).
      ---------------

     "Prodigy Stockholder Approval" means the approval by the stockholders of
      ----------------------------
Prodigy of each of this Agreement, the Strategic Agreement and the transactions contemplated thereby, the Prodigy Contribution, the Restated Certificate of Incorporation, the Amended and Restated By-Laws, the Unit Issuance and SBC Contribution, the Investment Share Issuance, and the other transactions contemplated by this Agreement (including the issuance of Class A Common Stock upon conversion of Class B Common Stock or exchange of Units), obtained in accordance with Prodigy's certificate of incorporation and by-laws and the Delaware General Corporation Law.

     "Prodigy Sub" has the meaning assigned to such term in the Preamble.
      -----------

     "Prodigy 10-K" has the meaning assigned to such term in Section 4.1(h).
      ------------

     "Prodigy Third Party Acquisition" has the meaning assigned to such term in
      -------------------------------
Section 5.3(b).

     "Proxy Statement" has the meaning assigned to such term in Section 5.4(a).
      ---------------

     "Registration Rights Agreement" means that certain Registration Rights
      -----------------------------
Agreement, to be entered into as of the Closing Date, among SBC, SBC Sub and Prodigy, substantially in the form attached hereto as Exhibit F, with such changes as Prodigy and SBC shall approve.

     "Restated Certificate of Incorporation" means the Restated Certificate of
      -------------------------------------
Incorporation of Prodigy in the form attached hereto as Exhibit D, with such changes as Prodigy and SBC shall approve.

     "SBC" has the meaning assigned to such term in the Preamble.
      ---

     "SBC Contributed Assets" means the SBC Mandatory Contributed Assets and the
      ----------------------
SBC Discretionary Contributed Assets.

     "SBC Discretionary Contributed Assets" has the meaning assigned to such
      ------------------------------------
term in Section 2.2.

     "SBC Discretionary Liabilities" means the liabilities, obligations and
      -----------------------------
expenses associated with the SBC Discretionary Contributed Assets, which SBC Discretionary Liabilities shall be Assumed by Operating Partnership at the Closing.

     "SBC Indemnified Persons" has the meaning assigned to such term in Section
      -----------------------
8.2.

     "SBC Internet Businesses" means the analog dial-up, ISDN and DSL consumer
      -----------------------
and small business Retail ISP Services provided by SBC Sub.

     "SBC Mandatory Contributed Assets" means those assets listed on Exhibit A.
      --------------------------------

     "SBC Mandatory Liabilities" means the liabilities, obligations and expenses
      -------------------------
associated with the SBC Mandatory Contributed Assets, which SBC Mandatory Liabilities shall be Assumed by Operating Partnership at the Closing.

     "SBC Sub" has the meaning assigned to such term in the Preamble.
      -------

     "SBC Units" has the meaning assigned to such term in Section 2.2.
      ---------

     "SEC" means the U.S. Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Strategic Agreement" has the meaning assigned to such term in the
      -------------------
Recitals.

     "Subsidiary" of an entity means any entity in which the specified entity
      ----------
directly or indirectly owns at least a majority of the outstanding stock or other equity or general voting interest and for purposes of this Agreement, each of Operating Partnership and Prodigy Sub is a Subsidiary of Prodigy.

     "Taxes" has the meaning assigned to such term in Section 4.1(l)(i).
      -----

     "Tax Returns" has the meaning assigned to such term in Section 4.1(l)(i).
      -----------

     "Termination Date" has the meaning assigned to such term in Section 7.2.
      ----------------

     "Third Party" has the meaning assigned to such term in Section 5.3(b).
      -----------

     "Third Party Claim" has the meaning assigned to such term in Section 8.7.
      -----------------

     "Transfer Taxes" means all federal, state, local or foreign sales, use or
      --------------
value-added taxes that may be imposed in connection with the transfer of assets, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Unit Issuance and SBC Contribution" has the meaning assigned to such term
      ----------------------------------
in the Recitals.

     "Units" has the meaning assigned to such term in the Amended and Restated
      -----
Limited Partnership Agreement.

     "Voting Agreement" has the meaning assigned to such term in the Recitals.
      ----------------

     "Voting Debt" means any outstanding bonds, debentures, notes or other
      -----------
obligations the holders of which have the right to vote (or to convert into or be exercised or exchanged for securities having the right to vote) with the stockholders of Prodigy on any matter.

     "Year 2000 Compliant" means that the applicable system or item, in each
      -------------------
case without human intervention, other than original data entry (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the years 1999 and 2000; (ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the years 1999 and 2000; and (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change from December 31, 1999 to January 1, 2000, (y) date data, including date data which represents or references different centuries or more than one century or (z) the occurrence of any particular date, including without limitation January 1, 2000 and February 29, 2000.

                                  ARTICLE II


                            INVESTMENT AND ISSUANCE;
                          CONTRIBUTION AND ASSUMPTION

        2.1  Prodigy Contribution.
             --------------------

        Subject to the terms and conditions stated herein, Prodigy and Prodigy Sub agree to Contribute all of the Prodigy Assets and Prodigy Liabilities to Operating Partnership, and Operating Partnership agrees to accept all such Prodigy Assets from Prodigy and Prodigy Sub and Assume all such Prodigy Liabilities from Prodigy and Prodigy Sub, in each case at the Closing.

        2.2  Unit Issuance and SBC Contribution.
             ----------------------------------

        Subject to the terms and conditions stated herein, Operating Partnership agrees to issue to SBC Sub at the Closing a number of Units of Operating Partnership (the "SBC Units"), which shall be equal to 43.0% of a fraction, the
                  ---------
numerator of which shall be (A) the total number of shares of Prodigy Common Stock issued and outstanding on a fully-diluted basis immediately prior to the Closing after giving effect to the issuance by Prodigy of the number of shares of Prodigy Common Stock issuable pursuant to the Agreement and Plan of Merger (including, without limitation, shares issuable upon exercise of assumed options and warrants) (the "Merger Agreement"), dated as of November 5, 1999, by and
                    ----------------
among Prodigy, Pucknut Corporation and Fig, and the exercise of all rights to receive Prodigy Common Stock, whether pursuant to stock options, convertible securities, warrants or otherwise, less the sum of (i) 4,818,290 shares of Prodigy Common Stock issuable as of the date hereof pursuant to outstanding warrants issued by Prodigy and (ii) the number of shares of Prodigy Common Stock issued or issuable by Prodigy pursuant to the Merger Agreement (including, without limitation, shares issued or issuable upon exercise of assumed options and warrants) as of the Closing, and the denominator of which shall be (B) fifty-seven one hundredths (.57), in exchange for the Contribution by SBC Sub to Operating Partnership of all of the SBC Mandatory Contributed Assets and SBC Mandatory Liabilities associated with such SBC Mandatory Contributed Assets, the Contribution by SBC Sub to Operating Partnership of all of the SBC Discretionary Contributed Assets and SBC Discretionary Liabilities associated with such SBC Discretionary Contributed Assets, and Operating Partnership agrees to accept all such SBC Mandatory Contributed Assets and SBC Discretionary Contributed Assets from SBC Sub and Assume all such SBC Mandatory Liabilities associated with such SBC Mandatory Contributed Assets and the SBC Discretionary Liabilities associated with such SBC Discretionary Contributed Assets from SBC Sub, in each case at the Closing. The SBC Units shall have the rights and privileges set forth in the Amended and Restated Limited Partnership Agreement.

     Notwithstanding the inclusion of an asset on Exhibit B as of the date hereof, as the Parties perform transition planning between the date hereof and the Closing, SBC Sub may exclude and retain any of the assets listed on Schedule B that could reasonably be used in support of related SBC DSL products by written notice to Prodigy prior to the Closing. For purposes of this Agreement, "SBC Discretionary Contributed Assets" shall mean only those assets listed on
 ------------------------------------
Exhibit B, which Prodigy selects by giving written notice to SBC Sub at least five Business Days prior to the Closing Date, which assets shall not include any assets that have been excluded and retained by SBC Sub in accordance with this
Section 2.2.

        2.3  Issuance of Investment Share.
             ----------------------------

        Subject to the terms and conditions stated herein, Prodigy agrees to issue to SBC Sub on the Closing Date, and SBC Sub agrees to purchase from Prodigy, one share (the "Investment Share") of Class B Common Stock, par value
                         ----------------
$0.01 per share (the "Class B Common Stock"), of Prodigy, in consideration of
                      --------------------
$100, which Class B Common Stock shall have the rights and privileges set forth in the Restated Certificate of Incorporation and Amended and Restated By-Laws.

                                  ARTICLE III


                              CLOSING; CONDITIONS

        3.1  Closing.
             -------

        The closing of the Prodigy Contribution, the Unit Issuance and SBC Contribution and the Investment Share Issuance shall take place on the third Business Day which follows the date upon which satisfaction or waiver of the conditions set forth in Sections 3.2 and 3.3 hereof occurs (other than conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at 10:00 A.M., New York time, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, or at such other time and place as the Parties may agree in writing (the "Closing"). The actual date on which the Closing shall occur is referred to
 -------
herein as the "Closing Date."  At the Closing, (a) Operating Partnership shall
               ------------
deliver to SBC Sub certificates (in such denominations as shall be designated in writing by SBC Sub not less than five Business Days prior to the Closing) registered in the name of SBC Sub representing the SBC Units, (b) Prodigy shall deliver to SBC Sub a certificate registered in the name of SBC Sub representing the Investment Share, (c) SBC Sub shall Contribute to Operating Partnership all of the SBC Mandatory Contributed Assets and SBC Mandatory Liabilities associated with such SBC Mandatory Contributed Assets and the SBC Discretionary Contributed Assets and the SBC Discretionary Liabilities associated with such SBC Discretionary Contributed Assets, (d) Operating Partnership shall accept all of the SBC Mandatory Contributed Assets and all of the SBC Discretionary Contributed Assets and Assume all of the SBC Mandatory Liabilities associated with such SBC Mandatory Contributed Assets and the SBC Discretionary Liabilitiesassociated with the SBC Discretionary Contributed Assets, (e) Prodigy and Prodigy Sub shall Contribute to Operating Partnership all of the Prodigy Assets and Prodigy Liabilities and (f) Operating Partnership shall accept all of the Prodigy Assets and Assume all of the Prodigy Liabilities.

        3.2  Conditions to Obligations of SBC and SBC Sub.
             --------------------------------------------

        The obligations of SBC and SBC Sub to effect the Unit Issuance and SBC Contribution, the Investment Share Issuance and the other transactions contemplated by this Agreement and the transactions contemplated by the Strategic Agreement are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions precedent:

        (a) Representations and Warranties of Prodigy, Prodigy Sub and Operating
            --------------------------------------------------------------------
Partnership. The representations and warranties made by Prodigy, Prodigy Sub and
-----------
Operating Partnership in this Agreement and the Strategic Agreement shall have been true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty need be true and correct in all respects as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the conditions set forth in this Section 3.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Prodigy Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Prodigy, Prodigy Sub or Operating Partnership to consummate the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share Issuance or the other transactions contemplated by this Agreement or the transactions contemplated by the Strategic Agreement.

        (b) Prodigy, Prodigy Sub and Operating Partnership Compliance with
            --------------------------------------------------------------
Agreements and Conditions. Each of Prodigy, Prodigy Sub and Operating
---------------------------------------------------------------------
Partnership shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement and the Strategic Agreement to be performed or complied with by it at or before the Closing.

        (c) Certificates and Other Documents of Prodigy, Prodigy Sub and
            ------------------------------------------------------------
Operating Partnership. SBC shall have received a certificate executed on behalf
---------------------
of Prodigy, Prodigy Sub and Operating Partnership by an executive officer of Prodigy to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied as of the Closing Date and such other documents and certificates as may be required to be delivered or made available by Prodigy, Prodigy Sub and Operating Partnership pursuant to this Agreement and the Strategic Agreement or that may be reasonably requested by SBC.

        (d) Registration Rights Agreement. The Registration Rights Agreement
            -----------------------------
shall have been duly executed and delivered by Prodigy.

        (e) Litigation. No court or Governmental Entity of competent
            ----------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that restrains, enjoins or otherwise prohibits consummation of the Unit Issuance and SBC Contribution, the Investment Share Issuance, the Prodigy Contribution or the other transactions contemplated by this Agreement or the transactions contemplated by the Strategic Agreement, and no Governmental Entity shall have threatened or instituted any proceeding seeking any such Order.

        (f) Regulatory Consents. (i) All required filings under the HSR Act
            -------------------
shall have been made and any applicable waiting period under the HSR Act shall have expired or been terminated.

        (ii) All required notices, reports and filings with the Nasdaq Stock Market shall have been made and the issuance by Prodigy of the Class B Common Stock to SBC Sub and the rights and privileges of such Class B Common Stock as set forth in the Restated Certificate of Incorporation and the Amended and Restated By-Laws shall have been approved and authorized by The Nasdaq Stock Market prior to the Closing. Any other notices, reports and filings required to be made prior to the Closing by Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub or any of their respective Subsidiaries with, and any other consents, registrations, approvals, Permits and authorizations required to be obtained prior to the Closing by Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub or any of their respective Subsidiaries from, The Nasdaq Stock Market in connection with the execution and delivery of this Agreement, and the consummation of the Unit Issuance and SBC Contribution, the Investment Share Issuance, the Prodigy Contribution and the other transactions contemplated by this Agreement shall have been made or obtained (as the case may be).

        (iii) In addition to those described in Section 3.2(f)(ii), all other notices, reports and filings required to be made prior to the Closing by Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub or any of their respective Subsidiaries with, and all other consents, registrations, approvals, Permits and authorizations required to be obtained prior to the Closing by Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the Strategic Agreement and the consummation of the Unit Issuance and SBC Contribution, the Investment Share

Issuance, the Prodigy Contribution and the other transactions contemplated by this Agreement and the transactions contemplated by the Strategic Agreement shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Prodigy Material Adverse Effect or a material adverse effect on SBC or to provide a reasonable basis to conclude that the Parties hereto or any of their Affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

        (g) Restated Certificate of Incorporation and Amended and Restated By-
            ------------------------------------------------------------------
Laws. Prodigy shall have duly adopted the Restated Certificate of Incorporation
----
and the Amended and Restated By-Laws, the Restated Certificate of Incorporation shall have been approved by the stockholders of Prodigy in accordance with Prodigy's certificate of incorporation and by-laws and the Delaware General Corporation Law and shall have been duly filed by Prodigy with the Secretary of State of the State of Delaware, the Amended and Restated By-Laws shall have been approved by the stockholders of Prodigy in accordance with Prodigy's certificate of incorporation and by-laws and the Delaware General Corporation Law and the Restated Certificate of Incorporation and the Amended and Restated By-Laws shall be in full force and effect.

        (h) Amended and Restated Limited Partnership Agreement. The Amended and
            --------------------------------------------------
Restated Limited Partnership Agreement shall have been duly executed and delivered by each of Prodigy and Prodigy Sub.

        (i) Stockholder Approval. Prodigy Stockholder Approval shall have been
            --------------------
obtained.

        (j) Consents under Agreements.  Each of Prodigy, Prodigy Sub and
            -------------------------
Operating Partnership shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the Unit Issuance and SBC Contribution, the Prodigy Contribution, the Investment Share Issuance and the other transactions contemplated by this Agreement and the transactions contemplated by the Strategic Agreement under any Contract to which Prodigy, Prodigy Sub or Operating Partnership or any of Prodigy's Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Prodigy Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of Prodigy, Prodigy Sub or Operating Partnership to consummate the Unit Issuance and SBC Contribution, the Prodigy Contribution, the Investment Share Issuance or the other transactions contemplated by this Agreement or the transactions contemplated by the Strategic Agreement; provided, however, that in determining whether a Prodigy Material
           --------  -------
Adverse Effect has occurred for purposes of this Section 3.2(j), no consideration shall be given to those Contracts for which consents and approvals were not obtained if Prodigy is able to perform fully its obligations and exercise all of its rights under such Contracts, in each case on behalf of Operating Partnership.

        (k) Legal Opinion. SBC shall have received an opinion of Hale and Dorr
            -------------
LLP, counsel to Prodigy, dated the Closing Date, to the effect that neither Prodigy nor Operating Partnership is, and after giving effect to the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share Issuance and the other transactions contemplated by this Agreement and the transactions contemplated by the Strategic Agreement, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended. In rendering such opinion, Hale and Dorr LLP may rely as to factual matters on a certificate of an officer of Prodigy.

        (l) No Prodigy Material Adverse Effect. There shall not have been any
            ----------------------------------
change in the assets, business, financial condition, or results of operations of Prodigy, Operating Partnership or any Subsidiary of Prodigy or any event or development or combination of events or developments since the Prodigy Most Recent Balance Sheet Date which, individually or in the aggregate has had, or would reasonably be expected to have, a Prodigy Material Adverse Effect.

        3.3  Conditions to Obligations of Prodigy, Prodigy Sub and Operating
             ---------------------------------------------------------------
Partnership.

        The obligations of Prodigy, Prodigy Sub and Operating Partnership to effect the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share Issuance and the other transactions contemplated by this Agreement and the transactions contemplated by the Strategic Agreement are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions precedent:

        (a) Representations and Warranties of SBC and SBC Sub.  The
            -------------------------------------------------
representations and warranties made by SBC and SBC Sub in this Agreement and the Strategic Agreement shall have been true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty need be true and correct in all respects as of such earlier date); provided, however, that, notwithstanding anything herein to the contrary, the conditions set forth in this Section 3.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on SBC or is reasonably likely to prevent or to materially burden or materially impair the ability of SBC to consummate the Unit Issuance and SBC Contribution, the Investment Share Issuance or the other transactions contemplated by this Agreement or the transactions contemplated by the Strategic Agreement.

        (b) SBC and SBC Sub Compliance with Agreements and Conditions.  Each
            ---------------------------------------------------------
of SBC and SBC Sub shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement and the Strategic Agreement to be performed or complied with by SBC at or before the Closing.

      (c)  Certificates and Other Documents of SBC and SBC Sub.  Prodigy shall
           ---------------------------------------------------
have received a certificate executed on behalf of SBC and SBC Sub by an executive officer of SBC to the effect that the conditions set forth in clauses
(a) and (b) above have been satisfied as of the Closing Date and such other documents and certificates as may be required to be delivered or made available by SBC and SBC Sub pursuant to this Agreement and the Strategic Agreement or that may be reasonably requested by Prodigy.

     (d)   Registration Rights Agreement.  The Registration Rights Agreement
           -----------------------------
shall have been executed and delivered by each of SBC and SBC Sub.

      (e)  Litigation.  No court or Governmental Entity of competent
           ----------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that restrains, enjoins or otherwise prohibits consummation of the Unit Issuance and SBC Contribution, the Investment Share Issuance, the Prodigy Contribution or the other transactions contemplated by this Agreement or the transactions contemplated by the Strategic Agreement, and no Governmental Entity shall have threatened or instituted any proceeding seeking any such Order.

      (f)  Regulatory Consents.  (i) All required filings under the HSR Act
           ------------------
shall have been made and any applicable waiting period under the HSR Act shall have expired or been terminated.

     (ii) All required notices, reports and filings with The Nasdaq Stock Market shall have been made and the issuance by Prodigy of the Class B Common Stock to SBC Sub and the rights and privileges of such Class B Common Stock as set forth in the Restated Certificate of Incorporation and the Amended and Restated By-Laws shall have been approved and authorized by The Nasdaq Stock Market prior to the Closing. Any other notices, reports and filings required to be made prior to the Closing by Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub or any of their respective Subsidiaries with, and any other consents, registrations, approvals, Permits and authorizations required to be obtained prior to the Closing by Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub or any of their respective Subsidiaries from, The Nasdaq Stock Market in connection with the execution and delivery of this Agreement, and the consummation of the Unit Issuance and SBC Contribution, the Investment Share Issuance, the Prodigy Contribution and the other transactions contemplated by this Agreement shall have been made or obtained (as the case may be).

     (iii) In addition to those described in Section 3.3(f)(ii), all other notices, reports and filings required to be made prior to the Closing by Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub or any of their respective Subsidiaries with, and all other consents, registrations, approvals, Permits and authorizations required to be obtained prior to the Closing by Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the Strategic Agreement and the consummation of the Unit Issuance and SBC Contribution, the Investment Share Issuance, the Prodigy Contribution and the other transactions contemplated by this Agreement and the transactions contemplated by the Strategic Agreement shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Prodigy Material Adverse Effect or a material adverse effect on SBC or to provide a reasonable basis to conclude that the Parties hereto or any of their Affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

        (g)  Amended and Restated Limited Partnership Agreement.  The Amended
             --------------------------------------------------
and Restated Limited Partnership Agreement shall have been duly executed and delivered by SBC Sub.

       (h)  Stockholder Approval.  Prodigy Stockholder Approval shall have been
            --------------------
obtained.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

       4.1  Representations and Warranties of Prodigy, Prodigy Sub and Operating
            --------------------------------------------------------------------
            Partnership.
            ------------

       Each of Prodigy, Prodigy Sub and Operating Partnership jointly and severally hereby makes the following representations and warranties to SBC and SBC Sub:

        (a)  Corporate Existence; Ownership.  (i) Each of Prodigy and Prodigy
             ------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and conduct its business as now conducted by it. Each of Prodigy and Prodigy Sub is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or assets or conducts business so as to require such qualification (except where the failure of Prodigy or Prodigy Sub to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Prodigy Material Adverse Effect).

        (ii) Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and assets and conduct its business as now conducted by it. Operating Partnership is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases properties or assets or conducts business so as to require such qualification (except where the failure of Operating Partnership to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Prodigy Material Adverse Effect).

        (b)  Authorization; Enforcement.  (i)  Each of Prodigy and Prodigy Sub
             --------------------------
has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms and, in respect of Prodigy, to issue and sell the Investment Share. Operating Partnership has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms and to issue the SBC Units. Each of Prodigy and Prodigy Sub has taken all necessary corporate action to authorize the execution and delivery of this Agreement and, in respect of Prodigy, the issuance and sale of the Investment Share, and the consummation of the transactions contemplated hereby. Operating Partnership has taken all necessary action to authorize the execution of this Agreement and the issuance of the SBC Units, and the consummation of the transactions contemplated hereby. This Agreement is a valid and legally binding obligation of each of Prodigy, Prodigy Sub and Operating Partnership, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). On the Closing Date, each of Prodigy and Prodigy Sub will have all requisite corporate power and authority to execute and deliver the Amended and Restated Limited Partnership Agreement and to perform its respective obligations under the Amended and Restated Limited Partnership Agreement in accordance with its terms. On the Closing Date, each of Prodigy and Prodigy Sub will have taken all necessary corporate action to authorize the execution and delivery of the Amended and Restated Limited Partnership Agreement and the consummation of the transactions contemplated thereby. When executed, the Amended and Restated Limited Partnership Agreement will be a valid and legally binding obligation of each of Prodigy and Prodigy Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception. Prodigy has taken all action necessary so that neither SBC nor SBC Sub will be an "interested stockholder" within the meaning of Section 203 of the Delaware General Corporation Law as a result of the execution and delivery of this Agreement or the Voting Agreement.

        (ii) Prior to the Closing Date, Prodigy will have taken all necessary action to permit it to issue the number of shares of Prodigy Class B Common Stock required to be issued pursuant to the Investment Share Issuance. The Prodigy Class B Common Stock, when issued in connection with the Investment Share Issuance, will be validly issued, fully paid and nonassessable, and no stockholder of Prodigy will have any preemptive right of subscription or purchase in respect thereof.

     (iii) Prior to the Closing Date, Operating Partnership will have taken all necessary action to permit it to issue the number of SBC Units required to be issued pursuant to the Unit Issuance and SBC Contribution. The SBC Units, when issued in connection with the Unit Issuance and SBC Contribution, will be validly issued, fully paid and nonassessable, and no Person will have a preemptive right of subscription or purchase in respect thereof.

     (iv) Prior to the Closing Date, Prodigy will have taken all necessary action to permit it to issue the number of shares of Prodigy Class A Common Stock required to be issued upon conversion of the Investment Share or exchange of SBC Units. The Prodigy Class A Common Stock, when issued upon conversion of the Investment Share or exchange of SBC Units, will be validly issued, fully paid and nonassessable, and no stockholder of Prodigy will have any preemptive right of subscription or purchase in respect thereof.

     (c)    Compliance with Law.  (i) The execution and delivery by each of
            -------------------
Prodigy, Prodigy Sub and Operating Partnership of this Agreement do not and, subject to the satisfaction of the Closing conditions specified in Sections 3.3(e), (f) and (h), the issuance of the SBC Units, in respect of Operating Partnership, the issuance and sale of the Investment Share, in respect of Prodigy, the performance by each of Prodigy, Prodigy Sub and Operating Partnership of its respective obligations under this Agreement and the consummation by each of Prodigy, Prodigy Sub and Operating Partnership of the transactions contemplated hereby will not, violate any provision of any Law or regulation, or any existing writ or decree of any court or Governmental Entity applicable to Prodigy, Prodigy Sub or Operating Partnership.

     (ii) The execution and delivery by each of Prodigy and Prodigy Sub of the Amended and Restated Limited Partnership Agreement will not, and the performance by each of Prodigy and Prodigy Sub of its respective obligations under the Amended and Restated Limited Partnership Agreement and the consummation by each of Prodigy and Prodigy Sub of the transactions contemplated thereby will not, violate any provision of any Law or regulation, or any existing writ or decree of any court or Governmental Entity applicable to Prodigy or Prodigy Sub.

     (d)    Compliance with Obligations.  (i) The execution and delivery by each
            ---------------------------
of Prodigy, Prodigy Sub and Operating Partnership of this Agreement do not, and, subject to the satisfaction of the Closing conditions specified in Sections 3.3(e), (f) and (h), the issuance of the SBC Units, in respect of Operating Partnership, the issuance and sale of the Investment Share, in respect of Prodigy, the performance by each of Prodigy, Prodigy Sub and Operating Partnership of its respective obligations under this Agreement and the consummation by each of Prodigy, Prodigy Sub and Operating Partnership of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or By-Laws of Prodigy or Prodigy Sub, the Restated Certificate of Incorporation of Prodigy or the Amended and Restated By-

Laws of Prodigy or the Certificate of Limited Partnership of Operating Partnership or the comparable governing instruments of any of their respective Subsidiaries, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any material Contract to which Prodigy, Prodigy Sub or Operating Partnership is a party or which is binding on it or its assets, and will not result in the creation of any Lien on, or security interest in, any of the assets or properties of Prodigy, Prodigy Sub or Operating Partnership or any of their Subsidiaries. Schedule 4.1(d)(i) sets forth a correct and complete list of material Contracts of Prodigy and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

     (ii) The execution and delivery by each of Prodigy and Prodigy Sub of the Amended and Restated Limited Partnership Agreement will not, and the performance by each of Prodigy and Prodigy Sub of its respective obligations under the Amended and Restated Limited Partnership Agreement and the consummation by each of Prodigy and Prodigy Sub of the transactions contemplated thereby will not, violate, conflict with or constitute a breach of, or a default under the certificate of incorporation or by-laws of Prodigy or Prodigy Sub, the Restated Certificate of Incorporation of Prodigy or the Amended and Restated By-Laws of Prodigy or the comparable governing instruments of any of Prodigy's Subsidiaries, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any material Contract to which Prodigy or Prodigy Sub is a party or which is binding on it or its assets, and will not result in the creation of any Lien on, or security interest in, any of the assets or properties of Prodigy or Prodigy Sub or any of their Subsidiaries. Schedule 4.1(d)(ii) sets forth a correct and complete list of material Contracts of Prodigy and its Subsidiaries pursuant to which consents or waivers are or may be required prior to the consummation of the transactions contemplated by the Amended and Restated Limited Partnership Agreement.

     (e)  Consents and Approvals.  (i) All notices, reports or other filings
          ----------------------
required to be made by Prodigy, Prodigy Sub or Operating Partnership, and all consents, registrations, approvals, Permits, authorizations and Orders of Governmental Entities or other third parties required to be obtained by Prodigy, Prodigy Sub or Operating Partnership, in connection with the execution and delivery of this Agreement by each of Prodigy, Prodigy Sub and Operating Partnership, the performance by each of Prodigy, Prodigy Sub and Operating Partnership of its respective obligations under this Agreement and the consummation by each of Prodigy, Prodigy Sub and Operating Partnership of the transactions contemplated hereby (other than, as of the date hereof, the expiration or termination of the waiting period under the HSR Act, Prodigy Stockholder Approval, the approval of The Nasdaq Stock Market and those set forth on Schedule 4.1(e)(i)) have been made or obtained.

     (ii) On the Closing Date, all notices, reports or other filings required to be made by each of Prodigy or Prodigy Sub, and all consents, registrations, approvals, Permits, authorizations and Orders of Governmental Entities or other third parties required to be obtained by each of Prodigy or Prodigy Sub, in connection with the execution and delivery of the Amended and Restated Limited Partnership Agreement by each of Prodigy and Prodigy Sub, the performance by each of Prodigy and Prodigy Sub of its respective obligations under the Amended and Restated Limited Partnership Agreement and the consummation by each of Prodigy and Prodigy Sub of the transactions contemplated thereby will have been made or obtained.

     (f)  Litigation.  There is no legal action, suit, investigation or
          ----------
proceeding pending or, to the knowledge of Prodigy, Prodigy Sub or Operating Partnership, threatened against or affecting Prodigy, Prodigy Sub, Operating Partnership, any of Prodigy's Affiliates or the assets of Prodigy, Prodigy Sub or Operating Partnership which, if adversely determined, would reasonably be expected to have a Prodigy Material Adverse Effect, or would materially and adversely affect Prodigy's, Prodigy Sub's or Operating Partnership's ability to perform or observe any obligation or condition under this Agreement.

    (g)  Corporate Subsidiaries.  (i) Schedule 4.1(g) sets forth (w) the name of
         ----------------------
each corporate Subsidiary of Prodigy; (x) the number and type of outstanding equity securities of each corporate Subsidiary of Prodigy and a list of the holders thereof; (y) the jurisdiction of organization of each corporate Subsidiary of Prodigy; and (z) the jurisdictions in which each corporate Subsidiary of Prodigy is qualified or holds licenses to do business as a foreign corporation.

    (ii) Each corporate Subsidiary of Prodigy is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and assets and conduct its business as now conducted by it. Each corporate Subsidiary of Prodigy is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or assets or conducts business so as to require such qualification (except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Prodigy Material Adverse Effect). Prodigy has delivered or made available to SBC complete and accurate copies of the charter and By-Laws (or comparable governing instruments) of each corporate Subsidiary of Prodigy, as amended to date. No corporate Subsidiary of Prodigy is in default under or in violation of any provision of its charter or By-Laws (or comparable governing instruments). All of the issued and outstanding shares of capital stock of each corporate Subsidiary of Prodigy are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each corporate Subsidiary of Prodigy that are held of record or owned beneficially by either Prodigy or any corporate Subsidiary of Prodigy are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Liens, options, warrants, rights, Contracts, calls, commitments, equities and demands. There are no outstanding options, warrants or other rights to subscribe for or acquire from any corporate Subsidiary of Prodigy, or any Contracts or commitments providing for the issuance of, or the granting of rights to acquire, any capital stock of or other ownership interest in any corporate Subsidiary of Prodigy, or any securities or obligations convertible into or exchangeable for any of such capital stock or other ownership interest. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933, of any capital stock of any corporate Subsidiary of Prodigy.

        (h)  Prodigy Reports; Financial Statements.  Prodigy has delivered or
             -------------------------------------
made available to SBC a complete and accurate copy of each registration statement, report, proxy statement or information statement filed with the SEC by it since January 1, 1998, including (i) Prodigy's Annual Report on Form 10-K (the "Prodigy 10-K") for the fiscal year ended December 31, 1998 (the "Prodigy
      ------------                                                     -------
Most Recent Balance Sheet Date") and (ii) Prodigy's Quarterly Reports on
------------------------------
Form 10-Q for the periods ended March 31, 1999 and June 30, 1999, respectively, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Prodigy Reports"). As of their respective dates, each of the
                  ---------------
Prodigy Reports complied, and any Prodigy Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and the Prodigy Reports did not, and any Prodigy Reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into Prodigy Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects the consolidated financial position of Prodigy and its Subsidiaries as of its date and each of the consolidated statements of operations and of changes in stockholders' equity and of cash flows included in or incorporated by reference into the Prodigy Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects the results of operations, retained earnings, changes in stockholders' equity and cash flow, as the case may be, of Prodigy and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP, consistently applied during the periods involved. Prodigy has heretofore made available or promptly will make available to SBC a complete and correct copy of all amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to the Prodigy Reports, agreements, documents or other instruments which previously had been filed by Prodigy with the SEC pursuant to the Exchange Act.

        (i)  Absence of Certain Changes.  Since the Prodigy Most Recent Balance
             --------------------------
Sheet Date, except as described in Schedule 4.1(i) or in the Prodigy Reports filed since the Prodigy Most Recent Balance Sheet Date,

             (i) there has not been any change in the assets, business, financial condition or results of operations of Prodigy, Operating Partnership or any Subsidiary of Prodigy or any event or development or combination of events or developments which, individually or in the aggregate has had, or would reasonably be expected to have, a Prodigy Material Adverse Effect;

             (ii) neither Prodigy, Operating Partnership nor any Subsidiary of Prodigy has taken any of the actions set forth in Section 5.1(a);

             (iii) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Prodigy, Operating Partnership or any Subsidiary of Prodigy, whether or not covered by insurance;

             (iv) there has not been any entry into, termination of, receipt of notice of termination of, or cancellation or waiver of any material claims or rights with respect to, any material Contract to which Prodigy, Operating Partnership or any Subsidiary of Prodigy is or was a party; and

             (v) there has not been any change by Prodigy, Operating Partnership or any Subsidiary of Prodigy in accounting principles, practices or methods;


    (j)  Undisclosed Liabilities.  Except as disclosed in the Prodigy Reports
         -----------------------
filed prior to the date hereof or as set forth on Schedule 4.1(j), none of Prodigy and its Subsidiaries has any obligation or liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether or not required to be disclosed in the Prodigy Reports, including those relating to environmental and occupational health and safety matters), and there are no other facts or circumstances of which Prodigy or its Subsidiaries has knowledge that could result in any obligations or liabilities of Prodigy or its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Prodigy Material Adverse Effect or prevent or materially burden or materially impair the ability of Prodigy or Operating Partnership to consummate the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share Issuance or the other transactions contemplated by this Agreement or the transactions contemplated by the Strategic Agreement.

    (k)  Capitalization.  (i) As of the date of this Agreement, the authorized
         --------------
capital stock of Prodigy consists of 150,000,000 shares of Prodigy Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, none of which preferred shares are issued or outstanding as of the date hereof (the "Prodigy Preferred Stock"). As of the Closing Date, Prodigy
                      -----------------------
will have an authorized capitalization
as set forth in the Restated Certificate of Incorporation. All of the issued shares of capital stock of Prodigy have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.1(k)(i), there are no outstanding options, warrants or other rights to subscribe for or acquire from Prodigy, or any plans, Contracts or commitments providing for the issuance of, or the granting of rights to acquire, any capital stock of or other ownership interest in Prodigy, or any securities or obligations convertible into or exchangeable for any of such capital stock or other ownership interest. Prodigy is not a party to any agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any Prodigy Common Stock, except as set forth in Schedule 4.1(k)(i). There are no preemptive rights in respect of the capital stock of Prodigy. Prodigy does not have outstanding any Voting Debt having the right to vote with the stockholders of Prodigy on any matter. As of the date of this Agreement, the Prodigy Common Stock constitutes and, as of the Closing Date the Class A Common Stock will constitute, the only class of securities of Prodigy or any of its Subsidiaries registered or required to be registered under the Exchange Act.

     (ii) As of the date of this Agreement, the Operating Partnership has an authorized capitalization as set forth in the Limited Partnership Agreement, and all of the issued and outstanding interests in Operating Partnership have been duly authorized and are validly issued, fully paid and non-assessable and the interests owned by each of Prodigy and Prodigy Sub are owned free and clear of all Liens. As of the Closing Date, Operating Partnership will have an authorized capitalization as set forth in the Amended and Restated Limited Partnership Agreement, and all of the issued and outstanding Units will have been duly authorized and will be validly issued, fully paid and nonassessable and the Units owned by each of Prodigy and SBC Sub will be owned free and clear of all Liens. There are (a) no other Units or voting interests of Operating Partnership, (b) no securities of Operating Partnership convertible into or exchangeable for Units or voting interests of Operating Partnership, and (c) no options or other rights to acquire from Operating Partnership, and no obligations of Operating Partnership to issue, any Units, voting interests or securities convertible into or exchangeable for Units or voting interests of Operating Partnership, except pursuant to the Unit Issuance and SBC Contribution. Operating Partnership has not conducted any business prior to the date hereof and does not have any, and prior to the Closing Date will not have any, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement. Schedule 4.1(k)(ii) contains true, complete and correct copies of the Certificate of Limited Partnership of Operating Partnership as in full force and effect on the date hereof. Operating Partnership does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other Person. Upon consummation of the transactions contemplated by this Agreement, SBC will own a number of Units (free and clear of all Liens) equal to forty-three percent (43%) of a fraction, the numerator of which shall be (A) the total number of shares of Prodigy Common Stock issued and outstanding on a fully-diluted basis immediately prior to Closing after giving effect to the issuance by Prodigy of the number of shares of Prodigy

Common Stock issuable pursuant to the Merger Agreement (including, without limitation, shares issuable upon exercise of assumed options and warrants) and the exercise of all rights to receive Prodigy Common Stock, whether pursuant to stock options, convertible securities, warrants or otherwise, less the sum of
(i) 4,818,290 shares of Prodigy Common Stock issuable as of the date hereof pursuant to outstanding warrants issued by Prodigy and (ii) the number of shares of Prodigy Common Stock issued or issuable by Prodigy pursuant to the Merger Agreement (including, without limitation, shares issued or issuable upon exercise of assumed options and warrants) as of the Closing, and the denominator of which shall be (B) fifty-seven one hundredths (.57).

        (l)  Taxes.  (i) For purposes of this Agreement, the following terms
             -----
shall have the following meanings:

             (A)  "Taxes" means all taxes, charges, fees, levies or other
                   -----
     similar assessments or liabilities, including without limitation income, profits, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, service, license, lease, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, severance, stamp, occupation, customs, duties and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

             (B)  "Tax Returns" means all reports, returns, declarations,
                   -----------
     statements or other information required to be supplied to a taxing authority in connection with Taxes.

     (ii) Each of Prodigy and its Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither Prodigy nor any Subsidiary of Prodigy is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only Prodigy and the Subsidiaries of Prodigy are or were members. Each of Prodigy and the Subsidiaries of Prodigy has paid on a timely basis all Taxes that were shown to be due and payable on the Tax Returns referred to in the first sentence of this paragraph. The unpaid Taxes of Prodigy and the Subsidiaries of Prodigy for tax periods through the Prodigy Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding reserves for deferred taxes) set forth on the balance sheet included in the Prodigy 10-K. Neither Prodigy nor any Subsidiary of Prodigy has any actual or potential liability for any tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included Prodigy or any Subsidiary of Prodigy during a prior period) other than Prodigy and the Subsidiaries of Prodigy. All

Taxes that Prodigy or any Subsidiary of Prodigy is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

     (iii) Prodigy has delivered or made available to SBC complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Prodigy or any Subsidiary of Prodigy since January 1, 1996. The federal income Tax Returns of Prodigy and each Subsidiary of Prodigy have not been audited by the Internal Revenue Service and are not closed by the applicable statute of limitations for any taxable year. Prodigy has delivered or made available to SBC complete and accurate copies of all other Tax Returns of Prodigy and the Subsidiaries of Prodigy together with all related examination reports and statements of deficiency for all periods from and after January 1, 1996. Except as described in Schedule 4.1(l)(iii), no examination or audit of any Tax Return of Prodigy or any Subsidiary of Prodigy by any Governmental Entity is currently in progress or, to the knowledge of Prodigy, threatened or contemplated. Neither Prodigy nor any Subsidiary of Prodigy has been informed by any jurisdiction that the jurisdiction believes that Prodigy or any Subsidiary of Prodigy was required to file any Tax Return that was not filed. Neither Prodigy nor any Subsidiary of Prodigy has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

     (iv)  Neither Prodigy nor any Subsidiary of Prodigy:

             (C) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Prodigy or the Subsidiaries of Prodigy are subject to an election under Section 341(f) of the Code;

             (D) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code;

             (E) except as set forth in Schedule 4.1(l)(ii), has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code in connection with any transaction contemplated by this Agreement;

             (F) has any actual or potential liability for any Taxes of any person (other than Prodigy and its Subsidiaries) under Treasury Regulation
     Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by Contract, or otherwise; or

             (G) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

     (v) None of the assets of Prodigy or any Subsidiary of Prodigy: (A) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (B) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (C) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

     (vi) Neither Prodigy nor any Subsidiary of Prodigy has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

     (vii) On the Closing Date, except as set forth in Schedule 4.1(l)(vii), no state or federal "net operating loss" of Prodigy determined as of the Closing Date will be subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

     (m)    Real Property.  Neither Prodigy nor any Subsidiary of Prodigy owns
            -------------
any real property. Schedule 4.1(m) identifies the real property leased to Prodigy in White Plains, New York, Yorktown Heights, New York and Houston, Texas and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. Other than the leases identified on Schedule 4.1(m), no other real property which is material to the business and operations of Prodigy, Operating Partnership or any Subsidiary of Prodigy is leased or subleased to or by Prodigy, Operating Partnership or any Subsidiary of Prodigy. With respect to each lease listed on Schedule 4.1(m):

            (i) the lease or sublease is legal, valid, binding, enforceable against Prodigy (and, to Prodigy's knowledge, against the other party thereto) and in full force and effect;

            (ii) the lease or sublease will continue to be legal, valid, binding, enforceable against Prodigy (and, to Prodigy's knowledge, against the other party thereto) and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

            (iii) neither Prodigy nor any Subsidiary of Prodigy nor, to the knowledge of Prodigy or Operating Partnership, any other party, is in breach or violation of, or default under, any such lease or sublease in any material respect, and no event has occurred, is pending or, to the knowledge of Prodigy or Operating Partnership, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Prodigy or any

     Subsidiary of Prodigy or, to the knowledge of Prodigy or Operating Partnership, any other party under such lease or sublease in any material respect;

        (iv) neither Prodigy nor any Subsidiary of Prodigy has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

        (v) neither Prodigy nor Operating Partnership is aware of any Lien, mortgage, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded mortgages, easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by Prodigy or a Subsidiary of Prodigy of the property subject thereto.

     (n)  Personal Property.  Each of Prodigy and its Subsidiaries has good
          -----------------
title to, or a valid leasehold interest in, or other good and sufficient right to use, all tangible personal properties that are material to the business and operations of Prodigy or such Subsidiary.

     (o)  Intellectual Property; Year 2000.  (i) Each of Prodigy and the
          --------------------------------
Subsidiaries of Prodigy owns or has the right to use each item of Intellectual Property incorporated in its products or necessary for, or used in, the operation of its business as presently conducted (the "Prodigy Intellectual Property"), which is material to Prodigy and the Subsidiaries of Prodigy (it being understood and agreed that each of the Prodigy Marks specified in the Strategic Agreement is a material item of Prodigy Intellectual Property) and has the full right and authority to grant the licenses in respect of such Prodigy Intellectual Property to SBC under the Strategic Agreement. Each of Prodigy and Operating Partnership has taken all reasonable measures to protect the proprietary nature of each material item of Prodigy Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of Prodigy or Operating Partnership, no other person or entity has any rights to any material Prodigy Intellectual Property owned by Prodigy and the Subsidiaries of Prodigy (except pursuant to agreements or licenses specified in Schedule 4.1(o)(i) or incidental licenses granted in the ordinary course of business). To the knowledge of Prodigy or Operating Partnership, no other person or entity is infringing, violating or misappropriating any material item of Prodigy Intellectual Property. Each of Prodigy and Operating Partnership has made available to SBC complete and accurate copies of all written documentation in its possession relating to pending claims or disputes known to it concerning any material item of Prodigy Intellectual Property, and all such claims and disputes are described on
Schedule 4.1(o)(ii). Schedule 4.1(o)(iii) lists each Prodigy patent, patent application, registered trademark, registered service mark, registered trade name, registered copyright and material unregistered trademark, service mark and copyright, including all applications for registration thereof. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the rights of Prodigy or Operating Partnership to any material item of Prodigy Intellectual Property.

     (ii) None of the activities or business presently conducted by Prodigy or a Subsidiary of Prodigy and none of the Prodigy Marks infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity except for such infringement, violation or misappropriation that, individually or in the aggregate, would not reasonably be likely to have a Prodigy Material Adverse Effect. Neither Prodigy nor any Subsidiary of Prodigy has received any complaint, claim or notice alleging any such infringement, violation or misappropriation and no such claim has been threatened by any Third Party.

     (iii) Schedule 4.1(o)(iv) identifies each license or other agreement pursuant to which Prodigy or a Subsidiary of Prodigy has licensed, distributed or otherwise granted any rights to any Third Party with respect to, any Prodigy Intellectual Property, except as is not material to Prodigy and its Subsidiaries taken as a whole.

     (iv) Schedule 4.1(o)(v) identifies each item of Prodigy Intellectual Property that is owned by a party other than Prodigy or a Subsidiary of Prodigy, and the license or agreement pursuant to which Prodigy or a Subsidiary of Prodigy uses it (excluding off-the-shelf software programs licensed by Prodigy pursuant to "shrink wrap" licenses), except as is not material to Prodigy and its Subsidiaries taken as a whole.

     (v)    Prodigy has conducted "year 2000" audits with respect to

            (A) all of the internal systems used in the business or operations of Prodigy or its Subsidiaries, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems; and

            (B) all of the software, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed, sold or licensed by Prodigy or its Subsidiaries.

     (vi)  Except as set forth in Schedule 4.1(o)(vi), all of

            (A) the internal systems used in the business or operations of Prodigy or its Subsidiaries, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems; and

            (B) the software, hardware, firmware and other technology of Prodigy and its Subsidiaries which constitute part of the products and services manufactured, marketed, sold or licensed by Prodigy or its Subsidiaries are Year 2000 Compliant and will not be materially adversely affected with respect to value, utility, marketability, operability or any other aspect by virtue of the arrival of the year 2000.

     (vii) Neither Prodigy nor any of its Subsidiaries is aware of any failure to be Year 2000 Compliant of any third-party system, software, hardware, firmware or other technology used in connection with the business or operations of Prodigy or its Subsidiaries, including without limitation any system belonging to one of the suppliers or service providers of Prodigy or its Subsidiaries.

     (p)    Contracts.  (i) Prodigy has filed with the SEC complete and accurate
            ---------
copies of each Contract to which Prodigy or any Subsidiary of Prodigy is a party and which is required to be filed by Prodigy with the SEC under Item 601 of Regulation S-K. With respect to each such Contract:

            (A) the Contract is legal, valid, binding and enforceable against Prodigy (and, to Prodigy's knowledge, against the other party thereto) and in full force and effect;

            (B) the Contract will continue to be legal, valid, binding and enforceable against Prodigy (and, to Prodigy's knowledge, against the other party thereto) and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and

            (C) neither Prodigy nor any Subsidiary of Prodigy nor, to the knowledge of Prodigy, any other party, is in breach or violation of, or default under, any such Contract, and no event has occurred, is pending or, to the knowledge of Prodigy, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Prodigy or any Subsidiary of Prodigy or, to the knowledge of Prodigy, any other party under such Contract, in each case except as would not individually or in the aggregate reasonably be expected to have a Prodigy Material Adverse Effect.

     (ii) None of Prodigy or Operating Partnership or any Subsidiary of Prodigy, nor, to the knowledge of Prodigy, any other party to any Contracts to which any of Prodigy or Operating Partnership or any Subsidiary of Prodigy is bound or is a party, is (or, with notice or lapse of time or both, would be) in material breach or default thereof which breaches or defaults individually or in the aggregate, are reasonably likely to have a Prodigy Material Adverse Effect or prevent or materially burden or materially impair the ability of Prodigy or Operating Partnership or any Subsidiary of Prodigy to consummate the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share

Issuance or the other transactions contemplated by this Agreement or the transactions contemplated by the Strategic Agreement.

        (q)  Insurance.  Prodigy maintains, and Operating Partnership will
             ---------
maintain, in full force and effect insurance policies (including, without limitation, fire, theft, casualty, general liability, workers' compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of Prodigy, Operating Partnership and the Subsidiaries of Prodigy. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid and Prodigy and the Subsidiaries of Prodigy are otherwise in compliance in all material respects with the terms of such policies. Prodigy has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

        (r)  Employee Matters.  (i) For purposes of this Agreement, the
             ----------------
following terms shall have the following meanings:

             (A)  "Employee Benefit Plan" means any "employee pension benefit
                   ---------------------
     plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation covering current or former employees or directors of Prodigy, Operating Partnership or any Subsidiary of Prodigy.

             (B)  "ERISA" means the Employee Retirement Income Security Act of
                   -----
     1974, as amended.

             (C)  "ERISA Affiliate" means any entity which is considered one
                   ---------------
     employer with Prodigy under Section 4001 of ERISA or which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included Prodigy or a Subsidiary of Prodigy.

     (ii) Schedule 4.1(r)(ii) contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by Prodigy, any Subsidiary of Prodigy or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance Contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to SBC. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of Prodigy, the Subsidiaries of Prodigy and each ERISA Affiliate has met its obligations with respect to such Employee Benefit Plan and has timely made or has reflected in its audited financial statements all contributions required to be made under the terms of such Employee Benefit Plan. Prodigy, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted.

     (iii) There are no actions, suits, proceedings, claims, arbitrations or investigations pending before any Governmental Entity or before any arbitrator (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), or to the knowledge of Prodigy, threatened against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan.

     (iv) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are so qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect the qualification or materially increase the cost of such Employee Benefit Plan. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or
Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

     (v) None of Prodigy, any Subsidiary of Prodigy, or any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

     (vi) At no time has Prodigy, any Subsidiary of Prodigy or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

     (vii) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of Prodigy or any Subsidiary of Prodigy (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or other applicable Law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

     (viii) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by Prodigy, any Subsidiary of Prodigy or any ERISA Affiliate that would subject Prodigy, any Subsidiary of Prodigy or any ERISA Affiliate to (x) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (y) any Contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

     (ix) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

     (x) Each Employee Benefit Plan is amendable and terminable unilaterally by Prodigy at any time without liability to Prodigy as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Prodigy from amending or terminating any such Employee Benefit Plan.

     (xi)   Schedule 4.1(r)(xi) discloses each:

            (A) agreement, plan, understanding or arrangement under which any person may receive payments from Prodigy or any Subsidiary of Prodigy that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and

            (B) agreement, understanding or plan binding Prodigy or any Subsidiary of Prodigy, including without limitation any Employee Benefit Plan, any of the benefits of which will be triggered or increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (xii) Neither Prodigy nor any Subsidiary of Prodigy is a party to or bound by any collective bargaining agreement, Contract or other agreement with a labor union or labor organization, nor is there pending or, to the knowledge of Prodigy, threatened, any strike, dispute, walk-out, work stoppage, slow-down, lockout, grievance, claim of unfair labor practices or other collective bargaining disputes involving Prodigy or any Subsidiary of Prodigy. Prodigy has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of Prodigy or any Subsidiary of Prodigy. Each of Prodigy and any Subsidiary of Prodigy is in compliance with all currently applicable Laws regarding employment and employment matters, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice, except for any failures that would not, individually or in the aggregate, reasonably be expected to have a Prodigy Material Adverse Effect or prevent or materially impair the ability of Prodigy, Prodigy Sub or Operating Partnership to consummate the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share Issuance or the other transactions contemplated hereby or the transactions contemplated by the Strategic Agreement.

     (s)  Environmental Matters.  (i) Each of Prodigy and the Subsidiaries of
          ---------------------
Prodigy has complied with all applicable Environmental Laws, except for any violations that would not, individually or in the aggregate, reasonably be expected to have a Prodigy Material Adverse Effect. There is no pending or, to the knowledge of Prodigy, threatened, civil or criminal litigation, notice of violation, claim, notice of liability, administrative proceeding, or investigation, inquiry or information request by any Governmental Entity or Third Party, relating to any Environmental Law involving Prodigy or any Subsidiary of Prodigy.

     (ii) There have been no releases of any Materials of Environmental Concern into the environment at or from any parcel of real property or any facility formerly or currently owned, operated or controlled by Prodigy or a Subsidiary of Prodigy, except for any releases that would not, individually or in the aggregate, reasonably be expected to have a Prodigy Material Adverse Effect or prevent or materially impair the ability of Prodigy, Prodigy Sub or Operating Partnership to consummate the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share Issuance or the other transactions contemplated hereby or the transactions contemplated by the Strategic Agreement. There have not been any releases of Materials of Environmental Concern or threatened releases at parcels of real property or facilities other than those owned, operated or controlled by Prodigy or a Subsidiary of Prodigy that could reasonably be expected to result in liability to Prodigy or any Subsidiary of Prodigy or have an impact on the real property or facilities owned, operated or controlled by Prodigy or a Subsidiary of Prodigy, except for any releases that would not, individually or in the aggregate, reasonably be expected to have a Prodigy Material Adverse Effect or prevent or materially impair the ability of Prodigy, Prodigy Sub or Operating Partnership to consummate the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share Issuance or the other transactions contemplated hereby or the transactions contemplated by the Strategic Agreement.

     (iii) Neither Prodigy nor any Subsidiary of Prodigy is subject to any Order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any Third Party relating to liability under any Environmental Law or relating to any Materials of Environmental Concern and there are no other circumstances or conditions involving Prodigy or any Subsidiary of Prodigy that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property in connection with any Environmental Law.

     (iv) There are no documents (whether in hard copy or electronic form) known to Prodigy's current executive officers that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by Prodigy or a Subsidiary of Prodigy (whether conducted by or on behalf of Prodigy or a Subsidiary of Prodigy or a Third Party, and whether done at the initiative of Prodigy or a Subsidiary of Prodigy or directed by a Governmental Entity or other Third Party) which were issued or conducted during the past five years and which Prodigy has possession of or access to. A complete and accurate copy of each such document has been provided to SBC.

     (t)    Permits.  Each of Prodigy and its Subsidiaries has all Permits
            -------
necessary to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which would not reasonably be expected to have a Prodigy Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the knowledge of Prodigy, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

     (u)    Brokers Fees.  Neither Prodigy nor any Subsidiary of Prodigy has any
            ------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except that Prodigy has employed Bear, Stearns & Co. Inc. as its financial advisor, all fees of which shall be borne by Prodigy.

     (v)    Investment Company Act.  Neither Prodigy nor Operating Partnership
            ----------------------
is, and after giving effect to the Prodigy Contribution, the Unit Issuance and SBC Contribution, the Investment Share Issuance and the other transactions contemplated by this Agreement and the transactions contemplated by the Strategic Agreement, will be an

"investment company," as such term is defined in the Investment Company Act of 1940, as amended.

        (w)  Subscribers.  As of the date of this Agreement, the number of
             -----------
managed Subscribers to Prodigy's Retail ISP Service is at least 1,400,000.

        (x)  Title to Prodigy Contributed Assets.  As to each Prodigy
             -----------------------------------
Contributed Asset, Prodigy, Prodigy Sub or a Subsidiary of Prodigy has lawful title to, a proprietary interest in, or a Contractual interest in such Prodigy Contributed Asset (including, in the case of Intellectual Property, an ownership interest, license or other lawful right to the benefit or use of such Intellectual Property) and the ability to convey such title to, or proprietary or Contractual interest in, such Prodigy Contributed Asset, free of all Liens and encumbrances other than Permitted Encumbrances (or in the case of Contracts that cannot be assigned to Operating Partnership, the ability to perform fully such contracts for the benefit of Operating Partnership).

         4.2 Representations and Warranties of SBC and SBC Sub.
             -------------------------------------------------
        Each of SBC and SBC Sub jointly and severally hereby makes the following representations and warranties to Prodigy, Prodigy Sub and Operating
Partnership:

        (a)  Corporate Existence; Ownership.  Each of SBC and SBC Sub is a
             ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and assets and conduct its business as now conducted by it. Each of SBC and SBC Sub is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or assets or conducts business so as to require such qualification (except where the failure of SBC or SBC Sub to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a material adverse effect on SBC).

        (b)  Authorization; Enforcement.  (i) Each of SBC and SBC Sub has all
             --------------------------
requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms. Each of SBC and SBC Sub has taken all necessary action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and legally binding obligation of each of SBC and SBC Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (ii) On the Closing Date, SBC Sub will have all requisite corporate power and authority to execute and deliver the Amended and Restated Limited Partnership Agreement and to perform its obligations under the Amended and Restated Limited Partnership Agreement in accordance with its terms. On the Closing Date, SBC Sub will have taken all necessary corporate action to authorize the execution and delivery of the

Amended and Restated Limited Partnership Agreement and the consummation of the transactions contemplated thereby. When executed, the Amended and Restated Limited Partnership Agreement will be a valid and legally binding obligation of SBC Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (c)  Compliance with Law.  (i) The execution and delivery by each of SBC
             -------------------
and SBC Sub of this Agreement do not, and, subject to the satisfaction of the Closing conditions specified in Sections 3.2(e) and (f), the performance by each of SBC and SBC Sub of its respective obligations under this Agreement and the consummation by each of SBC and SBC Sub of the transactions contemplated hereby will not, violate any provision of any Law or regulation, or any existing writ or decree of any court or Governmental Entity applicable to SBC or SBC Sub.

        (ii) The execution and delivery by SBC Sub of the Amended and Restated Limited Partnership Agreement will not, and the performance by it of its obligations under the Amended and Restated Limited Partnership Agreement and the consummation of the transactions contemplated thereby will not, violate any provision of any Law or regulation, or an existing writ or decree of any court or Governmental Entity applicable to it.

        (d)  Compliance with Obligations.  (i) The execution and delivery by
             ---------------------------
each of SBC and SBC Sub of this Agreement do not, and, subject to the satisfaction of the Closing conditions specified in Sections 3.2(e) and (f), the performance by each of SBC and SBC Sub of its respective obligations under this Agreement and the consummation by each of SBC and SBC Sub of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or By-Laws of SBC or SBC Sub, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any material Contract to which SBC or SBC Sub is a party or which is binding on it or its assets, and will not result in the creation of any Lien on, or security interest in, any of the assets or properties of SBC or any of its Subsidiaries.

        (ii) The execution and delivery by SBC Sub of the Amended and Restated Limited Partnership Agreement will not, and the performance by it of its obligations under the Amended and Restated Limited Partnership Agreement and the consummation by SBC Sub of the transactions contemplated thereby will not, violate, conflict with or constitute a breach of, or a default under, its certificate of incorporation or By-Laws, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any material Contract to which SBC Sub is a party or which is binding on it or its assets, and will not result in the creation of any Lien on, or security interest in, any of the assets or properties of SBC Sub.

        (e)  Consents and Approvals.  (i) All notices, reports or other filings
             ----------------------
required to be made by SBC or SBC Sub, and all consents, registrations, approvals, Permits, authorizations and Orders of Governmental Entities or other third parties required to be obtained by SBC or SBC Sub in connection with the execution and delivery of this Agreement by each of SBC and SBC Sub, the performance by each of SBC and SBC Sub of its respective obligations under this Agreement and the consummation by each of SBC and SBC Sub of the transactions contemplated hereby (other than, as of the date hereof, the expiration or termination of the waiting period under the HSR Act) have been made or obtained.

        (ii) On the Closing Date, all notices, reports or other filings required to be made by SBC Sub, and all consents, registrations, approvals, Permits, authorizations and Orders of Governmental Entities or other third parties required to be obtained by SBC Sub in connection with the execution and delivery of the Amended and Restated Limited Partnership Agreement by SBC Sub, the performance by SBC Sub of its obligations under the Amended and Restated Limited Partnership Agreement and the consummation by SBC Sub of the transactions contemplated thereby, will have been made or obtained.

        (f)  Litigation.  There is no legal action, suit, investigation or
             ----------
proceeding pending or, to the knowledge of SBC or SBC Sub, threatened against or affecting SBC, SBC Sub or the assets of SBC or SBC Sub which, if adversely determined, would reasonably be expected to have a material adverse effect on SBC or would materially and adversely affect SBC's or SBC Sub's ability to perform or observe any obligation or condition under this Agreement.

        (g)  Investment Intent.  SBC Sub is taking possession of the SBC Units
             -----------------
and the Investment Share for the purpose of investment and not with a view to any resale, distribution or other disposition thereof.

        (h)  Title to SBC Contributed Assets.  As to each SBC Contributed Asset,
             -------------------------------
SBC represents and warrants that it, SBC Sub or an Affiliate of SBC, has lawful title to, a proprietary interest in, or a Contractual interest in such SBC Contributed Asset (including, in the case of Intellectual Property, an ownership interest, license or other lawful right to the benefit or use of such Intellectual Property) and the ability to convey such title to, or proprietary or Contractual interest in, such SBC Contributed Asset, free of all Liens and encumbrances other than Permitted Encumbrances.

        (i)  Subscribers.  As of the date of this Agreement, the number of
             -----------
Subscribers to the Retail ISP Services of SBC and its Affiliates is at least 625,000.

        (j)  Disclaimer of Warranties.  Except as otherwise provided herein, all
             ------------------------
SBC Contributed Assets are transferred to Operating Partnership "AS IS," "WHERE IS," and

"WITH ALL FAULTS." Other than the warranty of title in paragraph (h) of this
Section 4.2, neither SBC nor SBC Sub makes any other warranty, express or implied, including without limitation any implied warranty of merchantability or fitness for a particular purpose, with respect to the SBC Contributed Assets. Without limiting the foregoing, Prodigy hereby waives and releases SBC and SBC Sub from any claims or demands that Prodigy may have regarding any defect, error, or other condition of any SBC Contributed Asset.

        (k)  Brokers Fees.  Neither SBC nor any Subsidiary of SBC has any
             ------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except that SBC has employed Goldman, Sachs & Co., Inc. as its financial advisor, all fees of which shall be borne by SBC.

        (l)  Intellectual Property; Year 2000.  (i) SBC or a Subsidiary of SBC
             --------------------------------
owns or has the right to use each material item of Intellectual Property necessary for, or used in, the SBC Contributed Assets and the assets used in providing billing services and Network Services (the "SBC Intellectual Property") (it being understood and agreed that each of the SBC Marks specified in the Strategic Agreement is a material item of SBC Intellectual Property) and has the full right and authority to grant the licenses in respect of such SBC Intellectual Property to Prodigy under the Strategic Agreement. SBC has taken all reasonable measures to protect the proprietary nature of each material item of SBC Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of SBC, no other person or entity has any rights to any material SBC Intellectual Property owned by SBC and the Subsidiaries of SBC (except pursuant to licenses granted in the ordinary course of business). To the knowledge of SBC, no other person or entity is infringing, violating or misappropriating any material item of SBC Intellectual Property. SBC has made available to Prodigy complete and accurate copies of all written documentation in its possession relating to pending claims or disputes known to it concerning any material item of SBC Intellectual Property. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the rights of SBC or any Subsidiary of SBC to any material item of SBC Intellectual Property.

        (ii) None of the activities or business presently conducted by SBC or a Subsidiary of SBC and none of the SBC Marks infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity except for such infringement, violation or misappropriation that, individually or in the aggregate, would not reasonably be likely to have a material adverse effect on SBC. Neither SBC nor any Subsidiary of SBC has received any complaint, claim or notice alleging any such infringement, violation or misappropriation and no such claim has been threatened by any Third Party.

     (iii) SBC has conducted "year 2000" audits with respect to all of the internal systems used in the SBC Contributed Assets and the assets used in providing billing services and Network Services, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems.

     (iv) All of the internal systems used in the SBC Contributed Assets and the assets used in providing billing services and Network Services, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems are Year 2000 Compliant and will not be materially adversely affected with respect to value, utility, marketability, operability or any other aspect by virtue of the arrival of the year 2000.

     (v) Neither SBC nor any of its Subsidiaries is aware of any failure to be Year 2000 Compliant of any third-party system, software, hardware, firmware or other technology used in connection with the SBC Contributed Assets and the assets used in providing billing services and Network Services, including without limitation any system belonging to one of the suppliers or service providers of SBC or its Subsidiaries.


                                   ARTICLE V

                                   COVENANTS

     5.1  Covenants of Prodigy, Prodigy Sub and Operating Partnership.
          -----------------------------------------------------------

     (a)  Conduct of Business.  (i) During the period from the date hereof until
          -------------------
the consummation of the Closing, Prodigy shall, except as otherwise expressly provided in this Agreement, operate only in the ordinary course of business consistent with past practice. Prodigy shall use all reasonable efforts to preserve intact the present organization of its business, keep available the services of its officers and employees and preserve its relationships with subscribers, suppliers, and others having significant business dealings with its business.

       (ii) Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, from the date of this Agreement until the consummation of the Closing, each of Prodigy and Operating Partnership shall not, and Prodigy shall cause its Subsidiaries not to, without the written consent of SBC (which consent shall not be unreasonably withheld or delayed):

                   (1) amend or propose to amend its certificates of incorporation or By-Laws (or other similar organizational documents) or alter through merger, liquidation, reorganization, restructuring or in any other fashion, its corporate or ownership structure or ownership or any of its Subsidiaries;

             (2) issue, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any of its shares of capital stock, Units, Voting Debt or the shares of capital stock of any Subsidiary, or any securities convertible into, or exchangeable for, any such shares, Units or Voting Debt, except pursuant to possible issuances, sales or deliveries disclosed in Schedule 5.1(a)(ii)(2), or amend the terms of any such securities or agreements outstanding on the date hereof;

             (3) (x) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or Units or (y) redeem, repurchase or otherwise acquire any of its securities or split, combine or reclassify any shares of its capital stock or Units;

             (4) (x) transfer, sell, lease, license or dispose of any material assets or rights, unless in the ordinary course of business consistent with past practice; (y) enter into any Contract, note, lease, license or other agreement which requires the payment or receipt of an amount (in one or a series of transactions) in excess of $25 million or (z) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of or by any other manner any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other person requiring consideration payable or assumption of liabilities in excess of $25 million;

             (5) except as set forth on Schedule 5.1(a)(ii)(5), other than in the ordinary course of business and other than transactions with wholly-owned Subsidiaries, (u) incur, assume, discharge, cancel or prepay any material indebtedness or other obligation or issue or sell any debt securities or rights to acquire any debt securities, (v) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, (w) make any loans, advances or capital contributions to, or investments in, any other person;
     (x) change any practices with respect to the timing of payments or collections; (y) pledge or otherwise encumber shares of capital stock of Prodigy or its Subsidiaries or Units of Operating

     Partnership; or (z) mortgage or pledge any of the assets or permit to exist any Lien (other than those liens arising in the ordinary course of business) thereupon;

             (6) enter into, adopt, amend or terminate any employee benefit plan, or increase the compensation or benefits of any officer or employee of Prodigy or Operating Partnership or pay any benefit not required by any existing plan or agreement, except in the ordinary course of business or as required by applicable Law or existing Contractual arrangements;

             (7) enter into any material employment or severance agreement with any officer or employee, or adopt or enter into any collective bargaining agreement;

             (8) enter into, amend, assign or terminate any Contract, except in the ordinary course of business and consistent with past practices;

             (9) settle or compromise any material litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims, liabilities or obligations not required to be paid, individually in an amount in excess of $1 million;

             (10) change or agree to change any accounting method or policy other than as required by GAAP or by applicable Law;

             (11) change, or agree to change, any business policies which relate to advertising, pricing, personnel, labor relations, sales, returns, or product acquisitions, in each case in a manner which would have a Prodigy Material Adverse Effect; or

             (12) take, or agree in writing or otherwise to take, any of the foregoing actions.

     (iii) During the period from the date hereof until the consummation of the Closing, each of Prodigy and Operating Partnership shall not, and Prodigy shall cause its Subsidiaries not to, take, or agree in writing or otherwise to take, any other actions that are or would be prohibited by, or would require SBC's consent or approval, under this Agreement, the Strategic Agreement (as of the date hereof or as of the Closing) or any of the following, if in effect on the date hereof: the Restated Certificate of Incorporation, the Amended and Restated By-Laws, the Amended and Restated Limited Partnership Agreement, or the Registration Rights Agreement.

        (b)  HSR Approvals.  Each of Prodigy and Operating Partnership agrees to
             -------------
use its commercially reasonable efforts to assist SBC in obtaining the early termination or expiration of the waiting period provided under the HSR Act.

        (c)  Information.  So long as SBC owns in the aggregate a number of
             -----------
shares of Class A Common Stock, Class B Common Stock and/or Units constituting at least one-quarter of the initial number of SBC Units issued pursuant to this Agreement and the Amended and Restated Limited Partnership Agreement (subject to adjustment in accordance with Article FOURTH, Clause (b)(iv) of the Restated Certificate of Incorporation), Prodigy shall permit SBC, upon reasonable notice, to visit and inspect at SBC's expense any of the properties, corporate books, and financial and other records of Prodigy and its Subsidiaries, and to discuss the affairs, finances and accounts of Prodigy and its Subsidiaries with the officers of Prodigy, its Subsidiaries and Prodigy's independent public accountants, all at such times and as often as SBC may reasonably request.

        (d)  Right of First Refusal.  In the event Prodigy or Operating
             ----------------------
Partnership elects to dispose of any SBC Contributed Asset, each of Prodigy and Operating Partnership hereby undertakes and agrees to offer to SBC a right of first refusal to purchase such SBC Contributed Asset at its book value.

        (e)  Amended and Restated Limited Partnership Agreement.  At or prior to
            ---------------------------------------------------
the Closing, Prodigy and Operating Partnership each shall execute and deliver the Amended and Restated Limited Partnership Agreement.

        (f)  Registration Rights Agreement. At or prior to the Closing, Prodigy
             -----------------------------
shall execute and deliver the Registration Rights Agreement.

        (g)  Restated Certificate of Incorporation and Amended and Restated By-
             -----------------------------------------------------------------
Laws. The board of directors of Prodigy shall (i) use its best efforts to obtain
----
the approval of the stockholders of Prodigy of the Restated Certificate of Incorporation, the Amended and Restated By-Laws and the other transactions contemplated in the Agreement and the Strategic Agreement prior to the Closing in accordance with Prodigy's certificate of incorporation and by-laws and the Delaware General Corporation Law and (ii) duly file the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware immediately prior to the Closing.

        (h)  Rights Agreement. As soon as practicable following the Closing
             ----------------
Date, Prodigy shall adopt a Stockholder Protection Rights Agreement, in a form to be agreed between Prodigy and SBC, which shall, among other things, provide for a 15% "flip-in" triggering level; a "flip-over" trigger; an exchange option; and an exception to the definition of "Acquiring Person" to exclude therefrom SBC, Telefonos de Mexico, S.A. de C.V. and Carso Global Telecom, S.A. de C.V. and their respective Affiliates and transferees.

      5.2  Covenants of SBC and SBC Sub.
           -----------------------------
      (a)  Conduct of Business.  (i) During the period from the date hereof
           -------------------
until the consummation of the Closing, SBC and SBC Sub shall, except as otherwise expressly provided in this Agreement, operate the SBC Internet Businesses only in the ordinary course of business consistent with past practice. SBC Sub and SBC shall use all reasonable efforts to preserve intact the present organization of the SBC Internet Businesses, keep available the services of the officers and employees associated with the SBC Internet Businesses and preserve the relationships with subscribers, suppliers, and others associated with the SBC Internet Businesses having significant business dealings with the SBC Internet Businesses.

      (ii) Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, from the date of this Agreement until the consummation of the Closing, SBC shall not, and shall cause its Subsidiaries not to, in each case solely with respect to the SBC Internet Businesses, without the written consent of Prodigy (which consent shall not be unreasonably withheld or delayed):

                (1) (x) transfer, sell, lease, license or dispose of any material assets or rights, unless in the ordinary course of business consistent with past practice; (y) enter into any Contract, note, lease, license or other agreement which involves the payment or receipt of an amount (in one or a series of transactions) in excess of $25 million or (z) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of or by any other manner any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other person in excess of $25 million;

                (2) enter into, adopt, amend or terminate any employee benefit plan, or increase in any material respect the compensation or fringe benefits of any officer or employee of the SBC Internet Businesses or pay any benefit not required by any existing plan, except in the ordinary course of business or as required by applicable Law or existing contractual arrangements;

                (3) enter into any employment or severance agreement with any employee of the SBC Internet Businesses, adopt or enter into any collective bargaining agreement applicable to such employees;

                (4) enter into, amend, assign or terminate any contract, except in the ordinary course of business and consistent with past practices;

                (5) change, or agree to change, any business policies which relate to advertising, pricing, personnel, labor relations, sales, returns, or product acquisitions, in each case in a manner which would have a material adverse effect on the SBC Internet Businesses; or

                (6) take, or agree in writing or otherwise to take, any of the foregoing actions.

     (iii) During the period from the date hereof until the consummation of the Closing, SBC shall not, and shall cause its Subsidiaries not to, take, or agree in writing or otherwise to take, any other actions that are or would be prohibited by, or would require Prodigy's consent or approval, under this Agreement or the Strategic Agreement (as of the date hereof or as of the Closing).

     (iv) The limitations in this Section 5.2(a) shall apply only to the extent affecting the SBC Internet Businesses.

     (b)   HSR Approvals.  SBC agrees that it will use its commercially
           -------------
reasonable efforts to obtain the early termination or expiration of the waiting period provided under the HSR Act.

      (c)  Observance of Securities Act.  SBC Sub agrees that it will not offer
           ----------------------------
to sell, sell or otherwise dispose of any of the SBC Units or the Investment Share in violation of the Securities Act.

      (d)  Third Party Warranties.  If any warranties applicable to any SBC
           ----------------------
Contributed Asset cannot be assigned to Operating Partnership, SBC will, to the extent it is able, allow Operating Partnership to be subrogated to SBC's rights under such warranties. SBC agrees that, to the extent such it is able, it will be permitted at Operating Partnership's expense to prosecute any claims or causes of action relating to such warranties in SBC's name.

      (e)  Use of SBC's Marks.  Operating Partnership may use the SBC
           ------------------
Contributed Assets without removing SBC's or its Affiliate's name, logo, or other proprietary marks for a mutually agreeable reasonable period of time following the Closing Date.

      (f)  Access to Operating Employees.  Following the Closing, SBC shall make
           -----------------------------
the Operating Employees reasonably available to Operating Partnership so as to enable Operating Partnership to continue to operate the SBC Contributed Assets.

      (g)  Registration Rights Agreement.  At or prior to the Closing, each of
           -----------------------------
SBC and SBC Sub shall execute and deliver the Registration Rights Agreement.

      (h)  Amended and Restated Limited Partnership Agreement.  At or prior to
           --------------------------------------------------
Closing, SBC Sub shall execute and deliver the Amended and Restated Limited Partnership Agreement.

       (i)  Investments.  During the period from the date hereof until the
            -----------
Exclusivity Termination Date, SBC agrees that it will not invest directly in other ISPs whose primary business is the consumer ISP business. SBC shall be permitted to invest directly in an entity having a consumer ISP business if such consumer ISP business is not the primary business of such entity and so long as SBC agrees to negotiate in good faith with Prodigy in an attempt to transfer such consumer ISP business to Prodigy on terms acceptable to both SBC and Prodigy.

       5.3  Provisions Regarding Third Party Acquisitions.
            ---------------------------------------------

       (a) Prodigy agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including Bear, Stearns & Co. Inc. (the "Prodigy Financial
                                                               -----------------
     Advisor") or any other investment banker and any attorney or accountant
     -------
     retained by it or any of its Subsidiaries (collectively, the "Prodigy
                                                                   -------
     Advisors")) not to, directly or indirectly, initiate, solicit, encourage or
     --------
     otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Prodigy Third Party Acquisition (as hereinafter defined) or any other transaction that could reasonably be expected to compete with, impede, interfere with or discourage the transactions contemplated hereby or inhibit the timely consummation of the transactions contemplated hereby (a "Competing Transaction"). Prodigy further agrees that neither it nor
         ---------------------
     any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause all Prodigy Advisors not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as hereinafter defined) relating to the proposal of a Prodigy Third Party Acquisition or any Competing Transaction, or otherwise facilitate any effort or attempt to make or implement a Prodigy Third Party Acquisition or any Competing Transaction; provided,
                                                                   --------
     however, that if the board of directors of Prodigy determines in good
     -------
     faith, after consultation with its outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Prodigy stockholders under applicable Law, Prodigy may, in response to an inquiry, proposal or offer for a Prodigy Third Party Acquisition which was not solicited subsequent to the date hereof, (x) furnish only such information with respect to Prodigy or any Subsidiary of Prodigy to any such person pursuant to a customary confidentiality agreement and (y) participate in the discussions and negotiations regarding such inquiry, proposal or offer. Prodigy shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing. Prodigy agrees to notify SBC promptly if (i) any inquiries relating to or proposals for a Prodigy Third Party Acquisition are received by Prodigy, any of its Subsidiaries or any of the Prodigy Advisors, (ii) any confidential or other non-public information about Prodigy or any of its Subsidiaries is requested from Prodigy, any of its Subsidiaries or any of the Prodigy Advisors, or (iii) any negotiations or discussions in connection with a possible Prodigy Third Party Acquisition are sought to be initiated or continued with Prodigy, any of its Subsidiaries or any of the Prodigy Advisors, indicating, in connection with such notice, the principal terms and conditions of any proposals or offers.

        (b) Except as expressly permitted by this Section 5.3(b), neither the board of directors of Prodigy nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, its recommendation of the approval of this Agreement, the Strategic Agreement and the transactions contemplated thereby, the Prodigy Contribution, the Restated Certificate of Incorporation, the Amended and Restated By-Laws, the Unit Issuance and SBC Contribution, the Investment Share Issuance and the other transactions contemplated by this Agreement (including the issuance of Class A Common Stock upon conversion of Class B Common Stock or conversion of Units), or (ii) approve or recommend, or propose publicly to approve or recommend, or cause Prodigy to enter into any agreement, letter of intent, agreement in principle or similar agreement with respect to, any Prodigy Third Party Acquisition. Notwithstanding the preceding sentence, if, prior to obtaining Prodigy Stockholder Approval, the board of directors of Prodigy determines in its good faith judgment, after consultation with its outside counsel, that it is necessary to do so in order to comply with its fiduciary duties, the board of directors of Prodigy may terminate this Agreement and, simultaneously with or following such termination, if it so chooses, take any of the actions referred to in the preceding sentence. For purposes of this Agreement, "Prodigy Third Party Acquisition" means the
                                  -------------------------------
     occurrence of any of the following events: (i) the acquisition of Prodigy by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than any Party hereto or any Affiliate thereof (a "Third Party"); (ii) the
                                               -----------
     acquisition by a Third Party of 10% or more of the total assets of Prodigy and its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 10% or more of the outstanding Prodigy Common Stock; (iv) the adoption by Prodigy of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by Prodigy or any of its Subsidiaries of 10% or more of the outstanding Prodigy Common Stock; or (vi) the acquisition by Prodigy or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 10% of the annual revenues, net income or assets of Prodigy and its Subsidiaries, taken as a whole.

        5.4  Provisions Regarding Prodigy Stockholder Approval.
             -------------------------------------------------
        (a) As soon as reasonably practicable following the date of this Agreement, Prodigy shall prepare and file with the SEC a proxy statement providing information in connection with the Prodigy Stockholder Approval (the "Proxy Statement"). Prodigy shall use commercially reasonable efforts
           ---------------
     to respond to and resolve all SEC comments on the Proxy Statement, and to mail the Proxy Statement to Prodigy's stockholders, as promptly as practicable after such filing. SBC shall furnish for inclusion in the Proxy Statement all information regarding SBC, SBC Sub and the SBC Internet Businesses, as is required to be disclosed in the Proxy Statement, and shall cooperate fully with Prodigy in the preparation of the Proxy Statement and in responding to and resolving SEC comments thereon. No filing of, or amendment or supplement to, the Proxy Statement will be made by Prodigy without providing SBC the opportunity to review and comment thereon and without the consent of SBC (which consent shall not be unreasonably withheld or delayed). Prodigy will advise SBC, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the date of the meeting of Prodigy's stockholders contemplated by Section 5.4(b) below, any information relating to Prodigy or SBC, or any of their respective Affiliates, officers, directors or businesses, is discovered by Prodigy or SBC that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Prodigy.

        (b) Prodigy shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Prodigy Stockholder Approval and shall, through its board of directors or a special committee thereof, recommend to its stockholders the approval and adoption of this Agreement, the Prodigy Contribution, the Restated Certificate of Incorporation, the Amended and Restated By-Laws, the Unit Issuance and SBC Contribution, the Investment Share Issuance and the other transactions contemplated hereby (including the issuance of Class A Common Stock upon conversion of Class B Common Stock or conversion of Units) and the Strategic Agreement and the transactions contemplated thereby. Without limiting the generality of the foregoing but subject to its right to terminate this Agreement pursuant to Section 7.4(a) and its right to withdraw or modify its recommendation pursuant to Section 5.3(b), Prodigy agrees that its obligations pursuant to the first sentence of this Section 5.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Prodigy of any Prodigy Third Party Acquisition or any withdrawal or modification of its recommendation.

        (c) SBC represents and warrants to Prodigy that to the extent that any statements or omissions made in the Proxy Statement or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Prodigy by SBC expressly for use therein, such Proxy Statement and any further amendments or supplements to the Proxy Statement, at the time the Proxy Statement is first mailed to Prodigy's stockholders, at the time of the Prodigy stockholders meeting and at the time of any amendment or supplement thereto, will not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


        (d) Prodigy represents and warrants to SBC that the Proxy Statement will not, at the time the Proxy Statement is first mailed to Prodigy's stockholders, at the time of the Prodigy stockholders meeting and at the time of any amendment or supplement thereto, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Prodigy with respect to statements or omissions made in reliance upon and in conformity with written information furnished to Prodigy by SBC expressly for use therein. The Proxy Statement and any amendments or supplements to the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by Prodigy with respect to statements or omissions made in reliance upon and in conformity with written information furnished to Prodigy by SBC expressly for use therein.

        (e)  Prodigy Votes.  Prodigy shall vote (or consent with respect to) or
             -------------
cause to be voted (or a consent to be given with respect to) any shares of capital stock of Prodigy beneficially owned (as such term is used in Section 13d-3 of the Exchange Act) by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement, the Restated Certificate of Incorporation, the Amended and Restated By-Laws, the Investment Share Issuance, the Prodigy Contribution, the Unit Issuance and SBC Contribution and any and all of the other transactions contemplated hereby and the Strategic Agreement and the transactions contemplated thereby at any meeting of stockholders of Prodigy at which such matters shall be submitted for adoption and approval and at all adjournments and postponements thereof (or, if applicable, by any action of stockholders of Prodigy by consent in lieu of a meeting).

        5.5  Additional Covenants.
             --------------------

        (a)  Filings; Other Actions; Notification.  (i) SBC and SBC Sub, on the
             ------------------------------------
one hand, and Prodigy, Prodigy Sub and Operating Partnership, on the other hand, shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to cause to be satisfied all of the conditions set forth in Sections 3.2 and 3.3 of this Agreement and to consummate and make effective each of the transactions contemplated by this Agreement and the Strategic Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, Permits and authorizations necessary or advisable to be obtained from any Third Party and/or any Governmental Entity in order to consummate each of the transactions contemplated by this Agreement and the Strategic Agreement and responding as promptly as practicable to any inquiries received from any Governmental Entity in connection therewith. Subject to applicable laws relating to the exchange of information, Prodigy, Prodigy Sub, Operating Partnership, SBC and SBC Sub each shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Prodigy, Prodigy Sub, Operating Partnership, SBC or SBC Sub, as the case may be, and any of their respective Subsidiaries, that may appear in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Strategic Agreement. In exercising the foregoing right, each of SBC, SBC Sub, Prodigy, Prodigy Sub and Operating Partnership shall act reasonably and as promptly as practicable.

        (ii) Except as provided in Section 5.4(a), SBC and SBC Sub, on the one hand, and Prodigy, Prodigy Sub and Operating Partnership, on the other hand, shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Prodigy, Prodigy Sub, Operating Partnership, SBC, SBC Sub or any of their respective Subsidiaries to any Third Party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Strategic Agreement.

        (iii) SBC and SBC Sub, on the one hand, and Prodigy, Prodigy Sub and Operating Partnership, on the other hand, each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement and the Strategic Agreement, including promptly furnishing the other with copies of notices or other communications received by Prodigy, Prodigy Sub or Operating Partnership or SBC or SBC Sub, as the case may be, or any of their respective Subsidiaries, from any Third Party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement and the Strategic Agreement. SBC and Prodigy each shall give prompt notice to the other of any change that is reasonably likely to result in a material adverse effect upon SBC or a Prodigy Material Adverse Effect, respectively.

   (b)  Additional Information and Confidentiality.  Upon reasonable notice, and
        ------------------------------------------
subject to applicable Law, SBC and SBC Sub each agrees to provide Prodigy, Prodigy Sub and Operating Partnership promptly with all information which may be reasonably requested by Prodigy, Prodigy Sub or Operating Partnership concerning the business, financial condition and prospects of the SBC Internet Businesses. Upon reasonable notice, and subject to applicable Law, Prodigy, Prodigy Sub and Operating Partnership each agrees to provide SBC and SBC Sub promptly with all information which may reasonably be requested by SBC or SBC Sub concerning its business, financial condition and prospects. In addition, Prodigy, Prodigy Sub and Operating Partnership shall afford SBC's officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the consummation of the Closing, to its properties, books, Contracts and records; provided that no investigation pursuant to this Section 5.5(b) shall affect or be deemed to modify any representation or warranty made by SBC, SBC Sub, Prodigy, Prodigy Sub or Operating Partnership; provided, further, that the
                                                    --------  -------
foregoing shall not require SBC or SBC Sub, on the one hand, or Prodigy, Prodigy Sub or Operating Partnership, on the other hand, to permit any inspection, or to disclose any information, that in the reasonable judgment of SBC, SBC Sub or Prodigy, Prodigy Sub or Operating Partnership, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if SBC or SBC Sub or Prodigy, Prodigy Sub or Operating Partnership, as the case may be, shall have used reasonable best efforts to obtain the consent of such Third Party to such inspection or disclosure. Each of SBC and SBC Sub, on the one hand, and Prodigy, Prodigy Sub and Operating Partnership, on the other hand, agrees to keep all such information confidential and not to disclose any such information to any third party or use it for its own benefit unless (i) it receives the express written consent of SBC, SBC Sub, Prodigy, Prodigy Sub or Operating Partnership, as the case may be, (ii) such information otherwise becomes publicly available or (iii) in its reasonable judgment it is required by applicable Law to do so, and then only to the extent it is so required, in each case, to the extent practicable, only after notice to and consultation with SBC, SBC Sub, Prodigy, Prodigy Sub or Operating Partnership, as the case may be. In the event that this Agreement is terminated prior to Closing, all information (including all copies of any documents) obtained by one Party from another pursuant to this paragraph shall be returned.

                                  ARTICLE VI

                              FURTHER AGREEMENTS

        6.1  Directors of Prodigy.
             --------------------

        (a) Prodigy hereby agrees that Prodigy shall at or prior to the Closing Date cause three vacancies to be created on the board of directors of Prodigy (by increasing the size of the board or otherwise) and at the Closing (or such later date as shall be specified by SBC) the three persons designated by SBC to be elected to the board of directors of Prodigy shall be elected to the board of directors of Prodigy in accordance with the Restated Certificate of Incorporation and the Amended and Restated By-Laws. The designees of SBC shall serve on the board of directors of Prodigy in accordance with the Restated Certificate of Incorporation and the Amended and Restated By-Laws.

        (b) Except for the Executive Steering Committee (on which two of SBC's designees elected to the board of directors of Prodigy shall be elected to serve), Prodigy shall at or prior to the Closing cause at least one of SBC's designees elected to the board of directors of Prodigy in accordance with Section 6.1(a) above to be elected to serve on each committee of the board of directors of Prodigy in accordance with the Amended and Restated By-Laws.

        (c) Prodigy agrees that any designees of SBC who are elected to serve on the board of directors of Prodigy shall be furnished with all information generally provided to the board of directors of Prodigy, shall have access to information regarding Prodigy on a basis equal to that of the other outside or its inside directors and shall be entitled to the same perquisites as Prodigy's other outside directors. The designees of SBC elected to serve on any committee of the board of directors of Prodigy shall be provided with, and have access to, all information regarding Prodigy provided to other members of such committee.

        6.2  Assignments and Officers.
             ---------------------------

        The management of Prodigy and Operating Partnership, including the Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer and President shall be appointed in accordance with the Restated Certificate of Incorporation and the Amended and Restated By-Laws and the Amended and Restated Limited Partnership Agreement, respectively, to serve until such time as provided in the Restated Certificate of Incorporation and the Amended and Restated By-Laws and the Amended and Restated Limited Partnership Agreement, respectively.

        Other officers and managers shall be selected from among the officers and managers of the Prodigy and SBC businesses, with a view towards selecting the management team best able to preserve and increase the Retail ISP businesses that will receive the Prodigy brand. The Chief Executive Officer of Prodigy shall consult with an executive of SBC designated by SBC for transition and regarding all executive appointments.

        6.3  Company Headquarters.
             --------------------
        The company headquarters will be in White Plains, New York, unless the board of directors of Prodigy approves another location.

        6.4  Cooperation.
             -----------

        Subject to the terms and conditions of this Agreement, Prodigy and SBC agree to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

        6.5  Publicity.
             ---------

        Between the date hereof and the Closing Date (or, if the Closing does not occur, the date this Agreement terminates), Prodigy and SBC agree to consult with each other and to coordinate the issuance of any press release or similar public announcement or communication and prior to making any filings with any Third Party and/or Governmental Entity (including any national securities exchange) relating to the execution or performance of this Agreement or to the transactions contemplated hereby; provided, however, that no Party shall be
                                  --------  -------
restrained, after consultation with the other Parties, from making such disclosure as it shall be advised by counsel it is required by Law or by the applicable regulations of any stock exchange to make.

        6.6  Registration Rights.
             -------------------
        Prodigy shall comply with the provisions of the Registration Rights Agreement.

        6.7  Expenses.
             ---------

        Except as otherwise provided in Section 9.20 of this Agreement, whether or not any of the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expense.

                                  ARTICLE VII

                                  TERMINATION

        7.1  Termination by Mutual Consent.
             -----------------------------

        All or any portion of this Agreement may be terminated and any or all of the Prodigy Contribution, the Unit Issuance and SBC Contribution and the Investment Share Issuance may be abandoned at any time prior to the Closing, whether before or after the receipt of Prodigy Stockholder Approval, by mutual written consent of SBC and Prodigy by action of their respective boards of directors.

        7.2  Termination by Either Prodigy or SBC.
             ------------------------------------

        Prodigy may, by action of its board of directors, terminate this Agreement and SBC may, by action of its board of directors, terminate this Agreement, and the Prodigy Contribution, the Unit Issuance and SBC Contribution and the Investment Share Issuance, in the case of a termination by Prodigy, and the Unit Issuance and SBC Contribution and Investment Share Issuance, in the case of a termination by SBC, may be abandoned at any time prior to the Closing if (a) the Prodigy Contribution, the Unit Issuance and SBC Contribution and the Investment Share Issuance, in the case of Prodigy, or the Unit Issuance and SBC Contribution and Investment Share Issuance, in
the case of SBC, shall not have been consummated by the date that is six months (or nine months in the event of receipt of a request for additional information under the HSR Act) after the date hereof whether such date is before or after the date of the receipt of Prodigy Stockholder Approval (the "Termination
                                                              -----------
Date"), (b) Prodigy Stockholder Approval shall not have been obtained at a
----
meeting(s) duly convened therefor or at any adjournment or postponement thereof or pursuant to consent given in accordance with Section 228 of the Delaware General Corporation Law and the certificate of incorporation and by-laws of Prodigy prior to the Termination Date, (c) the approval of The Nasdaq Stock Market referred to in Sections 3.2(f)(ii) and 3.3(f)(ii) shall not have been obtained prior to the Termination Date or (d) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Unit Issuance and SBC Contribution or Investment Share Issuance, in the case of SBC, or the Prodigy Contribution, the Unit Issuance and SBC Contribution or the Investment Share Issuance, in the case of Prodigy, shall become final and non-appealable whether before or after the receipt of Prodigy Stockholder Approval; provided, that the
                                                             --------
right to terminate any or all of this Agreement pursuant to this Section 7.2 shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the transactions contemplated hereby to be consummated.

        7.3  Termination by SBC.
             ------------------

        (a) SBC may, by action of its board of directors, terminate its obligations and rights under this Agreement and the Unit Issuance and SBC Contribution and Investment Share Issuance may be abandoned at any time prior to the Closing, whether before or after the receipt of Prodigy Stockholder Approval, by action of the board of directors of SBC if there has been a material breach by Prodigy, Prodigy Sub or Operating Partnership of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by SBC to the Party committing such breach or if either of the Stockholders (as defined in the Voting Agreement) shall not execute and deliver to SBC the Voting Agreement and the irrevocable proxy required thereby at or prior to the date hereof.

        (b) This Agreement may be terminated and the Unit Issuance and SBC Contribution and the Investment Share Issuance may be abandoned at any time prior to the Closing, whether before or after the receipt of Prodigy Stockholder Approval, by action of the board of directors of SBC if any of the conditions set forth in Section 3.2 of this Agreement has not been satisfied as of the Termination Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of SBC or SBC Sub to comply fully with its respective obligations hereunder) and SBC has not waived such condition on or before the Termination Date.

        7.4  Termination by Prodigy.
             ----------------------

        (a) This Agreement may be terminated and the Prodigy Contribution, the Unit Issuance and SBC Contribution and the Investment Share Issuance may be abandoned at any time prior to the receipt of Prodigy Stockholder Approval by action of the board of directors of Prodigy in accordance with Section 5.3(b) of this Agreement.

        (b) This Agreement may be terminated and the Prodigy Contribution, the Unit Issuance and SBC Contribution and the Investment Share Issuance may be abandoned at any time prior to the Closing, whether before or after the receipt of Prodigy Stockholder Approval, by action of the board of directors of Prodigy if there has been a material breach by SBC or SBC Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Prodigy to the Party committing such breach.

        (c) This Agreement may be terminated and the Prodigy Contribution, the Unit Issuance and SBC Contribution and the Investment Share Issuance may be abandoned at any time prior to the Closing, whether before or after the receipt of Prodigy Stockholder Approval, by action of the board of directors of Prodigy, if any of the conditions set forth in Section 3.3 of this Agreement has not been satisfied as of the Termination Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Prodigy, Prodigy Sub or Operating Partnership to comply fully with its respective obligations hereunder) and Prodigy has not waived such condition on or before the Termination Date.

        7.5  Effect of Termination and Abandonment.
             --------------------------------------

        In the event of termination of this Agreement and the abandonment of the Prodigy Contribution, the Unit Issuance and SBC Contribution and Investment Share Issuance pursuant to this Article VII, this Agreement (other than this
Section 7.5 and Sections 6.7 (Expenses), 9.2 (Governing Law), 9.3 (Venue; WAIVER OF JURY TRIAL) and 9.19 (Confidentiality), which shall remain in full force and effect) shall become void and of no effect and no Party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives) shall have any liability or further obligation to any other Party hereto, except as provided in this Section 7.5; provided, however, that if
                                                      --------  -------
this Agreement is terminated by a Party because of the breach of this Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's rights to pursue all legal remedies will survive such termination unimpaired. Notwithstanding the foregoing, Prodigy shall, within two business days after termination of this Agreement, pay SBC $45 million if this Agreement is terminated by Prodigy pursuant to Section 7.4(a) hereof.

                                 ARTICLE VIII

                         SURVIVAL AND INDEMNIFICATION

        8.1  Survival.
             --------

        Notwithstanding (a) the making of this Agreement, (b) any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, agreement, undertaking or obligation made by or on behalf of the Parties hereto, (c) the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement, undertaking or obligation, and (d) the Closing hereunder:

            (i) All of the representations and warranties of the Parties contained in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive the Closing until the first anniversary of the Closing Date, except for the representations and warranties contained in
                     ------
(A) Section 4.1(k) (Capitalization) and Section 4.1(s)(Environmental Matters) both of which shall survive the execution and delivery of this Agreement and the Closing indefinitely, and (B) Section 4.1(l) (Taxes) and Section 4.1(r) (Employee Matters), which shall survive the execution and delivery of this Agreement and the Closing until 90 days after the expiration of all relevant statutes of limitations (and any extensions thereof).

            (ii) All of the covenants, agreements, undertakings and obligations of the Parties contained in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive until fully performed or fulfilled, unless non-compliance with such covenants, agreements, undertakings or obligations is waived in writing by the Party or Parties entitled to such performance.

No claim for indemnification, reimbursement or any other remedy pursuant to Sections 8.2 and 8.3 hereof may be brought with respect to breaches of representations or warranties contained herein after the applicable expiration date set forth in clause (i) of this Section 8.1; provided, however, that if,
                                                  --------  -------
prior to such applicable date, a Party hereto shall have notified the other Party hereto in writing of a claim for indemnification under this Article VIII (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article VIII notwithstanding such expiration date.

        8.2  Indemnification and Reimbursement by Prodigy.
             --------------------------------------------

        Prodigy shall indemnify and hold harmless SBC and its successors, assigns, stockholders, controlling persons, officers, directors, employees, agents, representatives and Affiliates or direct or indirect owners of any of the foregoing (collectively, the "SBC
                                  ---

Indemnified Persons") from and against, and shall reimburse the SBC Indemnified
-------------------
Persons for, any and all Damages incurred thereby or caused thereto based on, arising out of, resulting from, relating to, or in connection with:

        (a) Any breach of or inaccuracy in any representation or warranty made by Prodigy, Prodigy Sub or Operating Partnership in this Agreement or any other certificate or document delivered by Prodigy, Prodigy Sub or Operating Partnership pursuant to this Agreement, other than those, if any, that have been waived in writing by SBC;

        (b) Any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation of Prodigy, Prodigy Sub or Operating Partnership set forth in this Agreement, other than those, if any, that have been waived in writing by SBC; or

        (c) Any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Prodigy, Prodigy Sub or Operating Partnership or any Prodigy Subsidiary (or any Person acting on their behalf) in connection with any of the transactions contemplated herein.

For purposes of this Article VIII and for purposes of determining whether SBC is entitled to indemnification from Prodigy pursuant to this Section 8.2 and for calculating Damages hereunder, any breach of or inaccuracy in any representation or warranty of Prodigy shall be determined without regard to any materiality qualifications set forth in such representation or warranty, and all references to the terms "material", "materially", "materiality", "Prodigy Material Adverse Effect" or any similar terms shall be ignored for purposes of determining whether such representation or warranty was true and correct when made.

        8.3  Indemnification and Reimbursement by SBC.
             ----------------------------------------

        SBC shall indemnify and hold harmless Prodigy and its successors, assigns, stockholders, controlling persons, officers, directors, employees, agents, representatives and Affiliates or direct or indirect owners of any of the foregoing (collectively, the "Prodigy Indemnified Persons") from and
                                  ---------------------------
against, and shall reimburse the Prodigy Indemnified Persons for, any and all Damages incurred thereby or caused thereto based on, arising out of, resulting from, relating to, or in connection with:

        (a) any breach of or inaccuracy in any representation or warranty made by SBC or SBC Sub in this Agreement or in any other certificate or document delivered by SBC or SBC Sub pursuant to this Agreement, other than those, if any, that have been waived in writing by Prodigy;

        (b) any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation of SBC or SBC Sub set forth in this Agreement, other than those, if any, that have been waived in writing by Prodigy; or

        (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with SBC or SBC Sub (or any Person acting on its behalf) in connection with any of the transactions contemplated herein.

For purposes of this Article VIII and for purposes of determining whether Prodigy is entitled to indemnification from SBC pursuant to this Section 8.3 and for calculating Damages hereunder, any breach of or inaccuracy in any representation or warranty of SBC shall be determined without regard to any materiality qualifications set forth in such representation or warranty, and all references to the terms "material", "materially", "materiality", "material adverse effect" or any similar terms shall be ignored for purposes of determining whether such representation or warranty was true and correct when made.

        8.4  Limitations on Amount - Prodigy.
             -------------------------------

        (a) Prodigy shall not be liable for Damages arising in connection with its indemnification obligations under Section 8.2 hereof until the amount of such Damages exceeds $30 million, in the aggregate. If the aggregate amount of such Damages exceeds $30 million, Prodigy shall be liable for all such Damages, including the first $30 million. No breach of any representation or warranty, covenant or agreement shall be deemed to have occurred unless the actual Damages incurred as a result thereof is in excess of $5 million.

        (b) The limitations set forth in this Section 8.4 will not apply to any intentional or willful breach of any of Prodigy's representations and warranties or any intentional or willful breach by either Prodigy or any Subsidiary of Prodigy of any covenant, agreement, undertaking or obligation, and Prodigy shall be liable for all Damages with respect to such breach or breaches.

        8.5  Limitations on Amount - SBC.
             ---------------------------

        (a) SBC shall not be liable for Damages arising in connection with its indemnification obligations under Section 8.3 hereof until the amount of such Damages exceeds $30 million, in the aggregate. If the aggregate amount of such Damages exceeds $30 million, SBC shall be liable for all such Damages, including the first $30 million. No breach of any representation or warranty, covenant or agreement shall be deemed to have occurred unless the actual Damages incurred as a result thereof is in excess of $5 million.

        (b) The limitations set forth in this Section 8.5 will not apply to any intentional or willful breach of any of SBC's representations and warranties or any intentional or willful breach by either SBC or any Subsidiary of SBC of any covenant, agreement, undertaking or obligation, and SBC shall be liable for all Damages with respect to such breach or breaches.

        8.6  Notice and Payment of Claims.
             ----------------------------

        (a)  Notice. The Party entitled to indemnification pursuant to this
Article VIII (the "Indemnified Party") shall notify the Party liable for
                   -----------------
indemnification pursuant to this Article VIII (the "Indemnifying Party") within
                                                    -----------------
ten (10) days after becoming aware of, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify, any Damages that the Indemnified Party shall have determined to have given or is reasonably likely to give rise to a claim for indemnification hereunder, and the Indemnifying Party shall be given access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. Notwithstanding the foregoing, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it is prejudiced by the Indemnified Party's failure to give such notice.

        (b)  Payment.  In the event an action for indemnification under this
             -------
Article VIII shall have been finally determined, such final determination shall be paid by the Indemnifying Party to the Indemnified Party on demand in immediately available funds in U.S. dollars; provided, however, that any payments to SBC Indemnified Persons shall be increased by a factor of 1.75 (subject to proportionate reduction based on reductions in SBC's voting interest in Prodigy, if any). An action, and the liability for and amount of Damages therefor, shall be deemed to be "finally determined" for purposes of this
Article VIII when the parties to such action have so determined by mutual agreement or, if disputed, when a final non-appealable Order shall have been entered.

        (c)  Interest.  Any amounts not paid when due pursuant to this Article
             --------
VIII shall bear interest from the date thereof until the date paid at a rate equal to 6% per annum.

        8.7  Procedure for Indemnification - Third Party Claims.
             --------------------------------------------------
        (a) Upon receipt by an Indemnified Party of notice of the commencement of any action by a Third Party (a "Third Party Claim") against it, such
                                   -----------------
Indemnified Party shall, if a claim is to be made against an Indemnifying Party under this Article VIII, give notice to the Indemnifying Party of the commencement of such Third Party Claim as soon as practicable, but in no event later than ten (10) days after the Indemnified Party shall have been served, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Claim is prejudiced by the Indemnified Party's failure to give such notice.

        (b) If a Third Party Claim is brought against an Indemnified Party and it gives proper notice to the Indemnifying Party of the commencement of such Third Party Claim, the Indemnifying Party will, unless the claim involves Taxes, be entitled to participate in such Third Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Third Party Claim and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim) to assume the defense of such Third Party Claim with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall not, as long as it legitimately conducts such defense, be liable to the Indemnified Party under this Article VIII for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim, other than reasonable costs of investigation.

     If the Indemnifying Party assumes the defense of a Third Party Claim, (i) it shall be conclusively established for purposes of this Agreement that the claims made in such Third Party Claim are within the scope of and subject to indemnification; (ii) no compromise, discharge or settlement of, or admission of liability in connection with, such claims may be effected by the Indemnifying Party without the Indemnified Party's written consent (which consent shall not be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and
(B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; (iii) the Indemnifying Party shall have no liability with respect to any compromise or settlement of such claims effected without its written consent; and (iv) the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, and shall have the right to participate, at the Indemnified Party's sole expense, in such defense, with counsel selected by it. If proper notice is given to an Indemnifying Party of the commencement of any Third Party Claim and the Indemnifying Party does not, within ten (10) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Indemnified Party.

        (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may materially adversely affect it or its successors, assigns, stockholders, controlling persons, officers, directors, employees, agents, representatives or Affiliates or direct or indirect owners of any of the foregoing other than as a result of monetary damages for which it could be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Third Party Claim, but the Indemnifying Party shall not be bound by any determination of a Third Party Claim so defended or any compromise or settlement effected without its written consent (which may not be unreasonably withheld or delayed).

        (d) The Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a Third Party Claim is brought against the Indemnified Party for purposes of any claim that the Indemnified Party may have under this Agreement with respect to such Third Party Claim or the matters alleged therein, and agree that process may be served on the Indemnifying Party with respect to such a claim anywhere in the world.

        8.8  Other Indemnification Provisions.
             --------------------------------

        The indemnification rights provided by this Article VIII shall be the exclusive remedy of any Indemnified Party hereunder seeking money damages with respect to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation of the Parties set forth in this Agreement. Notwithstanding the foregoing, any Indemnified Party hereunder shall have the right to seek specific performance or other injunctive relief with respect to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation of the Parties set forth in this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

        9.1  Assignment.
             ----------

        Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties hereto. Any attempted assignment that does not comply with this Section 9.1 shall be void.

        9.2  Governing Law.
             -------------

        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

        9.3  Venue; WAIVER OF JURY TRIAL.
             ---------------------------

        The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this

Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
9.5 of this Agreement or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.3.

        9.4  Counterparts.
             ------------

        This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and may be executed by facsimile signature. All counterparts shall collectively constitute one and the same Agreement.

        9.5  Notices
             -------

        In any case where any notice or other communication is required or permitted to be given hereunder, such notice or communication shall be in writing and deemed to have been duly given and delivered: (a) if delivered in person, on the date of such delivery; (b) if sent by overnight express or registered or certified mail (with return receipt requested), on the date of receipt of such mail; or (c) if sent by confirmed facsimile transmission

(with answer back received), on the date of such facsimile transmission provided
                                                                        --------
that notice is also sent on the same day by one of the methods set forth in (a) or (b) above. Such notice or other communication shall be sent to the following address(es) (or such other address(es) as a Party may designate from time to time in writing):

                            If to SBC or SBC Sub:

                                SBC Communications Inc.
                                175 East Houston Street
                                San Antonio, Texas 78705
                                Facsimile:  210-351-5034
                                Attention:  James S. Kahan
                                            Senior Vice President
                                            Corporate Development

                            With copies, which shall not constitute notice, to:

                                SBC Communications Inc.
                                175 East Houston Street
                                San Antonio, Texas 78705
                                Facsimile:  210-351-3488
                                Attention:  Senior Counsel - M&A

                                Sullivan & Cromwell
                                125 Broad Street
                                New York, New York 10004
                                Facsimile:  212-558-3588
                                Attention:  Joseph B. Frumkin
                                            Keith A. Pagnani

                            If to Prodigy, Prodigy Sub or Operating Partnership:

                                Prodigy Communications Corporation
                                44 South Broadway
                                White Plains, New York 10601
                                Facsimile:  914-448-8198
                                Attention:  Andrea S. Hirsch


                            With a copy, which shall not constitute notice, to:

                                Hale and Dorr LLP
                                60 State Street
                                Boston, Massachusetts 02109
                                Facsimile:  617-526-5000

            Attention:  David Westenberg

       9.6   Entire Agreement.
             ----------------

                The terms and conditions contained in this Agreement (including the exhibits and schedules attached hereto) constitute the entire agreement between or among the Parties relating to the subject matter of this Agreement and shall supersede all previous communications between the Parties with respect to the subject matter of this Agreement. No Party has entered into this Agreement in reliance upon any representation, warranty, covenant or undertaking of any other Party that is not set out or referred to in this Agreement.

       9.7   Amendment.
             ---------
                Except as expressly provided otherwise in this Agreement, this Agreement may be varied, amended or extended only by written agreement executed and delivered by duly authorized officers or representatives of the respective Parties.

       9.8   Severability.
             ------------

       In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable in a final, unappealable Order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and shall be inoperative, and the Parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the Parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the Parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable Law, rule or regulation makes it unlawful for a Party to comply with any of its obligations hereunder, the Parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such Law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

       9.9   Headings; Recitals.
             ------------------

       The descriptive headings of the articles and sections of this Agreement and its Schedules and Exhibits and the recitals herein are inserted for convenience only and do not constitute a part of this Agreement.

       9.10  No Waiver of Rights.
             -------------------

       No failure or delay on the part of a Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No waiver shall be effective unless in writing signed by the waiving Party.

        9.11  Remedies Cumulative.
              -------------------

        Unless expressly provided otherwise herein, all rights and remedies granted to each Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies otherwise available to such Party at law or in equity.

        9.12  No Agency.
              ---------

        Each of the Parties hereto is an independent contractor and shall have no right, power or authority to assume or create any obligation or responsibility on behalf of any of the other Parties. This Agreement shall not create or imply, or be construed to create or imply, any partnership, association, agency, or joint venture between or among the Parties.

        9.13  No Third Party Beneficiaries
              ----------------------------

        This Agreement is entered into solely among, and may be enforced only by, the Parties hereto. This Agreement shall not be deemed to create any rights in any third parties, including suppliers, customers and employees of any Party, or to create any obligations of a Party to any such third parties.

        9.14  Force Majeure
              -------------

        If any circumstance beyond the reasonable control of any Party occurs which delays or renders impossible the performance of that Party's obligations under this Agreement on the dates herein provided, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such Party shall notify the other Parties in writing as soon as practicable, but in no event more than ten days, after the occurrence of such force majeure. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event, provided that such Partner who fails because of force majeure to perform
       --------
its obligations hereunder shall use commercially reasonable efforts to implement work-arounds or otherwise minimize the length of the delay and to resume promptly performance upon the cessation of the force majeure. Events of force majeure shall include war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, power outages, and acts of God; provided, however, that, in the event that a change in any applicable Law, rule
--------  -------
or regulation makes it unlawful for a Party to comply with any of its obligations hereunder and could be considered an event of force majeure, the characterization of such change in Law, rule or regulation as an event of force majeure shall be without prejudice to the obligations of the Parties under
Section 9.8 above.

        9.15  Further Assurances; Affiliates.
              ------------------------------

        In addition to any other obligations set forth in the Agreement, each Party agrees to take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement. Unless otherwise expressly set forth herein, any agreement by a Party to take or refrain from taking any action shall constitute an agreement by such Party to cause each of its Subsidiaries, and to use all reasonable best efforts to cause each of its Affiliates, to so act or refrain from acting.

        9.16  Export Controls.
              ---------------

        Each Party agrees to comply fully with all relevant export laws and regulations of the United Sates to ensure that no information or technical data provided pursuant to this Agreement is exported or re-exported directly or indirectly in violation of Law.

        9.17  Negotiated Terms.
              ----------------

        Each Party acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between the Parties of all risks (both known and unknown) associated with the transactions contemplated by this Agreement.

        9.18  Principles of Construction.
              --------------------------

        In this Agreement and all other attached Schedules, Exhibits or Attachments to this Agreement, unless otherwise expressly indicated or required by the context:

        (a) reference to and the definition of any document shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified, in writing, from time to time but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

        (b) references in this Agreement to any statute, decree or regulation shall be construed as a reference to such statute, Law, decree or regulation as re-enacted, redesignated, amended or extended from time to time and references herein or in this Agreement to any document or agreement shall be deemed to include references to such document or agreement as amended, varied, supplemented or replaced from time to time in accordance with such document's or agreement's terms;

        (c) defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

        (d) the words "including" or "includes" shall be deemed to mean "including without limitation" and "including but not limited to" (or "includes without limitation" and "includes but is not limited to") regardless of whether the words "without limitation" or "but not limited to" actually follow the term;

        (e) accounting terms used herein but not defined herein shall have their respective meanings provided under GAAP;

        (f) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or its Schedules or Exhibits shall refer to this Agreement and its Schedules and Exhibits as a whole and not to any particular provision hereof or thereof, as the case may be; and

        (g) any reference herein to a time of day means the time of day in New York, New York.

        9.19  Confidentiality.
              ---------------

        The Parties shall maintain the confidentiality of this Agreement and of any provisions of this Agreement in accordance with any applicable laws, rules and regulations.

        9.20  Transfer Taxes.
              --------------
        All Transfer Taxes imposed on transfers to Operating Partnership pursuant to this Agreement shall be paid by Prodigy.

        9.21  Legend.
              ------

        The share certificates evidencing the SBC Units and the share certificate evidencing the Investment Share (unless a registration statement under the Securities Act with respect to such SBC Units or Investment Share is then effective) shall bear the following legend until such time as SBC or any transferee thereof delivers an opinion of counsel reasonably acceptable to Prodigy to the effect that such legend is no longer required under the Securities Act:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.

                    SBC COMMUNICATIONS INC.


                    By: /s/ James S. Kahan
                        -------------------------
                       Name:  James S. Kahan
                       Title: Senior Executive Vice President - Corporate Development

                    SBC INTERNET COMMUNICATIONS, INC.


                    By: /s/ Stephen A. McGaw
                        -------------------------
                       Name:  Stephen A. McGaw
                       Title:  President

                    PRODIGY COMMUNICATIONS CORPORATION


                    By: /s/ Andrea S. Hirsch
                        -------------------------
                       Name: Andrea S. Hirsch
                       Title:  Executive Vice President

                    PRODIGY TRANSITION CORPORATION


                    By: /s/ Andrea S. Hirsch
                        -------------------------
                       Name: Andrea S. Hirsch
                       Title:  Vice President

                    PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP

                    By: Prodigy Communications Corporation, as general partner of Prodigy Communications Limited Partnership


                    By: /s/ Andrea S. Hirsch
                        -------------------------
                       Name: Andrea S. Hirsch
                       Title: Executive Vice President

                                                                     (Exhibit C)
                                    FORM OF

                              AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                                      FOR

                   PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP


                                  By and Among

                       PRODIGY COMMUNICATIONS CORPORATION

                       SBC INTERNET COMMUNICATIONS, INC.

                                      and

                         PRODIGY TRANSITION CORPORATION


                          Dated as of ______ __, ____

                               TABLE OF CONTENTS
                               -----------------



                                                                  Page No.
                                                                  --------

ARTICLE 1  OFFICES AND PURPOSES; DEFINITIONS......................   1

       1.1  Principal Office......................................   1
       1.2  Registered Office and Agent...........................   1
       1.3  Purposes and Powers...................................   2
       1.4  Definitions...........................................   2

ARTICLE 2  PARTNERS AND FINANCIAL MATTERS.........................   6

       2.1  Identity of Partners..................................   6
       2.2  Limitation of Liability of Partners...................   6
       2.3  Initial Capital Contributions.........................   7
       2.4  Additional Capital Contributions......................   7
       2.5  Initial Percentage Interests and Units................   7
       2.6  Withdrawals of Capital; Interest......................   8
       2.7  Tax Classification and Treatment......................   8
       2.8  Tax Allocations and Capital Accounts..................   9
       2.9  Distributions.........................................  11
       2.10 Accounting and Books of Account.......................  12
       2.11 Tax Returns...........................................  12
       2.12 Banking...............................................  13
       2.13 Tax Matters Partner...................................  13
       2.14 Reports...............................................  13
       2.15 Freedom of Action.....................................  13
       2.16 Tax Elections and Accounting..........................  15

ARTICLE 3   MANAGEMENT............................................  15

       3.1  General Partner.......................................  15
       3.2  Officers..............................................  17

ARTICLE 4   ACTIONS BY PARTNERS...................................  17

       4.1  Meetings..............................................  17
       4.2  Quorum for Meetings and Vote of the Partners..........  18
       4.3  Written Action without a Meeting; Telephone Meetings..  18
       4.4  Proxies...............................................  18

ARTICLE 5   DISSOLUTION AND LIQUIDATION...........................  18

       5.1  Events of Dissolution.................................  18
       5.2  Procedure Upon Dissolution............................  19
       5.3  Liquidating Trustee...................................  20
       5.4  Powers of the Liquidating Trustee.....................  20
       5.5  Duties of Liquidating Trustee.........................  21
       5.6  Withdrawal of Limited Partners........................  21
       5.7  Indemnification of Liquidating Trustee................  22
       5.8  Contributions for Deficiencies........................  22

ARTICLE 6   INDEMNIFICATION.......................................  22

       6.1  General...............................................  22
       6.2  Nonexclusivity........................................  23
       6.3  Enforcement...........................................  23
       6.4  Insurance.............................................  23

ARTICLE 7  TRANSFERABILITY OF UNITS...............................  24

       7.1  Transfer of Units.....................................  24
       7.2  Transfer of General Partner Interests.................  24

ARTICLE 8  UNITS; CERTIFICATES....................................  24
       8.1  Certificates..........................................  24
       8.2  Lost or Destroyed Certificates........................  25
       8.3  Transfer of Units.....................................  25
       8.4  Exchange of Units.....................................  25
       8.5  Combinations and Subdivisions.........................  27
       8.6  Incentive Plans; Registered and Private Offerings.....  27

ARTICLE 9  MISCELLANEOUS..........................................  28

       9.2  Governing Law.........................................  28
       9.3  Counterparts..........................................  28
       9.4  Headings; Recitals....................................  28
       9.5  Integration...........................................  28
       9.6  Severability..........................................  29
       9.7  Notices...............................................  29
       9.8  Further Assurances....................................  31
       9.9  No Third Party Beneficiaries..........................  31
       9.10 Assignment............................................  31
       9.11 Successors and Assigns................................  31
       9.12 No Agency.............................................  31
       9.13 Consent to Jurisdiction; Venue; WAIVER OF JURY TRIAL..  31

       9.14  Equitable Remedies...................................  32
       9.15  Principles of Construction...........................  32
       9.16  No Waiver of Rights..................................  33
       9.17  Force Majeure........................................  33
       9.18  Negotiated Terms.....................................  34

                              AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                 FOR PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP

     THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (as amended from time to time in accordance with its terms, this "Agreement"), dated as of ______
                                                 ---------
__, ____, by and among Prodigy Communications Corporation, a Delaware corporation (in its capacity as general partner of the Partnership, together with any additional or substitute general partners of the Partnership, the

"General Partner" or "Public Corp."), Prodigy Transition Corporation, a Delaware
----------------      ------------
corporation, as the Initial Limited Partner (the "Initial Limited Partner"), and
                                                  -----------------------
SBC Internet Communications, Inc., a Delaware corporation ("SBC Partner").  This
                                                            -----------
Agreement constitutes the "limited partnership agreement" for PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP (the "Partnership"), a limited partnership
                                         -----------
formed under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act"). Capitalized terms used but not defined herein
                        ---
shall have the meaning assigned to such terms in the Investment Agreement (as defined below).

     WHEREAS, the Partnership was formed as a limited partnership pursuant to the Act by the filing of a Certificate of Limited Partnership with the Office of the Secretary of State of Delaware on November 19, 1999, and in connection therewith, the General Partner and the Initial Limited Partner entered into a Limited Partnership Agreement of the Partnership, dated as of November 19, 1999 (the "Original Partnership Agreement");
      ------------------------------

     WHEREAS, the parties hereto desire to amend and to restate the Original Partnership Agreement to provide for the admission of SBC Partner, as a Limited Partner and the withdrawal of the Initial Limited Partner from the Partnership and to establish the respective rights and obligations of SBC Partner and the General Partner with respect to the Partnership.

     Now therefore, in consideration of the respective covenants and agreements contained herein, the Original Partnership Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE 1


                       OFFICES AND PURPOSES; DEFINITIONS

     1.1  Principal Office. The principal office of the Partnership shall be
          ----------------
located at such place as may be determined by the General Partner. The principal office may be changed by the General Partner at any time. The Partnership may have such other offices as the General Partner may designate or as the business of the Partnership may from time to time require.

     1.2  Registered Office and Agent. The registered office of the Partnership,
          ---------------------------
as required by the Act to be maintained in the State of Delaware, shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the original registered agent at such address shall be The Corporation Trust Company. The registered office and registered agent may be changed from time to time by the General Partner and by the filing of the prescribed forms with and the payment of any prescribed fees to the Delaware Secretary of State.

     1.3  Purposes and Powers. The Partnership has been formed for the following
          -------------------
purposes:

          (i) To create, manage, operate and market an Internet access service providing broadband and narrowband Internet access targeted at consumers and small businesses in the United States and to engage in any and all legal action in furtherance thereof; and

          (ii) Subject to Sections 2.1 and 3.1 of the By-Laws, the Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and the Business, and shall have, without limitation (other than the limitations imposed by Sections 2.1 and 3.1 of the By-Laws), any and all of the powers that may be exercised on behalf of the Partnership by the General Partner pursuant to this Agreement.

     1.4  Definitions. As used herein, the following terms have the following
          -----------
meanings:

     "Affiliate" of any specified Person means any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the specified Person.

     "Bankruptcy" means with respect to any Person (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (b) the institution by such Person of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Book Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes; provided, however, (i) the initial Book Value of any asset contributed to the Partnership shall be adjusted to equal its gross fair market value at the time of its contribution and (ii) the Book Values of all assets held by the Partnership shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) upon an adjustment to the Capital Accounts of the Partners described in Section 2.8(a)(vi). The Book Value of any asset whose Book Value was adjusted pursuant to the preceding sentence thereafter shall be adjusted in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

     "Business" means the business of the Partnership as specified in the Business Plan as of the date of determination.

     "Business Day" means any day other than Saturday, Sunday or a day on which banks in the City of New York, New York are authorized or obligated by law or executive order to close.

     "Business Plan" means the two-year operating plan of the Partnership (including the then-current (i) Development Plan and (ii) Marketing Plan)(as defined in the Strategic Agreement)) and each subsequent two-year operating plan of the Partnership.

     "By-laws" mean the Amended and Restated By-Laws of Public Corp., as adopted on the Closing Date.

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership as duly filed with the Secretary of State of the State of Delaware on November 19, 1999 pursuant to the Act, as amended or restated from time to time.

     "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Public Corp. as filed on the Closing Date with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law and in accordance with Investment Agreement, as amended or restated from time to time.

     "Class A Common Stock" shall have the meaning assigned in the Certificate of Incorporation.

     "Code" means the Internal Revenue Code of 1986, as amended as of the date hereof.

     "Control," including its various tenses and derivatives (such as "Controlled"), means, with respect to any Person, the presence of one of the following: (i) the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% of the capital or voting stock (or other ownership or voting interest, if not a corporation) of such Person or (ii) the ability, directly or indirectly, to direct the voting of a majority of the directors of such Person's board of directors or, if the Person does not have a board of directors, a majority of the positions on any similar body, whether through appointment, voting agreement or otherwise.

     "Investment Agreement" means the Investment, Issuance, Contribution and Assumption Agreement, dated as of November 19, 1999, by and among SBC Communications Inc., SBC Partner, Public Corp., the Initial Limited Partner and the Partnership, as amended from time to time.

     "Limited Partners" means, at any time, SBC Partner, if at such time it owns a Partnership Interest in the Partnership, and any additional or substitute limited partners of the Partnership admitted in accordance with this Agreement.

     "Liquidating Trustee" means the liquidating trustee of the Partnership provided for in Section 5.3 hereof.

     "Net Income" and "Net Loss" for any taxable period shall mean the taxable income or loss, as the case may be, of the Partnership for such period determined in accordance with Code Section 703(a) computed with the following adjustments:

        (i) Items of gain, loss, and deduction shall be computed based upon the Book Values of the Partnership's assets (in accordance with Treasury Regulation Section 1.70(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets' adjusted bases for federal income tax purposes;

        (ii) Any tax exempt income received by the Partnership shall be included as an item of gross income;

        (iii) The amount of any adjustments to the Book Values of any assets of the Partnership pursuant to Code Section 743 shall not be taken into account;

        (iv) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) (including any expenditure treated as being described in Code
Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section (704(b)) shall be treated as a deductible.

        (v) The amount of items of income, gain, loss, or deduction specially allocated to any Partners pursuant to Sections 2.8(d), 2.8(e), and 2.8(f) shall not be included in the computation; and

        (vi) The amount of any items of Net Income or Net Loss deemed realized pursuant to Section 2.8(a)(v) shall be included in the computation.

     "Partners" mean the General Partner and SBC Partner and any other person admitted to the Partnership as a partner.

     "Partnership Interest" means, the interest representing a Partner's interest in the Partnership.

     "Percentage Interest" means a Partner's aggregate percentage interest in the Partnership as determined by dividing the number of Units owned by such Partner by the number of Units then owned by all Partners. The Percentage Interests of the Partners as of the effective date of the Agreement are set forth in Section 2.5.

     "Person" means a natural person, a corporation, a limited liability company, a partnership, a trust, a joint venture, any governmental authority, or any other entity or organization.

     "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are in effect on the date hereof.

     "Retail ISP Service" means any service for consumers and small businesses using any transport at any speed via any device providing connectivity to the Internet anywhere in the United States via a single IP address at any one time, integrated with the provision of e-mail services, access to Usenet newsgroup, chat or instant messaging and a default screen linking to an aggregation of a broad variety of Internet-based content and excludes any Web hosting services.

     "Strategic Agreement" means the Strategic and Marketing Agreement, dated as of November 19, 1999, by and among SBC Communications Inc., SBC Partner, Public Corp. and the Partnership, as amended from time to time.

     "Subscriber" means with respect to any Retail ISP Service, a subscriber that has remained a subscriber for at least one monthly billing cycle (excluding any unpaid trial period) and has paid at least one monthly bill.

     "Transfer" means any disposition of all or a portion of a Partnership Interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, put, transfer, distribution, gift, bequest or disposal.

     "Unit" means an interest (or portion thereof) of a Partner or an assignee in the Partnership representing such fractional part of the interests of all Partners or assignees pursuant to this Agreement as is equal to the quotient of one divided by the number of outstanding Units in the Partnership. The number of Units initially issued to, and the Percentage Interest held by, each Partner are set forth on Schedule 2.5 attached hereto. The General Partner shall modify
Schedule 2.5 attached hereto from time to time to reflect changes in Units and Percentage Interests held by the Partners or assignees due to Transfers of Units or other events permitted by the terms of this Agreement.

     In addition, the following terms are defined in the following Sections of this Agreement:

       Term                                 Reference
       ----                                 ---------

       Act                                 Introduction
       Agreement                           Introduction
       Another Enterprise                  6.1
       Book Capital Account                2.8(a)(i)
       Capital Accounts                    2.8(a)(iii)

       Capital Call                        2.4(a)
       Capital Call Notice                 2.4(a)
       Covered Person                      2.15(d)
       Event of Dissolution                5.1
       General Partner                     Introduction
       Imputed Capital Account             2.8(a)(ii)
       Indemnitees                         6.1
       Initial Limited Partner             Introduction
       Objection Notice                    2.11
       Officers                            3.2
       Other Enterprise                    6.1
       Partner                             Introduction
       Partnership                         Introduction
       Partnership Tax Returns             2.11
       Proceeding                          6.1
       Public Corp.                        Introduction
       Relevant Tax Audits                 2.13
       Revaluation                         2.8(e)
       SBC                                 5.2(f)
       SBC Partner                         Introduction
       Securities Act                      8.1
       Tax Matters Partner                 2.13

                                   ARTICLE  2


                         PARTNERS AND FINANCIAL MATTERS




     2.1  Identity of Partners.  Without the need for any additional action on
          --------------------
the part of any Person, (i)Public Corp. shall continue to be a general partner of the Partnership and (ii) SBC Partner is hereby admitted as a limited partner of the Partnership. Upon the admission of SBC Partner as a limited partner, the Initial Limited Partner shall be deemed to have withdrawn from the Partnership as a limited partner. Upon such withdrawal, the Initial Limited Partner shall have its capital contribution returned to it without any interest or deduction and shall have no further interest in the Partnership. The Partners shall consist of the General Partner and the Limited Partner. Subject to the prior written consent of the Partners, but subject to Article 7, a new Person may be admitted from time to time as a Limited Partner; provided, however, that each
                                                 --------  -------
such new Limited Partner shall execute an appropriate supplement to this Agreement pursuant to which the new Limited Partner agrees to be bound by and subject to all of the terms and conditions of this Agreement. Admission of a new Limited Partner shall not be cause for the dissolution of the Partnership.


     2.2  Limitation of Liability of Partners.  Except as otherwise provided for
          -----------------------------------
herein and in the Act, no Limited Partner (in its capacity as Limited Partner) shall be required under any circumstance to contribute to the capital of the Partnership any amount beyond that amount required pursuant to this Article 2, nor shall any Limited Partner (in its capacity as a Limited Partner) be obligated to lend any funds to the Partnership. No Limited Partner (in its capacity as a limited partner of the Partnership) shall have any obligation with respect to any debts, obligations or liabilities of the Partnership whether arising in contract, tort or otherwise. No Limited Partner, in its capacity as such, except as otherwise provided herein, shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership. The Limited Partners shall not have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. A Limited Partner shall have no rights other than those specifically provided herein or granted by law. A Limited Partner and its Affiliates or an employee, agent, director or officer thereof may also be an employee, agent, director or officer of the Partnership or the General Partner. The existence of these relationships and acting in such capacities will not result in a Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the liability of the Limited Partner or the Person so acting.



     2.3  Initial Capital Contributions.  Each of the Partners shall make an
          -----------------------------
initial capital contribution to the Partnership, to which Code Section 721 will apply, of the assets and liabilities set forth in Article II of the Investment Agreement.



     2.4  Additional Capital Contributions.  Except as provided in Section 2.3
          --------------------------------
hereof or this Section 2.4, no Partner shall have any obligation to make any capital contribution to the Partnership. In the event that the Limited Partners determine that the Partnership needs additional capital to satisfy its business objectives, the General Partner shall make a capital call (a "Capital Call") to
                                                           ----------------
the Partners by delivering to each such Partner a written notice (a "Capital
                                                                     -------
Call Notice") specifying the amount of such Capital Call, the time and manner
-----------
for satisfying such Capital Call and the proposed use of the proceeds thereof. The General Partner shall have the authority to specify any penalties or consequences to be imposed on defaulting Partners.



     2.5  Initial Percentage Interests and Units.  Once the initial capital
          --------------------------------------
contributions have been made pursuant to Section 2.3 hereof, the Partners shall have the following respective Percentage Interests and Units in the Partnership (as also set forth on Schedule 2.5 hereto which schedule may be modified by the General Partner from time to time in accordance with the terms of this Agreement):

                  Percentage Interest    Units
                  -------------------    -----

     Public Corp.        __%             [___]*

     SBC Partner         __%             [___]**

     2.6  Withdrawals of Capital; Interest.  Except as otherwise provided
          --------------------------------
herein, no Partner shall have the right to withdraw any part of its capital contributions to the Partnership without the consent of the other Partners. No interest shall be paid on or on account of any capital contributions to the Partnership.



     2.7  Tax Classification and Treatment.  It is the intention of the Partners
          --------------------------------
that the Partnership will be classified as a partnership for purposes of federal and any state income tax law. The General Partner is authorized to make any election it may deem to be prudent to maintain partnership classification. The Partnership shall take all reasonable actions to prevent its being treated as a "publicly traded partnership" under Code Section 7704.



-----------------------------
     * Public Corp. shall have a number of Units equal to the number of issued and outstanding shares of Common Stock (as defined in the Restated Certificate of Incorporation as of the date hereof) of Prodigy Communications Corporation upon issuance of the Units and the Class B Common Stock to SBC.


     ** SBC Partner shall have a number of Units equal to 43.0% of a fraction, the numerator of which shall be (A) the total number of shares of Prodigy Common Stock issued and outstanding on a fully-diluted basis immediately prior to the Closing after giving effect to the issuance by Prodigy of the number of shares of Prodigy Common Stock issuable pursuant to the Agreement and Plan of Merger (including, without limitation, shares issuable upon exercise of assumed options and warrants) (the "Merger Agreement"), dated
                                                     ----------------
     as of November 5, 1999, by and among Prodigy, the Initial Limited Partner and FlashNet, and the exercise of all rights to receive Prodigy Common Stock, whether pursuant to stock options, convertible securities, warrants or otherwise, less the sum of (i) 4,818,290 shares of Prodigy Common Stock issuable as of the date hereof by Prodigy pursuant to outstanding warrants issued by Prodigy and (ii) the number of shares of Prodigy Common Stock issued or issuable by Prodigy pursuant to the Merger Agreement (including, without limitation, shares issuable upon exercise of assumed options and warrants) as of the Closing, and the denominator of which shall be (B) fifty-seven one hundredths (.57).

   2.8  Tax Allocations and Capital Accounts.
        ------------------------------------
        (a)  Capital Account Maintenance.
               ---------------------------

          (i) A "Book Capital Account" shall be maintained for each Partner
                 --------------------
and shall be adjusted from time to time in accordance with the terms of this Agreement. The Partners agree that for the purposes of determining the initial Book Capital Accounts, the fair market values of all of the assets contributed pursuant to the Investment Agreement is as set forth on Schedule 2.8(a)(i).

          (ii) An "Imputed Capital Account" shall be maintained for each
                   -----------------------
Partner and shall be adjusted from time to time in accordance with the terms of this Agreement. Initially, the Imputed Capital Account of each Partner shall be credited with the amounts set forth with respect to such Partner in Schedule 2.8(a)(ii).

          (iii) The Book Capital Accounts and the Imputed Capital Accounts of each Partner (together, the "Capital Accounts") shall be increased by (A) the amount of any cash and the fair market value of any property contributed by such Partner to the Partnership, net of any liabilities of the Partner assumed by the Partnership or to which property contributed by the Partner to the Partnership was subject, pursuant to this Agreement (other than the initial capital contributions) set forth on Schedule 2.8(a) and (B) such Partner's share of Net Income allocated to such Partner pursuant to Section 2.8(b) hereof, and decreased by (C) the amount of cash or the fair market value of any property, net of any liabilities assumed by the Partner or to which such property is subject under Section 752 of the Code, distributed to such Partner pursuant to this Agreement and (D) such Partner's share of Net Loss allocated to such Partner pursuant to Section 2.8(c) hereof.

          (iv) The Capital Accounts shall be maintained in accordance with the Regulations implementing Section 704(b) of the Code as currently in effect to the extent applicable and to the extent, if any, that any required adjustments thereunder are not otherwise effected through any allocations made pursuant to this Agreement.

          (v) If the Partnership at any time distributes any of its assets in kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share of the Net Income, Net Loss or items thereof that would be realized by the Partnership if it sold the assets that were distributed at their respective fair market values (taking Code Section 7701(g) into account) immediately prior to their distribution.

          (vi) Upon a revaluation required pursuant to Section 2.8(e), the Book Capital Account balance of each Partner shall be adjusted to the extent provided under Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the Partner's allocable share as determined under Section 2.8(e)of items of gain or loss that would be realized by the Partnership if it sold all of its property at its fair market value (taking Code Section 7701(g)into account) on the day of the adjustment.

          (vii) In the event any Units in the Partnership are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Units.

        (b) Net Income.  After giving effect to the special allocations set
            ----------
forth in Section 2.8(d) and (f) hereof, Net Income for any fiscal year shall be allocated in the following order of priority:

          (i) First, 100% to the Partners in proportion to and to the extent of the excess, if any, of (A) the cumulative Net Loss allocated to each such Partner pursuant to Section 2.8(c)(ii) hereof for all prior fiscal years, over (B) the cumulative Net Income allocated to each such Partner pursuant to this Section 2.8(b)(i) for all prior fiscal years; and

          (ii)  The balance, if any, to the Partners pro rata in accordance
                                                     --------
with the respective Percentage Interests held by them.

        (c) Net Loss.  After giving effect to the special allocations set
            --------
forth in Section 2.8(d), (e) and (f) hereof, Net Loss for any fiscal year shall be allocated in the following order of priority:

          (i) First, 100% to the Partners in proportion to and to the extent of the excess, if any, of (1) the cumulative Net Income allocated to each such Partner pursuant to Section 2.8(b)(ii) hereof for all prior fiscal years, over
(2) the cumulative Net Loss allocated to each such Partner pursuant to this
Section 2.8(c)(i) for all prior fiscal years; and

          (ii) The balance, if any, to the Partners pro rata in accordance
                                                    --------
with the respective Percentage Interests held by them.

         (d) Certain Allocations upon Distributions.  Any allocation of items of
             --------------------------------------
income or loss made with respect to the accounting period ending immediately prior to a distribution of Partnership capital in connection with the liquidation or winding-up of the Partnership (or a sale of the Partnership) shall be allocated, first, among the Partners' Book Capital Accounts to the extent necessary to cause each such Partner's Book Capital Account to equal such Partner's Imputed Capital Account after giving effect to all such allocations for such accounting period and, then, ratably in accordance with the respective Percentage Interests.

         (e) Revaluation.  The General Partner shall be required to revalue the
             -----------
Partnership's property upon (i) the contribution of more than a de minimis
                                                                -- -------
amount of cash or other property to the Partnership, (ii) the distribution of more than a de minimis amount of cash or other property to a Partner as consideration for the redemption, repurchase or discharge of an interest in the Partnership or (iii) the liquidation, winding up or incorporation of the Partnership (in any such case, a "Revaluation"). Any gain or loss resulting
                                  -----------
directly from such Revaluation shall be allocated for the period in which such Revaluation occurs first, among the Partners' Book Capital Accounts to the extent necessary to cause each such Partner's Book Capital Account to equal such Partner's Imputed Capital Account and, thereafter, ratably in accordance with their respective Percentage Interests. Any such Revaluation shall be made in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) and Net Income (Loss) shall thereafter be determined in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g). For the purposes of this
Section 2.8(e), the aggregate value of the Partnership's property shall be determined by an independent investment banker or national accounting firm selected by SBC or in a manner otherwise agreed upon between the General Partner and SBC Partner.

         (f) Regulatory Allocations.  Section 704 of the Code and the
             ----------------------
Regulations issued thereunder as currently in effect, including, without limitation, the provisions of such Regulations addressing qualified income offset provisions, minimum gain charge back requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference. If any allocation is required by the first sentence of this Section 2.8(f) (the "Original Allocation"), special offsetting allocations of other items of Partnership income, gain, loss and deduction shall be made as rapidly as possible so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the allocations made under the first sentence of this Section 2.8(f) had not been made, provided, however, that no such special offsetting allocations shall be made if (i) the Original Allocation had the effect of offsetting a prior Original Allocation, or
(ii) the Original Allocation (in the opinion of the Partnership's accountants) likely will be offset by another Original Allocation in the future (e.g., an Original Allocation of "nonrecourse deductions" that likely will be offset by a subsequent "minimum gain chargeback").

         (g)  Tax Allocations.
              ---------------


          (i) Except as otherwise provided in this Section 2.8(g), for federal, state and local income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 2.8(b) through (f) hereof.

          (ii) Income, gain, loss or deductions of the Partnership shall, solely for income tax purposes, be allocated among the Partners in accordance with
Section 704 (c) of the Code and the Treasury Regulations promulgated thereunder, so as to take account of any difference between the adjusted bases of the assets of the Partnership and their respective fair market values in accordance with the traditional method set forth in Section 1.704-3(b) of the Treasury Regulations.

         (h)  If the amount of income or loss allocable under Section 2.8(d) or
Section 2.8(e) is insufficient to allow the Book Capital Account balance of each Partner to equal such Partner's Imputed Capital Account balance, such income or loss shall be allocated among the Partners in such a manner as to decrease the differences between the Partners' respective Book Capital Account balances and their respective Imputed Capital Account balances in proportion to such differences.

         (i) In the event that a Partner acquires an interest in the Partnership either by Transfer from another Partner or by acquisition from the Partnership, the Partnership shall close its books as of the date of the acquisition and (i) Net Income, Net Loss, gross income, nonrecourse deductions and items thereof computed for the portion of the year ending as of the end of the day on the date of the acquisition shall be allocated among the Partners without regard to such acquisition, and (ii) Net Income, Net Loss, gross income, nonrecourse deductions and items thereof computed for the portion of the year commencing on the day following the acquisition shall be allocated among the Partners taking into account such acquisition. For purposes of determining the date on which the acquisition occurs, the Partnership may make use of any convention allowable under Section 706(d) of the Code.

         (j)  Timing of Allocations.  Allocations of Net Income and Net Loss
              ---------------------
provided for in this Section 2.8 shall generally be made as of the end of the fiscal year of the Partnership; provided, however, that allocation of items of Net Income and Net Loss described in clause (vi) of the definition of "Net Income" and "Net Loss" shall be made at the time deemed realized as described in Section 2.8(a)(v).


     2.9  Distributions. (a) General. Subject to Sections 2.9(b), 2.9(d), 2.9(e)
          -------------      -------
and 5.2 hereof, distributions shall be made by the General Partner on behalf of the Partnership at such times and in such amounts as the Partners shall determine.

          (b) Allocation of Amounts Distributed.  Except as provided in Sections
              ---------------------------------
2.9(d) and 2.9(e) and Article 5 hereof, any amounts distributed by the Partnership hereunder shall be distributed to the Partners pro rata in
                                                           --------
accordance with their respective Percentage Interests.

          (c) Withholding Taxes.  Each Partner hereby authorizes the Partnership
              -----------------
to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445 or 1446. Any amount paid on behalf of or with respect to a Partner pursuant to the preceding sentence shall constitute a loan by the Partnership to such Partner, which loan shall be repaid by such Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Partner, or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Partner. In the event that a Partner fails to pay any amounts owed to the Partnership pursuant to this Section 2.9(c) when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the

Partnership on behalf of such defaulting Partner and in such event shall be deemed to have loaned such amount to such defaulting Partner. Until repayment of such loan, the General Partner (i) shall have a security interest in such defaulting Partner's Partnership Interest and (ii) shall succeed to all rights and remedies of the Partnership as against such defaulting Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Partner hereunder shall bear interest at the lower of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage
                               -----------------------
points and (ii) the maximum lawful rate from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each defaulting Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

          (d) Limitations on Distributions.  Notwithstanding anything to the
              ----------------------------
contrary contained in this Agreement, the Partnership and the General Partner, on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

          (e) Tax Distributions. Notwithstanding the foregoing provisions of
              -----------------
Section 2.9, on or before [March 15] of each fiscal year commencing after the date hereof during the term of this Agreement, the Partnership shall distribute
(i) to Prodigy, in cash, an amount equal to Prodigy's actual capability attributable to the income of the Partnership that was allocated to Prodigy in the immediately preceding taxable year, and (ii) to SBC, in cash, an amount sufficient to make all distributions pursuant to this Section of 2.9(e) pro rata among the Partners, in accordance with their Percentage Interests provided, however, that any distributions required to be made to the Partners pursuant to this Section 2.9(e) shall be required to be so made by the Partnership only to the extent of cash available therefor, and the Partnership shall not be required to dispose of assets outside of the ordinary course of business or engage in any other extraordinary transactions in order to obtain the cash necessary for such distributions. Amounts distributed to a Partner pursuant to the immediately preceding sentence shall be treated as advances against amounts distributable to it pursuant to Section 2.9(b) or Section 5.2 and shall, accordingly, reduce the amounts otherwise to be distributed to the Partner pursuant to such Sections in the future.

          (f) Distributions Upon Transfer or Admission. In the event that a
              ----------------------------------------
Partner acquires an interest in the Partnership either by Transfer from another Partner (subject to the provisions of Article 7) or by acquisition from the Partnership, the Partnership shall close its books as of the date of the acquisition and (i) all distributions attributable to the portion of the year ending as of the end of the day of the date of the acquisition shall be made to the Partners without regard to such acquisition, and (ii) all distributions attributable to the portion of the year commencing on the day following the date of the acquisition shall be made to the Partners taking into account such acquisition. The date on which the acquisition occurs shall be determined in a manner consistent with the last sentence of Section 2.8(i).

     2.10  Accounting and Books of Account.  The accounts, books and records of
           -------------------------------
the Partnership shall be maintained at the principal office of the Partnership and shall be open for inspection, copying and audit upon reasonable notice by any of the Partners or their duly authorized representatives (at the expense of any such Partners) during reasonable business hours, irrespective of any requirements or limitations set forth in Section 17-305 of the Act. The Partnership's books shall be closed and balanced at the end of each month. Each Partner represents that it is not a "foreign partner" within the meaning of Code
Section 1446(e).



     2.11  Tax Returns.  The General Partner shall designate an officer of the
           -----------
Partnership to be responsible for the preparation of all required federal, state, local and foreign tax returns for the Partnership. The General Partner shall deliver an Internal Revenue Service Form 1065 and drafts of any other federal, state or local partnership income tax returns (including related information returns) (collectively, the "Partnership Tax Returns"), prepared by
                                         -----------------------
the officer of the Partnership responsible for the preparation of the Partnership Tax Returns pursuant to this Section 2.11 by no later than May 1 of each year. On or before June 1 of that year, SBC Partner shall have the right to deliver a notice (an "Objection Notice") to the General Partner stating that SBC
                      ----------------
Partner objects to any information contained on or omitted from any draft Partnership Tax Return and setting forth an alternative tax treatment of the item or items disputed. If SBC Partner files an Objection Notice, the relevant Partnership Tax Return shall be filed in accordance with the alternative tax treatment described in the Objection Notice. The General Partner shall send to each Partner a final schedule K-1 by no later than June 15 of each year. No final Partnership Tax Return shall be amended without the prior written consent of SBC Partner, which consent may be withheld in SBC Partner's sole and absolute discretion.

     2.12  Banking.  All funds of the Partnership shall be deposited in its name
           -------
in one or more separate accounts with such financial institutions as shall be designated by the General Partner. Funds of Partners or other Persons shall not be deposited in such Partnership accounts. The funds in such accounts shall be used solely for the Partnership's purposes. Withdrawals from, or checks drawn upon, such accounts shall require the signatures of such Persons as may be designated by the General Partner.

     2.13  Tax Matters Partner.  The "Tax Matters Partner," within the meaning
           -------------------        -------------------
of Code Section 6231(a)(7), of the Partnership shall be the General Partner. The General Partner shall promptly notify SBC Partner in writing upon receipt by the General Partner or the Partnership of notice of (i) any pending or threatened federal, state or local tax audits or assessments for which the General Partner is the Tax Matters Partner (the "Relevant Tax Audits"), (ii) any meeting with
                                 -------------------
the Internal Revenue Service or the appropriate state or local tax authority regarding the Relevant Tax Audits, and (iii) any hearing or other proceeding relating to or arising out of the Relevant Tax Audits. SBC Partner shall be entitled to participate in all such meetings at its own expense. The General Partner shall send SBC Partner a draft of all written documents expected to be submitted to a relevant taxing authority, court or other entity in connection with the Relevant Tax Audits 10 days before such written document is required or expected to be submitted. SBC Partner shall make all final decisions regarding the Relevant Tax Audits (including whether and how to litigate and the contents of any written document submitted to any taxing authority). General Partner shall not settle any Relevant Tax Audit or any litigation or other proceeding relating to or arising out of any Relevant Tax Audit without the prior written consent of SBC Partner, which consent may be withheld in SBC Partner's sole and absolute discretion.

     2.14  Reports. The General Partner shall furnish to the SBC Partner:
           -------

          (a) within 20 days after the end of each month, unaudited summary financial information for the Partnership for such month and individual Capital Accounts reconciliations; and

          (b) within 60 days after the end of each fiscal year, a balance sheet and statement of operations and a statement of the Partners' capital for the Partnership for such year (audited by a firm of independent public accountants of recognized national standing chosen by the General Partner), and individual Capital Accounts reconciliations.

     2.15  Freedom of Action.  To the fullest extent permitted by law, the
           -----------------
Limited Partners hereby expressly disclaim any fiduciary duties owed by the Limited Partners to the Partnership or to each other. Except as expressly provided herein, in the Strategic Agreement or in any other agreement between or among the Partners:

          (a) No Limited Partner or its Affiliates (other than the General Partner) shall have any obligation to the Partnership, the other Partners or Public Corp. to refrain from (i) engaging in activities similar or dissimilar to the Business or developing or marketing any products or services that compete, directly or indirectly, with those of the Partnership, (ii) investing in or owning any interest publicly or privately, or developing a business relationship, with any Person engaged in activities similar or dissimilar to the Business, or otherwise in competition with the Partnership, (iii) conducting business with any client or customer of the Partnership, or (iv) employing or otherwise engaging any officer or employee of the Partnership; provided, that, no Limited Partner may
                                        --------  ----
actively solicit any officer or employee of the Partnership without the consent of the Chief Executive Officer of Public Corp; provided, further, that, the
                                               --------  -------
foregoing provisions in this subsection (a) shall not modify any of the duties owed by such Limited Partners or their respective Affiliates to Public Corp. in their other capacities;

          (b) No Limited Partner, its Affiliates (other than the General Partner) or any of such Limited Partner's or its Affiliate's (other than the General Partner's) officers, directors, employees or former employees shall have any obligation, or be liable, to the Partnership or any of the Partners (i) for or arising out of the conduct described in Section 2.15(a) and (c) hereof, (ii) for exercising or failing to exercise its rights under this Agreement, or the Strategic Agreement, or (iii) for exercising or failing to exercise its rights as a partner of the Partnership. The Partnership and each Partner therefore waives, to the fullest extent permitted by law, any claim or cause of action against the Limited Partners or the Partnership asserting, in connection with the determination of any and all matters presented to the Limited Partners for action, breach of fiduciary duty or any other duty, or breach of any duty created by special circumstances arising out of this Agreement or the Partnership;

          (c) If any Limited Partner or any officer, director, employee or former employee (other than a Limited Partner's designees to the Board of Directors of Public Corp.) of any Limited Partner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for both such Person (or its Affiliate (other than the General Partner)), on the one hand, and the Partnership, on the other hand, neither such Person nor its officers, directors, employees or former employees shall have any duty to communicate or offer such opportunity to the Partnership, and neither such Person nor its officers, directors, employees or former employees (other than (i) any former employee who is a current employee of the Partnership and
(ii) a Limited Partner's designees to the Board of Directors of Public Corp.) shall be liable to the Partnership for breach of any fiduciary or other duty, as a Partner or otherwise, by reason of the fact that such Person pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership; and

          (d) To the extent that, at law or in equity, a Partner, its Affiliates, or any officer, director, employee or former employee of such Partner or its Affiliates (each, a "Covered Person" and collectively, the
                                    --------------
"Covered Persons") have duties (including fiduciary duties) and liabilities
----------------
relating thereto to the Partnership or to another Partner, such Covered Person acting in connection with the Partnership's business or affairs, shall not be liable to the Partnership or to any Partner for such Covered Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

     2.16  Tax Elections and Accounting.  Neither, the General Partner nor the
           ----------------------------
Partnership shall make any tax elections or change any method of tax accounting without the prior written consent of SBC Partner, which consent may be withheld in SBC Partner's sole and absolute discretion. If SBC Partner and the General Partner disagree on whether an election or change in method of tax accounting should be made, the Partnership shall make the election or change that minimizes or defers the recognition of income or maximizes or accelerates a deduction, credit or similar tax benefit.


                                   ARTICLE 3

                                  MANAGEMENT

     3.1  General Partner.  (a) The business, property and affairs of the
          ---------------
Partnership shall be managed under the direction of the General Partner. The General Partner shall have the general power to manage or cause the management of the Partnership within the scope of the business purpose set forth in Section
1.3 and shall have the authority to delegate to any officer of the Partnership the authority to make any lawful decision on the Partnership's behalf. No Limited Partner shall have any power or authority to bind the Partnership.

          (b) Except as otherwise expressly provided herein, the General Partner (acting on behalf of the Partnership), shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, as the case may be, deemed by the General Partner to be necessary or appropriate to effectuate the business, purposes and objectives of the Partnership. The power and authority of the General Partner shall include, without limitation, the power and authority:

               (1) To pay, collect, compromise, litigate, arbitrate, or otherwise adjust or settle any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities;

               (2) To borrow money or to obtain credit in such amounts, at such rate of interest and upon such other terms and conditions as the General Partner deems appropriate, recourse or nonrecourse, from banks, other lending institutions or any other Person, including the Partners, and pursuant to indentures, loan agreements or any other type of instrument, for any purpose of the Partnership and to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of or grant security interest in the whole or any part of any or all of the property and assets of the Partnership;

               (3) To make, execute, assign, acknowledge and file on behalf of the Partnership any and all documents or instruments of any kind that the General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership; and any Person dealing with the General Partner shall not be required to determine or inquire into its authority or power to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

               (4) To invest funds of the Partnership;

               (5) To employ and engage suitable agents, employees, advisors, consultants and counsel (including any custodian, investment advisor, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the General Partner or any Affiliate of the General Partner) to carry out any activities that the General Partner is authorized or required to carry out under this Agreement (subject to the supervision and control of the General Partner), including without limitation, a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and recordkeeping or other duties of the General Partner and to indemnify such Persons against liabilities incurred by them in acting in such capacity as on behalf of the Partnership;

               (6) To qualify the Partnership to do business in any state, territory, dependency or foreign country; and

               (7) To possess and exercise any additional rights and powers of a General Partner under the partnership laws of the State of Delaware, including, without limitation, the Act and the Delaware Uniform Partnership Law (and any other applicable laws, to the extent not expressly prohibited by this Agreement).

          The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement. Notwithstanding any of the foregoing, the Partnership shall be operated in such a manner as the General Partner deems reasonable and necessary or appropriate to preserve the limited liability of the Limited Partners.

          (c) Notwithstanding the foregoing provisions of Sections 3.1(a) and
(b), the General Partner shall have no authority, without written approval of all of the Limited Partners to:

               (1) subject to Article VII, admit a new Limited Partner to the Partnership;

               (2) make any Capital Call or deliver to the Partners a Capital Call Notice;

               (3)  make any distributions;

               (4) institute any proceeding for Bankruptcy on behalf of the Partnership; or

               (5)  dissolve the Partnership.

          (d) Except as provided elsewhere in this Agreement (including the provisions regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

     3.2  Officers.
          --------

          (a) The officers of the Partnership (the "Officers") shall at all
                                                    --------
times be identical in name and title to the then officers of Public Corp. Any changes in the officers of Public Corp., whether by election, resignation, removal, death or otherwise, shall automatically and concurrently take effect with respect to the Officers of the Partnership. No Officer may resign from the Partnership unless such Officer concurrently resigns as an officer of Public Corp. Any resignation by an officer of Public Corp. shall constitute such officer's concurrent resignation as an Officer of the Partnership. The Chief Executive Officer of the Partnership and other Officers and employees of the Partnership shall develop and implement management policies consistent with the general policies and programs established by the management and the Chairman of the Board of Directors of Public Corp. for Public Corp.

          (b) Except to the extent set forth in this Agreement, the Officers shall have the duties of officers with comparable titles of a corporation for profit organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4


                              ACTIONS BY PARTNERS

     4.1  Meetings. Meetings of the Partners, for any purpose or purposes, may
          --------
be called by the General Partner or by any Partner and may be held at the principal office of the Partnership, at any location within the States of Texas or New York as determined by the General Partner or at any other location as determined by the General Partner. Notice of any such meeting shall be given to each Partner at least 10 and no more than 60 days prior to the date thereof. Such notice shall specify the date, time and place of such meeting and shall set forth an agenda of items to be discussed or acted upon at such meeting. Partners may participate in any meeting of the Partners by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other at the same time and participation by such means shall constitute a waiver of notice of such meeting, except when a Partner participates for the express purpose of objecting to the transaction of any business because such meeting has not been (or has allegedly not been) duly noticed.

     4.2  Quorum for Meetings and Vote of the Partners.  The presence in person
          --------------------------------------------
or by proxy of each of the Limited Partners shall constitute a quorum at the Partners' meeting for the transaction of any business. No action of the Partners shall be valid in the absence of a quorum. Except as otherwise set forth in this Agreement, any action taken at a meeting of the Partners at which a quorum is present shall require approval of Partners holding all of the outstanding Partnership Interests present at such meeting. Nothing in this Section 4.2 shall be deemed to modify the requisite vote on any matter as provided in this Agreement.

     4.3  Written Action without a Meeting; Telephone Meetings.  Any action
          ----------------------------------------------------
required or permitted to be taken at any meeting of the Partners may be taken without a meeting and without prior notice, if consent in writing to such action is provided by all Partners entitled to vote to approve such action. Such written consent or consents shall be filed with the books and records of the Partnership and made a part of the minutes of the meeting of the Partners. Action by written consent shall have the same force and effect as a vote of the Partners.

     4.4  Proxies. Each Partner may appear and vote at any meeting of the
          -------
Partners, and may execute waivers of notice, consents, or approvals, through the agency of one or more Persons, provided such agents are authorized to so act on
                               --------
behalf of the Partner by the terms of a written proxy which has been executed by such Partner and delivered to the secretary of the Partnership. The secretary of the Partnership shall cause such written proxies to be filed with the books and records of the Partnership. If a written proxy authorizes an agent to appear and/or to vote at any meeting of the Partnership, such written proxy must be delivered to the secretary of the Partnership.

                                   ARTICLE 5

                          DISSOLUTION AND LIQUIDATION

     5.1  Events of Dissolution.  The Partnership shall have a perpetual
          ---------------------
existence. Notwithstanding the foregoing, the Partnership shall be dissolved and its affairs shall be
wound up upon the earliest occurrence of any of the following events (each an "Event of Dissolution"):
 --------------------


          (a) the entry of a decree of dissolution under Section 17-802 of the Act;

          (b) upon the written consent of the General Partner and the Limited Partners;

          (c) at such time as there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act; and

          (d) any event that results in the General Partner's ceasing to be a general partner of the Partnership under the Act; provided, that, the
                                                  --------  ----
Partnership shall not be dissolved and required to be wound up in connection with any such event if (i) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (ii) within 180 days after the occurrence of such event, the Limited Partners agrees in writing or vote to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership. The occurrence of the event described in Section 17-402(a)(4) or (5) of the Act shall not cause the General Partner to cease to be a general partner of the Partnership.

     5.2  Procedure Upon Dissolution.
          --------------------------

          (a) Upon the dissolution of the Partnership, the Liquidating Trustee appointed pursuant to Section 5.3 hereof shall immediately commence to wind up the Partnership's affairs, and shall proceed with reasonable promptness to liquidate the business of the Partnership;

          (b) If the Partnership is dissolved while its business is in progress, the winding up of the affairs of the business of the Partnership may include completion of any work in progress and any contracts in existence on the date of dissolution, provided that, the Liquidating Trustee shall use all reasonable
             -------- ----
efforts to terminate any such contracts as soon as practicable;

          (c) Except as otherwise required by the Act, upon the dissolution of the Partnership, the assets of the Partnership shall be applied in the following order:

              (i) To the satisfaction (whether by payment or by establishment of reasonable reserves thereof including for any contingent, conditional or unmatured liabilities or obligations of the Partnership) of debts and liabilities of the Partnership to creditors in the order of priority provided by law, and the expenses of dissolution and liquidation; and

               (ii) To the Partners in accordance with their respective positive Book Capital Account balances.

          (d) Reserves for any contingent, conditional or unmatured liabilities or obligations shall be held in trust by the Liquidating Trustee for the purpose of disbursing such reserves in payment of any such liabilities or obligations and, at the expiration of such period as the Liquidating Trustee shall deem advisable, to distribute the balance of the trust corpus in the manner herein provided.

          (e) Subject to subsection (c), upon the dissolution of the Partnership, all of the Partnership's Subscribers shall be divided among SBC Partner and Public Corp. in accordance with their respective positive Book Capital Account balances.

          (f) Subject to subsections (c) and (e), in making distributions pursuant to a dissolution of the Partnership and in the assignment of Subscribers, the Liquidating Trustee (i) shall use commercially reasonable efforts to allocate and to return to the Partners the assets contributed by such Partners to the Partnership and (ii) shall give due consideration to the Retail Local Loop Customers of SBC Communications Inc. ("SBC") and the markets in which
                                                  ---
SBC operates; provided, that, each of the Partners shall assume all liabilities
              --------  ----
associated with the assets distributed to such Partner, and the allocation of assets to the Partners shall be based on the net value of such assets after taking into account such associated liabilities. The fair value of such assets shall be determined by the Liquidating Trustee in such manner as it deems appropriate. In furtherance of the foregoing, whenever assets are distributed in kind under this Agreement, a Partner shall accept a distribution of any asset in kind from the Partnership regardless of whether the percentage of the asset distributed to such Partner differs from the percentage in which such Partner otherwise shares in distributions from the Partnership.

     5.3  Liquidating Trustee.  The liquidating trustee of the Partnership shall
          -------------------
be appointed by the General Partner or, if there is no General Partner, by a Person selected by the unanimous consent of the Limited Partners.

     5.4  Powers of the Liquidating Trustee.  The Liquidating Trustee, subject
          ---------------------------------
to the provisions of Section 5.5 hereof, shall have full power and authority to, and shall, wind up the business and affairs of the Partnership, including without limiting the generality of the foregoing, full power and authority to:

          (a) sell, transfer, hypothecate, pledge or otherwise encumber or dispose of all or any part of the Partnership's assets for cash or a cash equivalent at such price and on such terms as the Liquidating Trustee shall determine to be necessary, appropriate or desirable in order to accomplish an orderly and prompt dissolution of the Partnership at the most favorable price and on the most favorable terms reasonably obtainable; provided, that, such
                                                       --------  ----
sale, transfer, hypothecation, pledge, encumbrance or disposition of any such asset is in accordance with Sections 5.2(c), 5.2(d), 5.2(e) and 5.2(f) hereof;

          (b) represent and act for and on behalf of the Partnership in all matters, including, without limitation, the power and authority to engage professional and technical services including, without limitation, accountants, attorneys, appraisers, brokers and auctioneers, and to institute and defend any legal proceedings that may be pending or brought by or against the Partnership;

          (c) prepare, execute, file, record and publish on behalf of the Partners and the Partnership any agreements, documents or instruments relating to the dissolution and winding up of the business and affairs of the Partnership;

          (d) satisfy or pay or otherwise settle or discharge all of the debts, liabilities and other obligations of the Partnership;

          (e) distribute to the Partners any of the Partnership's assets, including without limitation, the proceeds of any sale of assets remaining after payment of debts, liabilities and other obligations in accordance with Sections 5.2(c), 5.2(d), 5.2(e) and 5.2(f) hereof; and

          (f) take all other action necessary, appropriate or incidental to the foregoing powers or to the performance of the duties of the Liquidating Trustee under this Agreement.

     5.5  Duties of Liquidating Trustee. The Liquidating Trustee shall devote
          -----------------------------
such time as it deems reasonably necessary to wind up the Partnership in the manner provided in this Article 5. In addition, the Liquidating Trustee shall:

          (a) arrange for an independent certified public accountant to supervise a complete inventory and accounting of the Partnership's assets and liabilities as of the date of dissolution; and

          (b) prepare, file, publish and record in a timely manner all appropriate agreements, documents and instruments, including federal and state tax returns, to reflect the dissolution and termination of the Partnership and the cessation of the use of its name; obtain any necessary or desirable permits or other authorizations, including, without limitation, tax rulings relating to the dissolution and winding up of the Partnership or the disposition of its business, assets and goodwill; and, to the extent required by law, cancel any existing authorizations, licenses or permits and resolve or dispose of other matters relating to the dissolution and winding up as required by law and consistent with the purposes and provisions of this Agreement. In the performance of these duties, the Liquidating Trustee shall act diligently, honestly and in good faith and shall account to the Partners for any benefit or profits derived from transactions connected with the liquidation and winding up.

     5.6  Withdrawal of Limited Partners. No Limited Partner shall have the
          ------------------------------
right to voluntarily withdraw as a Limited Partner of the Partnership other than following a Transfer of all of its Units, which Transfer shall be in accordance with Article 7.

     5.7  Indemnification of Liquidating Trustee.  To the fullest extent
          --------------------------------------
permitted by law, the Partnership shall indemnify the Liquidating Trustee as provided in Article 6 hereof.

     5.8  Contributions for Deficiencies.  No Partner shall have any obligation
          ------------------------------
to restore a deficit balance in its Capital Account at any time, and such deficit shall not be considered as owed to the Partnership or any other Person for any purpose whatsoever.

                                   ARTICLE 6

                                INDEMNIFICATION

     6.1  General.  Each Person who was or is made a party or is threatened to
          -------
be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), arising out of the fact (a) that such Person is or was a General
 ----------
Partner, Limited Partner, Liquidating Trustee, officer, employee or agent of the Partnership or the General Partner, or a director, officer, employee, or agent of one or more of the Partners acting on behalf of the Partnership, or (b) that such Person is or was serving at the request of the Partnership as a general partner, limited partner, liquidating trustee, trustee, director, officer, employee or agent of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "Another Enterprise" or "Other Enterprise"), whether either in case (a) or in
 ------------------      ----------------
case (b) the basis of such Proceeding is alleged action or inaction (x) in an official capacity as a general partner, limited partner, liquidating trustee, officer, employee or agent of the Partnership, or as an agent, employee, officer or director of one or more of the Partners acting on behalf of the Partnership or as a director, general partner, limited partner, liquidating trustee, trustee, director, officer, employee or agent of such Other Enterprise, or (y) in any other capacity related to the Partnership or such Other Enterprise while so serving as a director, general partner, limited partner, liquidating trustee, trustee, director, officer, employee or agent, is and shall be indemnified and held harmless by the Partnership to the fullest extent not prohibited by applicable law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Person in connection therewith, unless such Person, in connection with a matter for which indemnification is sought, is found by a court of competent jurisdiction to have acted in a grossly negligent manner, to have committed willful malfeasance or fraud, or to have breached (taking into account the provisions of Section 2.15 hereof) such Person's duty to the Partnership or the Partners. The Persons indemnified by this Article 6 are hereinafter referred to as "Indemnitees." Such
                                                              -----------
indemnification as to such alleged action or inaction shall continue as to an Indemnitee who has after such alleged action or inaction ceased to be a General Partner, Limited Partner, Liquidating Trustee, officer, employee or agent of the Partnership, or agent, manager, employee, officer or director of one or more of the Partners acting on behalf of the Partnership, or director, officer, general partner, limited partner, liquidating trustee, trustee, employee or agent of Another Enterprise; and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article 6: (i) is a contract right; (ii) shall not be affected adversely as to any Indemnitee by any amendment of this Agreement with respect to any action or inaction occurring prior to such amendment; and (iii) subject to any requirements imposed by law, includes the right to be paid by the Partnership the expenses incurred in investigating, defending or settling any such Proceeding in advance of its final disposition, which expenses shall be paid promptly upon request of the Indemnitee; provided,
                                                                      --------
however, that a Person shall have the right to require such advance payment by
-------
the Partnership only upon receipt by the Partnership of an undertaking by or on behalf of such Person to repay such amount to the Partnership if it is ultimately determined by a court of competent jurisdiction that the Person is not entitled to be indemnified by the Partnership under this Agreement.

     6.2  Nonexclusivity.  The rights to indemnification and to the advancement
          --------------
of expenses conferred in this Article 6 are not exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, vote of Partners or otherwise.

     6.3 Enforcement. If a claim for indemnification hereunder is not paid in full by the Partnership within 60 days after it has been received in writing by the Partnership, except in the case of a claim for an advancement of expenses, in which case the applicable period is 20 days, the Indemnitee may at any time thereafter bring suit against the Partnership to recover the unpaid amount of the claim. If successful as a whole or in part in any such suit, or in a suit brought by the Partnership to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. Neither the failure of the Partnership (including the General Partner, independent legal counsel or its Partners) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper under the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Partnership (including the General Partner, independent legal counsel or its Partners) that the Indemnitee has not met such applicable standard of conduct, creates or shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

     6.4  Insurance.  The Partnership shall maintain insurance, at its expense,
          ---------
to protect itself and any Indemnitee against any expense, liability or loss, whether or not the Partnership would have the power to indemnify such Indemnitee against such expense, liability or loss; provided, that, the Partnership shall
                                         --------  ----
not be required to maintain such insurance if it cannot be obtained on commercially reasonable terms, as determined by the General Partner.

                                  ARTICLE  7

                           TRANSFERABILITY OF UNITS

     7.1  Transfer of Units.
          -----------------

          (a) No Limited Partner shall Transfer, or cause or permit to be Transferred, all or any portion of its respective Units, except for Transfers in compliance with this Article 7, and, to the fullest extent permitted by law, any purported Transfer in violation hereof shall be null and void. Upon any Transfer of any Units in accordance with this Agreement, the General Partner shall appropriately adjust (i) the number of Units owned by each Partner and the Percentage Interest of each Partner as set forth on Schedule 2.5 and (ii) each Partner's Capital Account.

          (b) A Limited Partner may Transfer, or cause or permit to be Transferred, all or any portion of its Units to any Person as long as (i) prior to any such Transfer, such Person shall agree in writing that such Person shall be bound by and subject to all of the terms and conditions of this Agreement and
(ii) if a Limited Partner makes any such Transfer to a wholly-owned Affiliate, such Limited Partner shall remain liable to the Partnership and the Partners to the same extent it was prior to such Transfer, unless otherwise required by law or regulation.

          (c) Notwithstanding anything in this Agreement to the contrary, SBC Partner may Transfer some or all of its Units to Public Corp. in exchange for Class A Common Stock in accordance with Article 8. Public Corp. shall receive such transferred Units in its capacity as General Partner.

     7.2  Transfer of General Partner Interests.
          -------------------------------------

          The General Partner shall not Transfer, or cause or permit to be Transferred, all or any of its Units without the written consent of the Limited Partners.

                                   ARTICLE 8

                              UNITS; CERTIFICATES

     8.1  Certificates.  Units shall be represented by a certificate or
          ------------
certificates, setting forth upon the face thereof that the Partnership is a limited partnership formed under the laws of the State of Delaware, the name of the Person to which it is issued and the number of Units which such certificate represents. Such certificates shall be entered in the books of the Partnership as they are issued, and shall be signed by the Chairman or the Chief Executive Officer of the Partnership. Upon any Transfer permitted under this Agreement, the transferring Partner shall (i) issue to the transferee a certificate representing the number of Units so transferred and (ii) surrender to the Partnership and the Partnership shall issue to the transferring Partner certificates representing the remaining Units, if any, held by such transferring Partner after taking into account such

Transfer. All certificates representing Units (unless registered under the Securities Act of 1933, as amended (the "Securities Act")), shall bear the
                                         --------------
following legend:

            THE PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF, (I) UNLESS AND UNTIL THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR SUCH SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, TRANSFER, OPTION GRANT OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND (II) UNLESS IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP (AS AMENDED AND RESTATED FROM TIME TO TIME), A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE PARTNERSHIP.

     8.2  Lost or Destroyed Certificates.  The Partnership may issue a new
          ------------------------------
certificate for Units in place of any certificate or certificates theretofore issued by it, alleged to have been lost or destroyed, upon the making of an affidavit of that fact, and providing an indemnity in form and substance reasonably satisfactory to the General Partner by the Person claiming the certificate to be lost or destroyed.

     8.3  Transfer of Units.  No Transfer of Units shall be valid as against the
          -----------------
Partnership except upon surrender to and cancellation of the certificate therefor, accompanied by an assignment or transfer by the Partner, subject to any restrictions on Transfer contained in this Agreement.

     8.4  Exchange of Units.  (a) Each holder (other than Public Corp. or any of
          -----------------
its Subsidiaries) of a Unit shall be entitled to exchange, at any time and from time to time, any or all of such holder's Units, for a number of fully paid and non-assessable shares of Class A Common Stock equal to the difference between
(i) the number of shares of Class A Common Stock outstanding divided by (A) one minus (B) a fraction, the numerator of which shall be the Book Capital Account (as defined in Section 2.8(a)(i) and computed as if, immediately prior to the exchange, there was a Revaluation pursuant to Section 2.8(e)) of such holder attributable to the Units exchanged at the time of the proposed exchange, and the denominator of which shall be the Book Capital Accounts (as defined in
Section 2.8(a)(i) and computed as if, immediately prior to the exchange, there was a Revaluation pursuant to Section 2.8(e)) of Prodigy immediately after the exchange of Units (giving effect to Section 2.8(a)(vii) and (ii) the number of shares of Class A Common Stock outstanding; provided, however, that from and
                                            --------  -------
after such time that the Book Capital Account of such holder equals the Imputed Capital Account of such holder, each holder (other than Public Corp. or any of its Subsidiaries) of a Unit shall be entitled to exchange, at any time and from time to time, any or all of such holder's Units, on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender to Public Corp. of the certificate or certificates representing the Units to be exchanged at any time during normal business hours at the principal executive offices of Public Corp. or at the office of the Transfer Agent (as defined in the Restated Certificate of Incorporation), accompanied by a written notice of the holder of such Units stating that such holder desires to exchange such Units, or a stated number of Units represented by such certificate or certificates, into the relevant number of shares of Class A Common Stock, and, if any such Class A Common Stock certificate is to be issued in a name other than that of the holder of the Unit or Units exchanged, by instruments of transfer to Public Corp., in form satisfactory to Public Corp. and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to
Section 8.4(e).

          (b) As promptly as practicable following the surrender for exchange of a certificate representing Units in the manner provided in Section 8.4(a), and the payment in cash of any amount required by Section 8.4(e), Public Corp. will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such exchange, issued in such name or names as such holder may direct. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing Units. Upon the date any such exchange is made or effected, all rights of the holder of such Units as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of Public Corp. shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

          (c) In the event of a reclassification or other similar transaction approved in accordance with Article FIFTH, Clauses (f)(ii) and (g)(i) of the Restated Certificate of Incorporation as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Units shall be entitled to receive upon exchange the amount of such security that such holder would have received if such exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the exchange of any Unit; provided, however, that if a Unit shall be exchanged subsequent to the record date for the payment of a dividend or other distribution on Units but prior to such payment, then the registered holder of such Unit at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such Unit on such date notwithstanding the exchange thereof or the default in payment of the dividend or distribution due on such date.

          (d) Public Corp. covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of the outstanding Units, such number of shares of Class A Common Stock that shall be issuable upon the exchange of all such outstanding Units. Public Corp. covenants that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon exchange, Public Corp. will cause such shares to be so registered or approved, as the case may be. Public Corp. will use its best efforts to list the shares of Class A Common Stock required to be delivered upon exchange prior to such delivery upon the Nasdaq National Market and/or each national securities exchange upon which the outstanding Class A Common stock is listed at the time of such delivery. Public Corp. covenants that all shares of Class A Common Stock that shall be issued upon exchange of the Units will, upon issue, be validly issued, fully paid and non-assessable.

          (e) The issuance of certificates for shares of Class A Common Stock upon exchange of Units shall be made without charge to the holders of such Units for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the Units exchanged, then the person or persons requesting the issuance thereof shall pay to Public Corp. the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of Public Corp. that such tax has been paid or is not payable.

     8.5  Combinations and Subdivisions.  The Partnership will not in any manner
          -----------------------------
subdivide (by any split, distribution, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) the outstanding Units unless an identical event is occurring with respect to the Class A Common Stock, in which event the Units shall be combined or subdivided concurrently with and in the same manner as the Class A Common Stock.

     8.6  Incentive Plans; Registered and Private Offerings.
          -------------------------------------------------

          (a) At any time Public Corp. issues a share of Class A Common Stock pursuant to an Employee Benefit Plan (whether pursuant to the exercise of a stock option or the grant of a restricted share award or otherwise), the following shall occur: (i) Public Corp. shall be deemed to contribute to the capital of the Partnership an amount of cash equal to the current per share market price of a share of Class A Common Stock on the date such share is issued (or, if earlier, the date the related option is exercised); (ii) the Partnership shall be deemed to purchase from Public Corp. a share of Class A Common Stock for an amount of cash equal to the amount of cash deemed contributed by Public

Corp. to the Partnership in clause (i) above (and such share is deemed delivered to its owner under the Employee Benefit Plan); (iii) the net proceeds (including the amount of any payments made on a loan with respect to a stock purchase award) received by Public Corp. with respect to such share, if any, shall be concurrently transferred to the Partnership (and such net proceeds so transferred shall not constitute a capital contribution); and (iv) the Partnership shall issue to Public Corp., in its capacity as General Partner, one
(1) Unit registered in the name of Public Corp. The Partnership shall retain any net proceeds that are paid directly to the Partnership.

          (b) At any time Public Corp. issues a share of Class A Common Stock pursuant to a primary public offering registered under the Securities Act or in a private placement (including in connection with any acquisition, business combination, merger or similar transaction), the net proceeds, assets or securities received by Public Corp. with respect to such share, if any, shall be concurrently transferred to the Partnership and the Partnership shall issue to Public Corp., in its capacity as General Partner, one (1) Unit registered in the name of Public Corp.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1  Amendment of this Agreement.  Other than the right of the General
          ---------------------------
Partner to adjust the number of Units and Percentage Interests set forth in
Schedule 2.5 hereto in accordance with this Agreement, this Agreement may be amended only upon the unanimous approval thereof by the Partners.

     9.2  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
          -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     9.3  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each such counterpart being deemed to be an original instrument, and may be executed by facsimile signature. All counterparts shall collectively constitute one and the same Agreement.

     9.4  Headings; Recitals. The descriptive headings of this Agreement and its
          ------------------
Schedules and Exhibits and the recitals herein are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

     9.5  Integration.  This Agreement, including the Schedules and Exhibits
          -----------
hereto and all other documents referenced herein or contemplated hereby, constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superceded and canceled by this Agreement.

     9.6  Severability. In the event that any provision of this Agreement is
          ------------
held to be illegal, invalid or unenforceable in a final, unappealable Order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and shall be inoperative, and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

     9.7  Notices.  In any case where any notice or other communication is
          -------
required or permitted to be given hereunder, such notice or communication shall be in writing and deemed to have been duly given and delivered: (a) if delivered in person, on the date of such delivery; (b) if sent by overnight express or registered or certified mail (with return receipt requested), on the date of receipt of such mail; or (c) if sent by confirmed facsimile transmission (with answer back received), on the date of such facsimile transmission provided that
                                                                  --------
notice is also sent on the same day by one of the methods set forth in (a) or
(b) above. Such notice or other communication shall be sent to the following address(es) (or such other address(es) as the relevant party may designate from time to time in writing):

          If to SBC Partner:

               James S. Kahan
               Senior Vice President
               Corporate Development
               SBC Communications Inc.
               175 East Houston Street
               San Antonio, Texas 78705

               Telecopy: (210) 351-5034
               Telephone: (210) 351-5030

               With copies, which shall not constitute notice, to:

               Senior Counsel - M&A
               SBC Communications Inc.
               175 East Houston Street
               San Antonio, Texas 78705

               Telecopy: (210) 351-3488
               Telephone: (210) 351-3445

               Joseph B. Frumpkin, Esq.
               Keith A. Pagnani, Esq.
               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004

               Telecopy: (212) 558-3588
               Telephone: (212) 558-4000


          If to Prodigy Communications Limited Partnership or Public Corp.:

               Prodigy Communications Corporation
               44 South Broadway
               White Plains, New York 10601

               Telecopy:  (914) 448-8198
               Telephone: (914) 448-8000
               Attention:    Andrea S. Hirsch
                             Executive Vice President
                             Business Development
                             and General Counsel

               With a copy, which shall not constitute notice, to:

               David A. Westenberg, Esq.
               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts 02109

               Telecopy: (617) 526-5000
               Telephone: (617) 526-6000

     9.8  Further Assurances.  In addition to any other obligations set forth in
          ------------------
this Agreement, each party agrees to take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other party for the implementation or continuing performance of this Agreement. Unless otherwise expressly set forth herein, any agreement by a party to take or refrain from taking any action shall constitute an agreement by such party to cause each of its subsidiaries, and to use all reasonable best efforts to cause each of its Affiliates, to so act or refrain from acting.

     9.9  No Third Party Beneficiaries.  This Agreement is entered into solely
          ----------------------------
among, and may be enforced only by, the parties hereto. This Agreement shall not be deemed to create any rights in any third parties, including suppliers, customers and employees of any party, or to create any obligations of a party to any such third parties. Notwithstanding the foregoing, any Person entitled to indemnification hereunder shall be deemed to be an express third party beneficiary hereof with respect to all matters relating to such indemnification, and may enforce the provisions of this Agreement relating thereto to the same extent as if such Person were a party hereto.

     9.10  Assignment.  Neither this Agreement nor any rights or obligations
           ----------
hereunder may be assigned by any party without the prior written consent of the other parties hereto. Any attempted assignment that does not comply with this
Section 9.10 shall be void.

     9.11  Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the respective successors and permitted assigns of each party hereto.

     9.12  No Agency.  Each of the parties hereto shall have no right, power or
           ---------
authority to assume or create any obligation or responsibility on behalf of any of the other parties.

     9.13  Consent to Jurisdiction; Venue; WAIVER OF JURY TRIAL.  The parties
           ----------------------------------------------------
hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and, to the fullest extent permitted by law, agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.7 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

     9.14  Equitable Remedies.  Each party acknowledges that no adequate remedy
           ------------------
of law would be available for any breach of this Agreement, and any breach of any Section or Article of this Agreement by one party would irreparably injure the other party or parties and accordingly agrees that in the event of a breach of any Section or Article of this Agreement, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each party waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy or that the other party is not irreparably harmed.

     9.15  Principles of Construction.  In this Agreement and all other attached
           --------------------------
Schedules, Exhibits or Attachments to this Agreement, unless otherwise expressly indicated or required by the context:

          reference to and the definition of any document shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified, in writing, from time to time but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

          references in this Agreement to any statute, decree or regulation shall be construed as a reference to such statute, law, decree or regulation as re-enacted, redesignated, amended or extended from time to time and references herein or in this Agreement to any document or agreement shall be deemed to include references to such document or agreement as amended, varied, supplemented or replaced from time to time in accordance with such document's or agreement's terms;

          defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

          the words "including" or "includes" shall be deemed to mean "including without limitation" and "including but not limited to" (or "includes without limitation" and "includes but is not limited to") regardless of whether the words "without limitation" or "but not limited to" actually follow the term;

          accounting terms used herein but not defined herein shall have their respective meanings provided under GAAP;

          the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or its Schedules or Exhibits shall refer to this Agreement and its Schedules and Exhibits as a whole and not to any particular provision hereof or thereof, as the case may be; and

          any reference herein to a time of day means the time of day in New York, New York.

     9.16  No Waiver of Rights.  No failure or delay on the part of a party in
           -------------------
the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No waiver shall be effective unless in writing signed by the waiving party.

     9.17  Force Majeure.  If any circumstance beyond the reasonable control of
           -------------
any party occurs which delays or renders impossible the performance of that party's obligations under this Agreement on the dates herein provided, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such party shall notify the other parties in writing as soon as practicable, but in no event more than ten days, after the occurrence of such force majeure. In such event, the parties shall meet promptly to determine an equitable solution to the effects of any such event, provided that such party who fails
                                           --------
because of force majeure to perform its obligations hereunder shall use commercially reasonable efforts to implement work-arounds or otherwise minimize the length of the delay and to resume promptly performance upon the cessation of the force majeure. Events of force majeure shall include war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, power outages, and acts of God; provided, however, that, in the event that a
                                --------  -------
change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder and could be considered an event of force majeure, the characterization of such change in law, rule or regulation as an event of force majeure shall be without prejudice to the obligations of the parties under Section 9.6 above.

     9.18  Negotiated Terms.  Each party acknowledges that the provisions of
           ----------------
this Agreement were negotiated to reflect an informed, voluntary allocation between the parties of all risks (both known and unknown) associated with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                         GENERAL PARTNER

                         PRODIGY COMMUNICATIONS CORPORATION


                         By: ____________________________
                             Name:
                             Title:


                         INITIAL LIMITED PARTNER

                         PRODIGY TRANSITION CORPORATION


                         By: ____________________________
                             Name:
                             Title:


                         LIMITED PARTNER

                         SBC INTERNET COMMUNICATIONS, INC.


                         By: ____________________________

                             Name:
                             Title:

                                 Schedule 2.5
                                 ------------
                             Percentage Interests
                              -------------------

                                 Schedule 2.8
                                 ------------

                              Schedule 2.8(a)(i)
                              ------------------
                         Book Capital Account Schedule
                         -----------------------------

               Book Capital Account
               --------------------

Public Corp.   [$_______]


SBC Partner    [$_______]

                              Schedule 2.8(a)(ii)
                              -------------------
                       Imputed Capital Account Schedule
                       --------------------------------

               Imputed Capital Account
               -----------------------

Public Corp.   [$______]


SBC Partner    [$______]

                                   Exhibit A
                                   ---------

                                                                     (Exhibit D)
                                    FORM OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      PRODIGY COMMUNICATIONS CORPORATION

    (originally incorporated under the name Prodigy, Inc. on June 13, 1996)


     Prodigy Communications Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST.  The name of the Corporation is:  Prodigy Communications
Corporation.

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.  (a)  Authorized Capital Stock.  The total number of shares of
                   ------------------------
stock that the Corporation shall have the authority to issue is 290,000,001 shares, consisting of: (i) 280,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"); (ii) 1 share of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); and (iii) 10,000,000 shares of Series Preferred Stock, par value $.01 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called the "Common Stock." The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by each of the following, voting separately as a class: (y) the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock") irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereinafter enacted; and (z) if a Class B Director (as defined below) is then entitled to be a member of the Executive Steering Committee (as defined), by the affirmative vote of the holders of a majority of the Class B Common Stock.

     (b) Terms of Common Stock; Voting; Directors.
         ----------------------------------------

         (i) Rights and Privileges; Voting Rights.  (A) All shares of Common
             ------------------------------------
Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise provided in this Restated Certificate of Incorporation.

             (B) The holders of shares of Common Stock shall have the following voting rights:

                 (1) Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such holder on all matters submitted to a vote of the holders of Common Stock.

                 (2) Each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held by such holder and one vote for each Unit (as defined below) held by such holder on all matters submitted to a vote of the holders of Common Stock. "Units" shall mean units in Prodigy Communications Limited Partnership, the Delaware limited partnership in which the Corporation is the sole General Partner, or any successor entity thereto (the "Operating Partnership"), issued under its Amended and Restated Limited Partnership Agreement, as amended from time to time (the "L.P. Agreement"). A copy of the L.P. Agreement shall be made available to any stockholder of the Corporation upon request.

                 (3) Except as may be provided pursuant to resolutions of the Board, adopted pursuant to the provisions of this Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation (the "Amended and Restated By-Laws"), establishing any series of Preferred Stock and granting to the holders of such shares of Preferred Stock rights to elect additional directors under specified circumstances, and subject to Article FIFTH, Clause (c) below, the Board of Directors shall consist of nine (9) directors. Subject to Article FIFTH, Clause (c) below: the holders of the Class B Common Stock, voting separately as a class, shall be entitled to elect three (3) of the nine (9) directors of the Board (each a "Class B Director"); and the remaining six (6) directors (each a "Class A Director"), shall be elected by the vote of the holders of the Common Stock (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock), voting as a class.

                 (4) Except as otherwise required in this Restated Certificate of Incorporation or the Amended and Restated By-Laws or by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

                        (5) There shall be no cumulative voting.

           (C) Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, no vote of the holders of Class A Common Stock, and only the vote of seventy-five percent (75%) of the holders of the Class B Common Stock voting separately as a class, shall be required to approve or take any action necessary to authorize a merger of the Operating Partnership (and optionally any one or more of its subsidiaries) into the Corporation, and to amend this Restated Certificate of Incorporation accordingly, provided that the Corporation is the surviving entity in the merger and the economic and voting interests of the holders of Class A Common Stock in the merged entities (taken as a whole) immediately after such merger are the same as the economic and voting interests of the holders of Class A Common Stock in the merged entities (taken as a whole) immediately before such merger.

     (ii)  Dividends and Distributions.
           ---------------------------

           (A) Subject to the preferences applicable to Preferred Stock, if any, outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Corporation's Board of Directors (the "Board") from time to time out of assets or funds of the Corporation legally available thereof; provided, that, subject to the provisions of this Article FOURTH, Clause (b)(ii), the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class.

           (B) In the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock which occur after the first date upon which the Corporation has issued shares of any of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. In the case of any such dividend or distribution payable in shares of Class A Common Stock or Class B Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number.

           (C) In the case of dividends or other distributions consisting of other voting securities of the Corporation or of voting securities of any corporation which is a wholly owned subsidiary of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that: (1) the voting rights of each such security paid to the holders of Class B Common Stock, when compared to the voting rights of each such security paid to the holders of Class A Common Stock, shall have voting rights determined pursuant to the same formula as provided in Clause (b)(i)(B)(2) of Article FOURTH above; (2) such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of Class B Common Stock; and (3) with respect only to dividends or other distributions of voting securities of any corporation which is a wholly owned subsidiary of the Corporation, the respective voting rights of each such security paid to holders of Class A Common Stock and Class B Common Stock with respect to the election of directors shall otherwise be as comparable as is practicable, as determined by the Board, to those of the Class A Common Stock and Class B Common Stock, respectively.

                (D) In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another corporation which is a wholly owned subsidiary of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that: (1) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock, when compared to the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class A Common Stock, shall have voting rights determined pursuant to the same formula as provided in Clause (b)(i)(B)(2) of Article FOURTH above; and (2) such underlying securities paid to the holders of the Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock.

         (iii)  Conversion of Class B Common Stock.
                ----------------------------------

                (A) Each holder of Class B Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock, on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares of Class B Common Stock to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and, if any such Class A Common Stock certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(F) below.

                (B) Each share of Class B Common Stock transferred by one or more Parent Entities (as defined below) to one or more persons or entities other than Parent Entities, and each share of Class B Common Stock held by one or more entities other than Parent Entities, shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock upon such transfer; provided that no such conversion shall occur solely as a result of the pledge or hypothecation of any Class B Common Stock by a Parent Entity. "Parent Entities" shall mean, collectively, SBC Communications Inc. (and any successors thereto), and any of its Affiliates. "Affiliate" shall have the meaning ascribed thereto in the L.P. Agreement.

                (C) As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Article FOURTH, Clauses (b)(iii)(A) or (B) above, and the payment in cash of any amount required by the provisions of Article FOURTH, Clause (b)(iii)(F) below, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock. Upon the date any such conversion is made or effected, all rights of the holder of such shares of Class B Common Stock as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

                (D) In the event of a reclassification or other similar transaction approved in accordance with Article FIFTH, Clauses (f)(ii) and
(g)(i) as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the default in payment of the dividend or distribution due on such date.

                (E) The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock. The Corporation covenants that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be registered or approved, as the case may be. The Corporation will use its best efforts to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon the Nasdaq National Market and/or each national securities exchange upon which the outstanding Class A Common stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of Class B Common Stock will, upon issue, be validly issued, fully paid and non-assessable.

                (F) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                (G) Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock and available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be reissued except as expressly permitted by Article FOURTH, Clause (b)(ii) above and Article FOURTH, Clause (b)(iv) below.

           (iv) Stock Splits.  The Corporation shall not in any manner
                ------------
subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

                (v)  Options, Rights or Warrants.
                     ---------------------------

                     (A) The Corporation shall not make any offering of options, rights or warrants to subscribe for shares of Class B Common Stock. If the Corporation makes an offering of options, rights or warrants to subscribe for shares of any class or classes of capital stock, other than Class B Common Stock, to all holders of a class of Common Stock, then the Corporation shall simultaneously make an identical offering to all holders of the other classes of Common Stock other than to any class of Common Stock the holders of which, voting as a separate class, determine that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

                     (B) Subject to Article FOURTH, clause (b)(v)(A) above, the Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized (other than Class B Common Stock), such rights or options to have such terms and conditions, and to be evidenced by or in such instrument or instruments, as shall be approved by the Board.

                (vi) Mergers,  Consolidation, Etc.  In the event that the
                     ----------------------------
Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into either (A) the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein, or (B) if holders of each class of Common Stock are to receive different distributions of stock, securities, cash and/or any other property (other than as contemplated by clause (b)(vi)(A) of this Article FOURTH), an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by the Board, equal to the value per share into which or for which each share of any other class of Common Stock is exchanged or changed.

                (vii)   Liquidation Rights.  In the event of any dissolution,
                        ------------------
liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the shares of the Class A Common Stock and the Class B Common Stock treated as a single class.

                (viii)  No Preemptive Rights.  Except as provided in Article
                        --------------------
FOURTH, Clause (b)(v) above, the holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock.

                (ix)    Reclassification. Immediately upon the effectiveness of
                        ----------------
this Restated Certificate of Incorporation, each share of issued and outstanding common stock of the Corporation immediately prior to such effectiveness shall be changed into and reclassified as one (1) share of Class A Common Stock. Promptly after such effectiveness, all certificates that, immediately prior to such effectiveness, represented common stock of the Corporation shall automatically represent Class A Common Stock.

     (c)  Preferred Stock.
          ---------------

          (i) Subject to the voting and approval procedures set forth in this Restated Certificate of Incorporation, Preferred Stock may be issued from time to time in one of more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

          (ii) Subject to the voting and approval procedures set forth in this Restated Certificate of Incorporation, authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware.

     FIFTH. (a) Unless and except to the extent that the Amended and Restated By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     (b) Subject to the approval procedures in Article FIFTH, Clauses (f)(ii) and (g)(i), the Board may from time to time make, amend, supplement or repeal the Amended and Restated By-Laws by a vote of a majority of the Board; provided, however, that the stockholders may change or amend or repeal any provision of the Amended and Restated By-Laws by each of: (i) the affirmative vote of the holders of a majority of the Voting Stock voting as one class; and (ii) if a Class B Director is then entitled to be a member of the Executive Steering Committee, by the affirmative vote of the holders of a majority of the Class B Common Stock, voting separately as a class.

     (c) Reduction in Number of Directors.
         --------------------------------

         (i) At any time that the holders of Class B Common Stock shall have transferred (other than to Parent Entities) in the aggregate (i.e., together with all other shares of Common Stock and/or Units previously transferred by holders of Class B Common Stock other than to Parent Entities) a number of shares of Common Stock and/or Units constituting an aggregate of more than thirty-three percent (33%) of the initial number of Units issued to holders of Class B Common Stock (subject to adjustment in accordance with Section 8.5 of the L.P. Agreement) (the "First Class B Triggering Event"), then the number of Class B Directors shall be reduced from three (3) to two (2) (and the resulting size of the Board shall be reduced by one (1) and no vacancy shall be created) and the term of one of the Class B Directors, selected by the holders of Class B Common Stock within ten (10) days of the occurrence of the First Class B Triggering Event, shall terminate; provided, however, that the exchange by the holders of Class B Common Stock of Units into shares of Class A Common Stock pursuant to Section 8.4 of the L.P. Agreement, shall not constitute a transfer of such Units for purposes of this Article FIFTH, Clause (c)(i). In the absence of such selection within said ten-day period, the Class A Directors shall select the Class B Director whose term shall terminate. In calculating whether the First Class B Triggering Event has occurred, each time a transfer of shares of Common Stock and/or Units by the holders of Class B Common Stock occurs (other than to a Parent Entity), a calculation shall be made with respect to the percentage that such number of shares and/or Units transferred bears to the number of Units initially issued to the holders of Class B Common Stock (subject to adjustment in accordance Section 8.5 of the L.P. Agreement). This percentage shall be added to the aggregate of such percentages calculated at the respective times of all prior transfers by the holders of the Class B Common Stock (other than to a Parent Entity).

         (ii) At any time that the holders of Class B Common Stock shall have transferred (other than to Parent Entities) in the aggregate (i.e., together with all other shares of Common Stock and/or Units transferred by holders of Class B Common

 Stock other than to Parent Entities) a number of shares of Common Stock and/or Units constituting an aggregate of more than sixty-seven percent (67%) of the initial number of Units issued to holders of Class B Common Stock (subject to adjustment in accordance with Section 8.5 of the L.P. Agreement) (the "Second Class B Triggering Event"), then the number of Class B Directors shall be reduced to one (1) (and the resulting size of the Board shall be reduced by the relevant number and no vacancy or vacancies shall be created) and the term of the relevant number of Class B Directors, selected by the holders of Class B Common Stock within ten (10) days of the occurrence of the Second Class B Triggering Event, shall terminate; provided, however, that the exchange by the holders of Class B Common Stock of Units into shares of Class A Common Stock pursuant to Section 8.4 of the L.P. Agreement, shall not constitute a transfer of such Units for purposes of this Article FIFTH, Clause (c)(ii). In the absence of such selection within said ten-day period, the Class A Directors shall select the Class B Director or Directors whose term shall terminate. In calculating whether the Second Class B Triggering Event has occurred, each time a transfer of shares of Common Stock and/or Units by the holders of Class B Common Stock occurs (other than to a Parent Entity), a calculation shall be made with respect to the percentage that such number of shares and/or Units transferred bears to the number of Units initially issued to the holders of Class B Common Stock (subject to adjustment in accordance with Section 8.5 of the L.P. Agreement). This percentage shall be added to the aggregate of such percentages calculated at the respective times of all prior transfers by the holders of the Class B Common Stock (other than to a Parent Entity).

     (iii) At any time that the holders of Class B Common Stock shall have transferred (other than to Parent Entities) in the aggregate (i.e., together with all other shares of Common Stock and/or Units transferred by holders of Class B Common Stock other than to Parent Entities) a number of shares of Common Stock and/or Units constituting an aggregate of one hundred percent (100%) of the initial number of Units issued to holders of Class B Common Stock (subject to adjustment in accordance with Section 8.5 of the L.P. Agreement) (the "Third Class B Triggering Event"), then the number of Class B Directors shall be reduced to zero (0) (and the resulting size of the Board shall be reduced by the relevant number and no vacancy or vacancies shall be created) and the term of each remaining Class B Director shall terminate; provided, however, that the exchange by the holders of Class B Common Stock of Units into shares of Class A Common Stock pursuant to Section 8.4 of the L.P. Agreement, shall not constitute a transfer of such Units for purposes of this Article FIFTH, Clause (c)(iii). In calculating whether the Third Class B Triggering Event has occurred, each time a transfer of shares of Common Stock and/or Units by the holders of Class B Common Stock occurs (other than to a Parent Entity), a calculation shall be made with respect to the percentage that such number of shares and/or Units transferred bears to the number of Units initially issued to the holders of Class B Common Stock (subject to adjustment in accordance with Section 8.5 of the L.P. Agreement). This percentage shall be added to the aggregate of such percentages calculated at the respective times of all prior transfers by the holders of the Class B Common Stock (other than to a Parent Entity).

     (d) Vacancies in the Board.  Any vacancies resulting from death,
         ----------------------
resignation, disqualification, removal or other cause with respect to a Class A Director shall be filled by the affirmative vote of the remaining Class A Directors then in office, even if less than a quorum of the Board. Any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class B Director shall be filled only by the affirmative vote of the remaining Class B Directors then in office, even if less than a quorum of the Board, or by a sole remaining Class B Director. In the absence of a sole remaining Class B Director, such vacancies shall be filled by a majority vote of the holders of the Class B Common Stock, voting separately as a class. Any director elected in accordance with this Clause (d) shall hold office until the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified, or until such director's term of office otherwise terminates.

     (e) Removal of Directors.  (i) Subject to Article FIFTH, Clause (e)(ii)
         --------------------
below, any director may be removed from office only for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Voting Stock, voting together as a single class.

         (ii) Notwithstanding the foregoing, (A) any Class A Director may be removed at any time, with or without cause, by a majority vote of the holders of the Voting Stock, voting together as one class, and (B) any Class B Director may be removed at any time, with or without cause, only by a majority vote of the holders of the Class B Common Stock, voting separately as a class.

     (f) General Powers of the Board of Directors. (i)  Subject to Article
         ----------------------------------------
FIFTH, Clause (g), the business and affairs of the corporation shall be managed by or under the direction of the Board. The Board may, subject to the approval procedures of Article FIFTH, Clause (f)(ii) and Article FIFTH, Clause (g)(i) hereof, exercise all of the powers of the Corporation except as otherwise provided by law or this Restated Certificate of Incorporation.

         (ii) Subject to Article FIFTH, Clause (g) hereof, and without limiting the powers of the Board set forth in Article FIFTH, Clause (f)(i), the Corporation shall not, and shall not permit any Subsidiary (as defined below) to, and no officer, employee or agent of the Corporation or any Subsidiary shall, take any of the actions specified in Schedule FIFTH, Clause (f)(ii), without the prior approval of the Board. "Subsidiary" shall mean each of Operating Partnership and Prodigy Communications Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Prodigy, and any other corporation, limited liability company, partnership or other entity in which the Corporation, directly or indirectly, has a controlling equity interest.

     (g)  Appointment and Powers of Executive Steering Committee.
          ------------------------------------------------------
(i) The Board shall establish a four (4) member Executive Steering Committee (the "Executive Steering Committee") consisting of two (2) Class A Directors selected by Telefonos de Mexico, S.A. de C.V. ("Telmex") and Carso Global Telecom, S.A. de C.V. ("Carso") and two (2) Class B Directors selected by the Class B Directors, subject to reduction as provided in Article FIFTH, Clauses
(g)(ii) and (g)(iii) below. The purpose of the Executive Steering Committee shall be to evaluate the matters set forth on Schedule FIFTH, Clause (g)(i) of this Restated Certificate of Incorporation and to report to the Board for approval only those matters specified on said Schedule which have been unanimously approved by the Executive Steering Committee. Approval by the Board or any committee of the Board of any action set forth on Schedule FIFTH, Clause
(g)(i) shall not be effective unless and until such action has been unanimously approved by the Executive Steering Committee. Nothing contained herein shall restrict the right of any director of the Corporation to bring any matter to, or discuss any matter with, the Executive Steering Committee.

     (ii) At any time that a First Class B Triggering Event shall have occurred, then the number of Class B Directors on the Executive Steering Committee shall be reduced from two (2) to one (1) (and the resulting size of the Executive Steering Committee shall be reduced by one (1) and no vacancy shall be created) and the term of one (1) of the Class B Directors on such Committee, selected by the holders of Class B Common Stock within ten (10) days of the occurrence of the Second Class B Triggering Event, shall terminate. In the absence of such selection within said ten-day period, the Class A Directors shall select the Class B Director whose term shall terminate. At any time that a Second Class B Triggering Event shall have occurred, then the number of Class B Directors on the Executive Steering Committee shall be reduced to zero (0) (and the resulting size of the Committee shall be reduced by the relevant number and no vacancy or vacancies shall be created) and the term of each remaining Class B Director on such Committee shall terminate.

     (iii) At any time that Telmex and Carso, acting separately or jointly, shall have transferred (other than to an Affiliate within the same corporate group) in the aggregate (i.e., together with all other shares of Common Stock previously transferred by Telmex or Carso other than to an Affiliate within the same corporate group) a number of shares of Common Stock constituting an aggregate of more than thirty-three percent (33%) of the number of shares of Common Stock owned or held of record by Telmex and Carso as of November 19, 1999 (subject to adjustment in accordance with Article FOURTH, Clause (b)(iv)) (the "First Telmex/Carso Triggering Event"), then the number of Class A Directors on the Executive Steering Committee shall be reduced from two (2) to one (1) (and the resulting size of such Committee shall be reduced by one (1) and no vacancy shall be created) and the term of one of the Class A Directors on such Committee, selected by Telmex and Carso within ten (10) days of the occurrence of the First Telmex/Carso Triggering Event, shall terminate. In the absence of such selection within said ten-day period, the Class B Directors or, if there are no Class B Directors, the Class A Directors not selected by Telmex and Carso, shall select the Class A Director whose term shall terminate. In calculating whether the First Telmex/Carso Triggering Event has occurred, each time a transfer of shares of Common Stock by Telmex or Carso occurs (other than to an Affiliate within the same corporate group), a calculation shall be made with respect to the percentage that such number of shares transferred bears to the number of shares owned or held of record by Telmex and Carso as of November 19, 1999 (subject to adjustment in accordance with Article FOURTH, Clause (b)(iv)). This percentage shall be added to the aggregate of such percentages calculated at the respective times of all prior transfers by Telmex or Carso (other than to Affiliates within the same corporate group). At any time that Telmex and Carso, acting separately or jointly, shall have transferred (other than to an Affiliate within the same corporate group) in the aggregate (i.e., together with all other shares of Common Stock transferred by Telmex or Carso other than to Affiliates within the same corporate group) a number of shares of Common Stock constituting an aggregate of more than sixty-seven percent (67%) of the number of shares of Common Stock owned or held of record by Telmex and Carso as of November 19, 1999 (subject to adjustment in accordance with Article FOURTH, Clause (b)(iv)) (the "Second Telmex/Carso Triggering Event"), then the number of Class A Directors on the Executive Steering Committee shall be reduced to zero (0) (and the resulting size of such Committee shall be reduced by the relevant number and no vacancy or vacancies shall be created) and the term of each remaining Class A Director on such Committee shall terminate. In calculating whether the Second Telmex/Carso Triggering Event has occurred, each time a transfer of shares of Common Stock by Telmex or Carso occurs (other than to an Affiliate within the same corporate group), a calculation shall be made with respect to the percentage that such number of shares transferred bears to the number of shares owned or held of record by Telmex and Carso as of November 19, 1999 (subject to adjustment in accordance with Article FOURTH, Clause (b)(iv)). This percentage shall be added to the aggregate of such percentages calculated at the respective times of all prior transfers by Telmex or Carso (other than to Affiliates within the same corporate group).

          (iv) At any time that both a Second Class B Triggering Event and a Second Telmex/Carso Triggering Event shall have occurred, the Executive Steering Committee shall be deemed dissolved as of such time, and this Article FIFTH, Clause (g) shall cease to have any effect.

     (h)  Other Committees. (i) For so long as a Class B Director is entitled to
          ----------------
be a member of the Executive Steering Committee, each such committee designated by the Board in accordance with Section 3.1 of the Amended and Restated By-Laws shall contain at least one Class B Director.

          (ii) Except as the Board may otherwise determine, any such committee may adopt, amend and repeal rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, a majority of the total number of the authorized members of such committee, which majority must include at least one Class B Director, shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business as nearly as possible in the same manner as the Board conducts its business pursuant to this Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation.

     (i) Committee Resignation; Removals. Any member of any committee may resign
         -------------------------------
at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose; except that any member of the Executive Steering Committee elected by the Class B Directors may be removed from the Executive Steering Committee at any time, either with or without cause, by the affirmative vote of a majority of the Class B Directors. Any member of the Executive Steering Committee may be removed from the Executive Steering Committee for cause by the affirmative vote of two (2) Class A Directors (or the sole Class A Director) and two (2) Class B Directors (or the sole Class B Director), even if less than a quorum of the Board. Any vacancies on any committee of the Board shall be filled in the manner set forth above and in the Amended and Restated By-Laws in respect of the appointment of such committee.

     SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. For the purposes of this Article SEVENTH and Article EIGHTH below, the term "director" shall include any member of the Executive Steering Committee serving in such capacity.

     EIGHTH.  1.  Actions, Suits and Proceedings Other than by or in the Right
                  ------------------------------------------------------------
of the Corporation.  The Corporation shall indemnify each person who was or is a
------------------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture trust or other enterprise (including any employee benefit plan) (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

     2.  Actions or Suits by or in the Right of the Corporation.  The
         ------------------------------------------------------
Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

     3.  Indemnification for Expenses of Successful Party.  Notwithstanding the
         ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4.  Notification and Defense of Claim.  As a condition precedent to his
         ---------------------------------
right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation,
(ii) counsel of the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

     5.  Advance of Expenses.  Subject to the provisions of Section 6 below, in
         -------------------
the event that the Corporation does not assume the defense pursuant to Section 4 of this Article or any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     6.  Procedure for Indemnification.  In order to obtain indemnification or
         -----------------------------
advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

     7.   Remedies.  The right to indemnification or advances as granted by this
          --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The indemnitees expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8.  Subsequent Amendment.  No amendment, termination or repeal of this
         --------------------
Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9.  Other Rights.  The indemnification and advancement of expenses provided
         ------------
by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10.  Partial Indemnification.  If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11.  Insurance.  The Corporation may purchase and maintain insurance, at
          ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     12.  Merger or Consolidation.  If the Corporation is merged into or
          -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13.  Savings Clause.  If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14.  Definitions.  Terms used herein and defined in Section 145(h) and
          -----------
Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

     15.  Subsequent Legislation.  If the General Corporation Law of the State
          ----------------------
of Delaware is amended after adoption of this Article to expand further the Indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     NINTH. The affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding Voting Stock, voting as one class, shall be required to amend or repeal this Restated Certificate of Incorporation; provided, however, that no such amendment which shall adversely affect the rights of the holders of Class A Common Stock or Class B Common Stock, respectively, may be adopted unless the holders of such Class A Common Stock or Class B Common Stock, as the case may be, voting separately as a class, shall by majority vote approve such amendment.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, provided that such action is approved in the manner, and otherwise complies with the requirements, set forth in this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, and which was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, has been signed by its President this ________, 1999.



                                PRODIGY COMMUNICATIONS CORPORATION


                                By: ____________________________________
                                        President

                        Schedule FIFTH, Clause (f)(ii)
                        ------------------------------

                       ACTIONS REQUIRING BOARD APPROVAL

(Except as indicated below, capitalized terms used and not defined in this Schedule shall have the respective meanings ascribed thereto in the Restated Certificate of Incorporation to which this Schedule is attached.)

1. Any amendment, change or other modification or restatement of the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Corporation, the L.P. Agreement, or similar constitutive documents of any other Subsidiary; or the merger, consolidation, dissolution or liquidation of the Corporation, the Operating Partnership or any other Subsidiary, or any transaction having the same effect.

2. Except pursuant to (i) outstanding options, warrants or other rights to subscribe for or acquire equity securities of the Corporation, or any outstanding securities or obligations convertible into or exchangeable for any such equity securities of the Corporation, in each case as set forth on Annex A hereto, (ii) incentive or other employee benefit plans or agreements adopted by the Board after the date hereof in accordance with paragraph 7 of this Schedule FIFTH, Clause (f)(ii) or (iii) a conversion or exchange right set forth in the Restated Certification of Incorporation, the L.P. Agreement or similar constitutive documents of any other Subsidiary, the issuance, authorization, cancellation, alteration, modification, reclassification, redemption or any change in, of, or to, any equity security of the Corporation or any Unit or other equity interest in the Operating Partnership or any other Subsidiary, or any option, put, call or warrant with respect to the foregoing, including, without limitation, any such issuance, authorization, cancellation, alteration, modification, reclassification, redemption or change pursuant to any merger, consolidation or similar transaction. Notwithstanding the foregoing, in no event shall the exceptions set forth in clauses (i), (ii) and (iii) above apply to the issuance, authorization, cancellation, alteration, modification, reclassification, redemption or any change in, of, or to, any shares of Class B Common Stock of the Corporation, or any option, put, call or warrant with respect to any shares of Class B Common Stock of the Corporation, including, without limitation, any such issuance, authorization, cancellation, alteration, modification, reclassification, redemption or change pursuant to any merger, consolidation or similar transaction.

3. The transfer or other disposition (other than inventory or obsolete assets of the Corporation, the Operating Partnership or any other Subsidiary) of, or placing any encumbrance (other than encumbrances arising by operation of law) on, any material asset of the Corporation, the Operating Partnership or any other Subsidiary, except Permitted Encumbrances (as defined in the L.P. Agreement).

4. The acquisition of any interest in, or the making of any loan or extension of credit to, another person or entity by the Corporation, the Operating Partnership or any other Subsidiary for or in an amount in excess of $5,000,000, except for short-term cash management with recognized money market institutions; any capital expenditure (or series of related capital expenditures) by the Corporation, the Operating Partnership or any other Subsidiary in excess of $5,000,000; or any debt, loan or borrowing of the Corporation, the Operating Partnership or any other Subsidiary (other than borrowings under revolving credit facilities approved by the Board) exceeding $5,000,000 outstanding in the aggregate at any time, or any revolving credit facility of the Corporation, the Operating Partnership or any other Subsidiary permitting aggregate borrowings at any one time outstanding to exceed $5,000,000.

5. Adoption and approval of any Business Plan for the Corporation, the Operating Partnership or any other Subsidiary.

6. Appointment of the Chief Executive Officer for the Corporation, the Operating Partnership or any other Subsidiary.

7. Adoption of any incentive or other employee benefit plan by the Corporation, the Operating Partnership or any other Subsidiary or any material amendment to any such existing plan.

8. Hiring any personnel of the Corporation, the Operating Partnership or any other Subsidiary with any annual salary in excess of $250,000 or increasing the compensation of any such personnel above $250,000.

9. Appointment or dismissal of auditors for the Corporation, the Operating Partnership or any other Subsidiary.

10. The conduct by the Corporation, the Operating Partnership or any other Subsidiary of any business other than the Business (as defined in the L.P. Agreement) and any ancillary or related businesses, or the establishment of any entity (or the creation of any entity owned jointly with any other party) by the Corporation, the Operating Partnership or any other Subsidiary to conduct any business.

11. Any action by, in respect of or otherwise involving any entity in which the Corporation, the Operating Partnership or any other Subsidiary has or acquires a controlling interest which would require Board approval under FIFTH, Clause (f)(ii) if such action were by, in respect of or otherwise involving the Corporation, the Operating Partnership or any other Subsidiary, as described above.

                         Schedule FIFTH, Clause (g)(i)
                         -----------------------------

                 MATTERS FOR THE EXECUTIVE STEERING COMMITTEE

(Except as indicated below, capitalized terms used and not defined in this Schedule shall have the respective meanings ascribed thereto in the Restated Certificate of Incorporation to which this Schedule is attached.)

1. Any amendment, change or other modification or restatement of the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Corporation, the L.P. Agreement or similar constitutive documents of any other Subsidiary; or the merger, consolidation, dissolution or liquidation of the Corporation, the Operating Partnership or any other Subsidiary, or any transaction having the same effect.

2. Except pursuant to (i) outstanding options, warrants or other rights to subscribe for or acquire equity securities of the Corporation, or any outstanding securities or obligations convertible into or exchangeable for any such equity securities of the Corporation, in each case as set forth on Annex A hereto, (ii) incentive or other employee benefit plans or agreements adopted by the Board after the date hereof in accordance with paragraph 7 of Schedule FIFTH, Clause (f)(ii) hereof or (iii) a conversion or exchange right set forth in the Restated Certificate of Incorporation, the L.P. Agreement or similar constitutive documents of any other Subsidiary, the issuance, authorization, cancellation, alteration, modification, reclassification, redemption or any change in, of, or to, any equity security of the Corporation or any Unit or other equity interest in the Operating Partnership or any other Subsidiary, or any option, put, call or warrant with respect to the foregoing, including, without limitation, any such issuance, authorization, cancellation, alteration, modification, reclassification, redemption or change pursuant to any merger, consolidation or similar transaction. Notwithstanding the foregoing, in no event shall the exceptions set forth in clauses (i), (ii) and (iii) above apply to the issuance, authorization, cancellation, alteration, modification, reclassification, redemption or any change in, of, or to, any shares of Class B Common Stock of the Corporation, or any option, put, call or warrant with respect to any shares of Class B Common Stock of the Corporation, including, without limitation, any such issuance, authorization, cancellation, alteration, modification, reclassification, redemption or change pursuant to any merger, consolidation or similar transaction.

3. The transfer or other disposition (other than inventory or obsolete assets of the Corporation, the Operating Partnership or any other Subsidiary) of, or placing any encumbrance (other than encumbrances arising by operation of law) on, any material asset of the Corporation, the Operating Partnership or any other Subsidiary, except Permitted Encumbrances (as defined in the L.P. Agreement).

4. The acquisition of any interest in, or the making of any loan or extension of credit to, another person or entity by the Corporation, the Operating Partnership or any other Subsidiary for or in an amount in excess of $20,000,000, except for short-term cash management with recognized money market institutions; any capital expenditure (or series of related capital expenditures) by the Corporation, the Operating Partnership or any other Subsidiary in excess of $20,000,000; or any debt, loan or borrowing of the Corporation, the Operating Partnership or any other Subsidiary (other than borrowings under revolving credit facilities approved by the Board) exceeding $20,000,000 outstanding in the aggregate at any time, or any revolving credit facility of the Corporation, the Operating Partnership or any other Subsidiary permitting aggregate borrowings at any one time outstanding to exceed $20,000,000.

5. Approval of any Business Plan for the Corporation, the Operating Partnerships or any other Subsidiary.

6. Approval of the Chief Executive Officer for the Corporation, the Operating Partnership or any other Subsidiary.

7. The conduct by the Corporation, the Operating Partnership or any other Subsidiary of any business other than the Business (as defined in the L.P. Agreement) and any ancillary or related businesses, or the establishment of any entity (or the creation of any entity owned jointly with any other party) by the Corporation, the Operating Partnership or any other Subsidiary to conduct any business.

8. Any action by, in respect of or otherwise involving any entity in which the Corporation, the Operating Partnership or any other Subsidiary has or acquires a controlling interest which would require Executive Steering Committee approval under Article FIFTH, Clause (g)(i) if such action were by, in respect of, or otherwise involving the Corporation, the Operating Partnership or any other Subsidiary, as described above.

                                                                     (Exhibit E)
                                    FORM OF

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                      PRODIGY COMMUNICATIONS CORPORATION

                            Adopted as of __ , 1999



                         AMENDED AND RESTATED BY-LAWS
                         ----------------------------
                                      OF
                                      --
                      PRODIGY COMMUNICATIONS CORPORATION
                      ----------------------------------
                               TABLE OF CONTENTS
                               -----------------
                                                                                           Page
                                                                                           ----
ARTICLE 1 - Stockholders...............................................................     1
       1.1  Place of Meetings..........................................................     1
       1.2  Annual Meeting.............................................................     1
       1.3  Special Meetings...........................................................     1
       1.4  Notice of Meetings.........................................................     1
       1.5  Voting List................................................................     2
       1.6  Quorum.....................................................................     2
       1.7  Adjournments...............................................................     2
       1.8  Voting and Proxies.........................................................     2
       1.9  Action at Meeting..........................................................     3
      1.10  Action without Meeting.....................................................     3

ARTICLE 2 - Directors..................................................................     3
       2.1  Number; Election and Qualification.........................................     3
       2.2  Tenure.....................................................................     4
       2.3  Vacancies..................................................................     4
       2.4  Resignation................................................................     4
       2.5  Regular Meetings...........................................................     4
       2.6  Special Meetings...........................................................     4
       2.7  Notice of Special Meetings.................................................     4
       2.8  Meetings by Telephone or Video Conference Calls............................     4
       2.9  Quorum.....................................................................     4
      2.10  Action at Meeting..........................................................     5
      2.11  Action by Consent..........................................................     5
      2.12  Removal....................................................................     5
      2.13  Compensation of Directors..................................................     5

ARTICLE 3 - Committees of the Board....................................................     5
       3.1  Other Committees...........................................................     5
       3.2  Action by Consent; Participation by Telephone, Video or Similar
            Equipment..................................................................     6
       3.4  Committee Resignation; Removals............................................     6

ARTICLE 4 - Officers...................................................................     6
       4.1  Enumeration................................................................     6
       4.2  Election...................................................................     6
       4.3  Qualification..............................................................     7
       4.4  Tenure.....................................................................     7
       4.5  Resignation and Removal....................................................     7
       4.6  Vacancies..................................................................     7
       4.7  Chairman of the Board and Vice-Chairman of the Board.......................     7
       4.8  President..................................................................     8
       4.9  Vice Presidents............................................................     8
      4.10  Secretary and Assistant Secretaries........................................     8
      4.11  Treasurer and Assistant Treasurers.........................................     9
      4.12  Salaries...................................................................     9

ARTICLE 5 - Capital Stock..............................................................     9
       5.1  Issuance of Stock..........................................................     9
       5.2  Certificates of Stock......................................................     9
       5.3  Transfers..................................................................     9
       5.4  Lost, Stolen or Destroyed Certificates.....................................    10
       5.5  Record Date................................................................    11

ARTICLE 6 - General Provisions.........................................................    11
       6.1  Fiscal Year................................................................    11
       6.2  Corporate Seal.............................................................    11
       6.3  Waiver of Notice...........................................................    11
       6.4  Voting of Securities.......................................................    12
       6.5  Evidence of Authority......................................................    12
       6.6  Certificate of Incorporation...............................................    12
       6.7  Severability...............................................................    12
       6.8  Pronouns...................................................................    12

ARTICLE 7 - Amendments.................................................................    12


                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                      PRODIGY COMMUNICATIONS CORPORATION

                           ARTICLE 1 - Stockholders
                           -------------------------


        1.1   Place of Meetings.  All meetings of stockholders shall be held at
              -----------------
such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the corporation.

        1.2   Annual Meeting.  The annual meeting of stockholders for the
              --------------
election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

        1.3  Special Meetings.  Special meetings of stockholders may be called
             ----------------
at any time by the President, any member of the Executive Steering Committee (as defined below), or by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

        1.4  Notice of Meetings.  Except as otherwise provided by law, written
             ------------------
notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address in which case it shall be directed to such stockholder at such other address.

        1.5  Voting List.  The officer who has charge of the stock ledger of the
             -----------
corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares of the Corporation and the number of Units (as defined in the Certificate of Incorporation) in the Operating Partnership (as defined in Section 1.8 below), which are registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. The Corporation shall cause the Operating Partnership to provide complete, current and accurate records of the holdings of Units in the Operating Partnership to be made available to the Corporation at all times to be used for the purposes of maintaining the above-described list.

        1.6  Quorum.  Except as otherwise provided by law, the Certificate of
             ------
Incorporation or these By-Laws, the holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

        1.7  Adjournments.  Any meeting of stockholders may be adjourned to any
             ------------
other time and to any other place at which a meeting of stockholders may be held under these By-Laws by a majority vote of the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting at which a quorum shall be present or represented by proxy, the corporation may transact any business which might have been transacted at the original meeting called if a quorum had been present or represented by proxy thereat.

        1.8  Voting and Proxies.  Except as otherwise provided in a resolution
             ------------------
of the Board adopted pursuant to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and these By-Laws
                      ----------------------------
establishing a series
of Preferred Stock of the Corporation ("Preferred Stock"), at each meeting of
                                        ---------------
stockholders, each holder of shares of the Corporation's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), shall be entitled to one (1)
                           --------------------
vote for each such share, and each holder of the Corporation's Class B Common Stock, par value $.01 per share ("Class B Common Stock", and together with the
                                  --------------------
Class A Common Stock, the "Common Stock"), shall be entitled to one vote for
                           ------------
each share of Class B Common Stock and one vote for each Unit in the Operating Partnership standing in such holder's name on the stock records of the Corporation maintained in accordance with Section 1.5 hereof. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy executed or authorized by the stockholder in accordance with applicable law or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

        1.9   Action at Meeting.  When a quorum is present at any meeting, all
              -----------------
matters shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. When a quorum is present at any meeting, any election of directors by stockholders shall be determined by a plurality of the votes cast on the election.

        1.10  Action without Meeting.  Any action required or permitted to be
              ----------------------
taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                             ARTICLE 2 - Directors
                             ---------------------

        2.1  Number; Election and Qualification.  The Corporation shall have the
             ----------------------------------
number of directors as is set forth in the Certificate of Incorporation. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

        2.2  Tenure.  Each director shall hold office until the next annual
             ------
meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal or until his term otherwise terminates.

        2.3  Vacancies.  Any vacancies on the Board resulting from death,
             ---------
resignation, disqualification, removal or other cause shall be filled in the manner provided in the Certificate of Incorporation.

        2.4  Resignation.  Any director may resign by delivering his written
             -----------
resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        2.5  Regular Meetings.  Regular meetings of the Board shall be held at
             ----------------
such time and place, either within or without the State of Delaware, in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine; provided that any director who is absent when such a determination is made shall be given notice of the determination.

        2.6  Special Meetings.  Special meetings of the Board of Directors may
             ----------------
be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, a majority of the directors then in office, any member of the Executive Steering Committee or by one director in the event that there is only a single director in office.

        2.7  Notice of Special Meetings.  Notice of any special meeting of
             --------------------------
directors stating the time, place and expected purposes thereof shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least five (5) days in advance of the meeting.

        2.8  Meetings by Telephone or Video Conference Calls.  Directors or any
             -----------------------------------------------
members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone, video or similar communications equipment or any other forms of communication as may be authorized from time to time under the Delaware General Corporation Law, by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

        2.9   Quorum.  A majority of the total number of the whole Board of
              ------
Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

        2.10  Action at Meeting.  At any meeting of the Board of Directors at
              -----------------
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

        2.11  Action by Consent.  Any action required or permitted to be taken
              -----------------
at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

        2.12  Removal.  Subject to the rights of the holders of Preferred Stock
              -------
to elect directors under circumstances specified in a resolution of the Board, adopted pursuant to the provisions of the Certificate of Incorporation or these By-Laws establishing such series, and further subject to the respective rights of holders of Voting Stock and Class B Common Stock to remove Class A Directors and Class B Directors as provided in the Certificate of Incorporation, any director may be removed from office only for cause by the affirmative vote of the holders of at least eighty percent (80%) of the Voting Power of the Voting Stock (as defined in the Certificate of Incorporation), voting together as a single class.

        2.13  Compensation of Directors.  Directors may be paid such
              -------------------------
compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.


                      ARTICLE 3 - Committees of the Board
                      -----------------------------------

        3.1  Other Committees.  In addition to the Executive Steering Committee
             ----------------
provided for in the Certificate of Incorporation, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of any such committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.

        3.2  Action by Consent; Participation by Telephone, Video or Similar
             ---------------------------------------------------------------
Equipment. Unless the Board shall otherwise provide, any action required or
----------
permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone, video or similar communications equipment or any other forms of communication as may be authorized from time to time under the Delaware General Corporation Law, by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.


                             ARTICLE 4 - Officers
                             --------------------

        4.1  Enumeration.  The officers of the corporation shall consist of a
             -----------
President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board (subject to the approval procedures of Article FIFTH, Clause (g)(i) of the Certificate of Incorporation), a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

       4.2  Election.  Subject to the approval procedures of Article FIFTH,
            --------
Clause (g)(i) of the Certificate of Incorporation, the President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

        4.3  Qualification.  No officer need be a stockholder. Any two or more
             -------------
offices may be held by the same person.

        4.4  Tenure.   Except as otherwise provided by law, by the Certificate
             ------
of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

        4.5  Resignation and Removal.   Any officer may resign by delivering his
             -----------------------
written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

        4.6  Vacancies.   The Board of Directors may fill any vacancy occurring
             ---------
in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

        4.7  Chairman of the Board and Vice-Chairman of the Board.  Subject to
             ----------------------------------------------------
the approval procedures of Article FIFTH, Clause (g)(i) of the Certificate of Incorporation, the Board of Directors shall appoint a Chairman of the Board and shall designate the Chairman of the Board as Chief Executive Officer. The Chairman of the Board shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

        4.8  President.   The President shall, subject to the direction of the
             ---------
Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a director, at all meetings of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

        4.9  Vice Presidents.   Any Vice President shall perform such duties and
             ---------------
possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

        4.10  Secretary and Assistant Secretaries.   The Secretary shall perform
              -----------------------------------
such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and holders of Units and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

        4.11  Treasurer and Assistant Treasurers.   The Treasurer shall perform
              ----------------------------------
such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Treasurer.

        4.12  Salaries.  Officers of the corporation shall be entitled to such
              --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.


                           ARTICLE 5 - Capital Stock
                           -------------------------

        5.1  Issuance of Stock.  Subject to the approval procedures of Article
             -----------------
FIFTH, Clauses (f)(ii) and (g)(i) of the Certificate of Incorporation, unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

        5.2  Certificates of Stock.  Every holder of stock of the corporation
             ---------------------
shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications limitations or restrictions of such preferences and/or rights.

        5.3  Transfers.  Except as otherwise established by rules and
             ---------
regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

        5.4  Lost, Stolen or Destroyed Certificates.  The corporation may issue
             --------------------------------------
a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

        5.5  Record Date.  The Board of Directors may fix in advance a date as a
             -----------
record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 10 days after the date of adoption of a record date for a written consent without a meeting, nor more than 60 days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the date on which the first written consent is properly delivered to the corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                        ARTICLE 6 - General Provisions
                        ------------------------------

        6.1  Fiscal Year.   Except as from time to time otherwise designated by
             -----------
the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

        6.2  Corporate Seal.  The corporate seal shall be in such form as shall
             --------------
be approved by the Board of Directors.

        6.3  Waiver of Notice.  Whenever any notice whatsoever is required to be
             ----------------
given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

        6.4  Voting of Securities.  Except as the directors may otherwise
             --------------------
designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

        6.5  Evidence of Authority.  A certificate by the Secretary, or an
             ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

        6.6  Certificate of Incorporation.  All references in these By-Laws to
             ----------------------------
the Certificate of Incorporation shall be deemed to refer to the Restated Certificate of Incorporation of the corporation, as amended and in effect from time to time.

        6.7  Severability.  Any determination that any provision of these By-
             ------------
Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

        6.8  Pronouns.  All pronouns used in these By-Laws shall be deemed to
             --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.


                            ARTICLE 7 - Amendments
                            ----------------------

          Subject to the approval procedures in Article FIFTH, Clause (g)(i) of the Certificate of Incorporation, the Board may from time to time make, amend, supplement or repeal these By-Laws by vote of a majority of the Board; provided, however, that the stockholders may change or amend or repeal any provision of these By-Laws by each of: (a) the affirmative vote of the holders of a majority of the Voting Stock (as defined in the Certificate of Incorporation), voting as one class; and (b) if a Class B Director is then entitled to be a member of the Executive Steering Committee, by the affirmative vote of the holders of a majority of the Class B Common Stock, voting separately as a class. In addition to and not in limitation of the foregoing, these By-Laws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

                                                                     (Exhibit F)
                                    FORM OF

                         REGISTRATION RIGHTS AGREEMENT

                              Dated as of ., 1999

                                 by and among

                      Prodigy Communications Corporation

                            SBC Communications Inc.

                                      and

                       SBC Internet Communications, Inc.

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered
                                              ---------
into as of ., 1999, by and among Prodigy Communications Corporation, a Delaware corporation ("Prodigy"), SBC Communications Inc. a Delaware corporation ("SBC")
              -------                                                     ---
and SBC Internet Communications, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SBC ("SBC Sub").
                                 -------

                                   RECITALS

     WHEREAS, Prodigy, Prodigy Transition Corporation, a Delaware corporation and a wholly owned subsidiary of Prodigy, Prodigy Communications Limited Partnership, a Delaware limited partnership, SBC and SBC Sub have entered into an Investment, Issuance, Contribution and Assumption Agreement, dated as of November 19, 1999 (the "Investment Agreement"); and
                        --------------------

     WHEREAS, pursuant to the Investment Agreement, SBC Sub received SBC Units (as defined in the Investment Agreement), which are exchangeable into Registrable Securities (as defined below) in accordance with the Restated Certificate of Incorporation (as defined below), and the Investment Share (as defined in the Investment Agreement), which is convertible into a Registrable Security in accordance with the Restated Certificate of Incorporation; and

     WHEREAS, Prodigy has agreed to provide the registration rights set forth in this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


1.  Definitions.
    -----------

     Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Investment Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Amended and Restated By-Laws" means the Amended and Restated By-Laws of
      ----------------------------
Prodigy as adopted on ., 1999.

     "Class A Common Shares" shall mean the shares of Class A Common Stock, par
      ---------------------
value $.01 per share, of Prodigy.

     "Demand Registration" shall have the meaning set forth in Section 2(a)
      -------------------
hereof.

     "Demand Registration Statement" shall have the meaning set forth in Section
      -----------------------------
2(a) hereof.

     "Effective Time" shall mean the date on which the SEC declares a
      --------------
Registration Statement effective or on which such Registration Statement otherwise becomes effective.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "Indemnified Person" shall have the meaning set forth in Section 6(a)
      ------------------
hereof.

     "Investment Agreement" shall have the meaning set forth in the Recitals.
      --------------------

     "NASD Rules" shall mean the Rules of the National Association of Securities
      ----------
Dealers, Inc., as amended from time to time.

     "Person" shall mean an individual, partnership, corporation, trust or
      ------
unincorporated organization, or a government or agency or political subdivision thereof.

     "Piggyback Registration" shall have the meaning set forth in Section 3(a)
      ----------------------
hereof.

     "Prodigy" shall have the meaning set forth in the Preamble.
      -------

     "Proposed Registration" shall have the meaning set forth in Section 3(a)
      ---------------------
hereof.

     "Prospectus" shall mean the prospectus (including, without limitation, any
      ----------
preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by Prodigy under the Exchange Act and incorporated by reference therein.

     "Registration Expenses" shall have the meaning set forth in Section 5(a)
      ---------------------
hereof.

     "Registrable Securities" shall mean the Class A Common Shares issued to
      ----------------------
SBC, SBC Sub or any direct or indirect transferee of SBC or SBC Sub upon conversion of shares of Class B Common Stock or in exchange for Units, from time to time, together with any other Class A Common Shares owned by SBC, SBC Sub or such transferee, provided that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

     "Registration Statement" shall mean any registration statement of Prodigy
      ----------------------
which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

     "Restated Certificate of Incorporation" means the Restated Certificate of
      -------------------------------------
Incorporation of Prodigy as filed on ., 1999 with the Secretary of State of the state of Delaware pursuant to the Delaware General Corporation Law.

     "Restricted Security" shall mean any security unless and until:
      -------------------

     (i) a registration statement with respect to the sale of such security shall have been declared effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement,

     (ii) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act,

     (iii) the provisions of Section 7(b) hereof apply, or

     (iv) such security shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such security not bearing a legend restricting further transfer shall have been delivered by Prodigy and such security shall be freely transferable to the public without registration under the Securities Act.

     "SBC" shall have the meaning set forth in the Preamble.
      ---

     "SBC Sub" shall have the meaning set forth in the Preamble.
      -------

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "underwritten", "underwritten registration", "underwritten offering" or
      ------------    -------------------------    ---------------------
"underwritten registered offering" shall mean a registration in which securities
---------------------------------
of Prodigy are sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement.

2.  Demand Registrations.
    --------------------

     (a)  Notice.  SBC or SBC Sub may at any time make a written request to
          ------
Prodigy that Prodigy file a registration statement (a "Demand Registration
                                                       -------------------
Statement") registering for offer and sale all or a part of its Registrable
---------
Securities with the SEC under and in accordance with provisions of the Securities Act (a "Demand Registration"). All requests made pursuant to this
                   -------------------
paragraph will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

        (b)  Restrictions. Each Demand Registration Statement shall be filed as
             ------------
soon as possible but in no event later than 30 days (which time period may be extended at the option of Prodigy for up to one hundred twenty (120) days no more than one time in any calendar year if the Board of Directors of Prodigy provides written notice (accompanied by a resolution of the Board setting forth the following) to SBC and/or SBC Sub, as the case may be, that it has determined that the filing of a Demand Registration Statement would require Prodigy to disclose material non-public information, the disclosure of which Prodigy's Board of Directors believes would be materially harmful to Prodigy and its stockholders at that time) after the date SBC and/or SBC Sub, as the case may be, makes the written request for registration under the preceding paragraph, so long as Registrable Securities are still outstanding at each such time. Prodigy shall not be required to effect more than two Demand Registrations pursuant to this Section 2 in any calendar year.

        (c)  Effectiveness.  Prodigy agrees to use its best efforts to cause
             -------------
each such Demand Registration Statement to be declared effective by the SEC within 45 calendar days after filing, and to keep it continuously effective for a period of 120 days following the dates on which each such Demand Registration Statement is declared effective or until all Registrable Securities included therein have been sold, if earlier.

        (d)  Priority of Securities in Demand Registrations.  In connection with
             ----------------------------------------------
any underwritten Demand Registration, if the managing underwriter or underwriters advise Prodigy in writing that, in its or their reasonable opinion, the inclusion of the number of securities proposed to be registered exceeds the number which can be sold in such offering, Prodigy will include in such registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration by SBC and/or SBC Sub, as the case may be; (ii) second, the Registrable Securities requested to be included in such Demand Registration, pro rata among the holders of Registrable Securities which have requested their Registrable Securities to be included therein; (iii) third, any Class A Common Shares Prodigy proposes to sell; and
(iv) fourth, other Class A Common Shares requested to be included in such Demand Registration.

        (e)  Selection of Underwriters.  SBC and/or SBC Sub, as the case may be,
             -------------------------
shall have the right, with respect to any Registration Statement to be filed as a result of a Demand Registration, to determine whether such registration shall be underwritten or not and to select any managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing and which will be reasonably acceptable to Prodigy.

3.  Piggyback Registration Rights.
    -----------------------------

    (a)  Rights to Piggyback.  Subject to the last sentence of this paragraph,
         -------------------
whenever Prodigy proposes to file a registration statement under the Securities Act (a "Proposed Registration") with respect to any proposed
                    ---------------------
public offering by Prodigy or by any holders of

Class A Common Shares (or securities convertible into or exchangeable or exercisable for Class A Common Shares) and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback
                                                               ---------
Registration"), Prodigy will give prompt written notice to SBC and SBC Sub of
------------
its intention to effect such a registration and will, subject to Section 3(b) below, include in such Piggyback Registration all Registrable Securities with respect to which Prodigy has received written request for inclusion therein within 15 days after receipt of Prodigy's notice. Registrable Securities with respect to which such requests for registration have been received will be registered by Prodigy and offered to the public pursuant to this Section 3 on the same terms and subject to the same conditions applicable to the registration in a Proposed Registration of Class A Common Shares to be sold by Prodigy or by persons selling under such Proposed Registration. Holders of Registrable Securities will not be entitled to include Class A Common Shares pursuant to this Section 3(a) in any Registration Statement pertaining to the registration of any securities of Prodigy in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

        (b)  Priority on Piggyback Registrations.  In connection with an
             -----------------------------------
underwritten Piggyback Registration, if the managing underwriter or underwriters advise Prodigy in writing that, in its or their reasonable opinion, the inclusion of the number of securities proposed to be registered exceeds the number which can be sold in such offering, Prodigy will include in such registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold as follows: (i) first, the Class A Common Shares Prodigy proposes to sell or if the registration is in response to a demand registration right of a Person (other than SBC or SBC Sub) whose registration rights exist as of the date hereof and require such a priority, the securities that the Person(s) demanding such registration propose or proposes to sell to the extent of such a priority, (ii) second, the Registrable Securities requested to be included in such registration and any securities requested to be included in such registration by a Person who exercises its rights to have its securities included in such registration, but only to the extent of such rights, pro rata among the holders of Registrable Securities which have requested their Registrable Securities to be included therein and such Persons which have requested their securities to be included therein and (iii) third, other Class A Common Shares requested to be included in such registration.

        (c)  Selection of Underwriters.  If any Piggyback Registration is an
             -------------------------
underwritten offering, Prodigy will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing and which will be reasonably acceptable to SBC.

4.  Registration Procedures.
    -----------------------

     In connection with Prodigy's obligation to file Registration Statements pursuant to Sections 2 or 3 hereof, Prodigy shall use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto Prodigy shall:

        (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, furnish to SBC and/or SBC Sub, as the case may be, and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of SBC and/or SBC Sub, as the case may be, and such managing underwriters, and Prodigy shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which SBC or the managing underwriters, if any, shall reasonably object;

        (b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by SBC and/or SBC Sub, as the case may be, or any underwriter of Registrable Securities or as may be required by the Securities Act or any rules or regulations promulgated thereunder or otherwise necessary to keep the Registration Statement effective for the applicable period;

        (c) cause the final Prospectus as supplemented to be filed pursuant to Rule 424 under the Securities Act if then required by the Securities Act;

        (d) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

        (e) notify SBC and/or SBC Sub, as the case may be, and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notification in writing:

                (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                (4) of the receipt by Prodigy of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                (5) of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to SBC and SBC Sub to suspend the use of the Prospectus until the requisite changes have been made);

     (f) use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

     (g) if reasonably requested by SBC and/or SBC Sub, as the case may be, or the managing underwriter, immediately incorporate in a Prospectus supplement or post-effective amendment such information as SBC and/or SBC Sub, as the case may be, and the managing underwriters agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, including the plan of distribution therefor; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (h) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) (i) provide copies of such document to counsel to SBC and/or SBC Sub, as the case may be, and to the managing underwriters, if any, and (ii) make Prodigy's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for SBC and/or SBC Sub, as the case may be, or underwriters may reasonably request;

     (i) furnish to SBC and/or SBC Sub, as the case may be, and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (j) deliver to SBC and/or SBC Sub, as the case may be, and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; Prodigy consents (except during the continuance of any event described in Section 4(e)(5) above) to the use of the Prospectus and any amendment or supplement thereto by SBC and/or SBC Sub, as the case may be, and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto;

        (k) prior to any offering of Registrable Securities pursuant to any Registration Statement, (i) Prodigy shall register or qualify or cooperate with SBC and/or SBC Sub, as the case may be, and its or their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions of or within the United States of America as SBC or any underwriter reasonably requests in writing, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable SBC and/or SBC Sub, as the case may be, or the managing underwriters, if any, to complete its distribution of Registrable Securities pursuant to a Registration Statement, and
(iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that in no event shall Prodigy be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4(k) or (ii) file any general consent to service of process in any such jurisdiction where it is not as of the date hereof so subject;

        (l) cooperate with SBC and/or SBC Sub, as the case may be, and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such denominations and registered in such names as SBC and/or SBC Sub, as the case may be, or the managing underwriters may request at least two business days prior to the sale of Registrable Securities pursuant to the Registration Statement;

        (m) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities of or within the United States of America as may be necessary to enable SBC and/or SBC Sub, as the case may be, or the managing underwriters, if any, to consummate the disposition of such Registrable Securities;

        (n) if any fact contemplated by Section 4(e)(5) above shall exist, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, if the Board of Directors of Prodigy provides written notice (accompanied by a resolution of the board setting forth the following) to SBC and/or SBC Sub, as the case may be, that it has determined that it is advisable to disclose in the Registration Statement material non-public information, the disclosure of which Prodigy's Board of Directors believes would be materially harmful to Prodigy and its stockholders at that time, Prodigy shall not be required to prepare and file such amendment, supplement or document for such period as the Board of Directors of Prodigy believes such disclosure would be materially harmful to Prodigy; provided that such period shall be no more than sixty calendar days. If Prodigy notifies SBC and/or SBC Sub, as the case may be, of the occurrence of any event contemplated by Section 4(e)(5) above, each of SBC and SBC Sub agrees, as a consequence of the inclusion of any of SBC's or SBC Sub's Registrable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made;

        (o) use all reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be listed for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Registrable Securities primarily trade on or prior to the Effective Time of the Registration Statement;

        (p) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith as may be reasonably requested by SBC and/or SBC Sub, as the case may be, and the managing underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

        (1) make such representations and warranties to SBC and/or SBC Sub, as the case may be, and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings;

        (2) obtain opinions of counsel to Prodigy and bring-downs of such opinions (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to SBC and to the managing underwriters, if any, and addressed to SBC and/or SBC Sub, as the case may be, and the underwriters, if any, covering: (i) in the case of an underwritten offering, the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by SBC and/or SBC Sub, as the case may be, and the underwriters (it being agreed that the matters to be covered shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, a statement as to the absence from the Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading), and (ii) in the case of offerings not involving an underwriter, the matters customarily covered in opinions requested in the type of offering involved, and, in the case of (i) or (ii), stating that the Registration Statement complies, as to form, with the requirements of the Securities Act;

         (3) obtain "cold comfort" letters and updates thereof from the independent public accountants of Prodigy (and, if necessary, from the independent public accountants of any Subsidiary of Prodigy or of any business acquired by Prodigy for which financial statements and financial data are, or are required to be, included in the Registration Statement) addressed to SBC and/or SBC Sub, as the case may be, and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings;

         (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to Section 6 hereof; and

         (5) Prodigy shall deliver such documents and certificates as may be reasonably requested by SBC and/or SBC Sub, as the case may be, and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(p)(1) above and to evidence compliance with any conditions contained in the underwriting agreement or other agreement entered into by Prodigy.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

     (q) make available for inspection by SBC and/or SBC Sub, as the case may be, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by SBC and/or SBC Sub, as the case may be, or such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Prodigy and its Subsidiaries, cause the officers, directors, agents and employees of Prodigy and its Subsidiaries to supply all information in each case reasonably requested by SBC and/or SBC Sub, as the case may be, or any such underwriter, attorney or accountant in connection with the Registration Statement, provide SBC and/or SBC Sub, as the case may be, and any such underwriter, attorney or accountant with opportunities to discuss the business of Prodigy and its Subsidiaries with Prodigy's officers and provide SBC and/or SBC Sub, as the case may be, and any such underwriter, attorney or accountant with opportunities to discuss the business of Prodigy and its Subsidiaries with the independent public accountants who have certified Prodigy's most recent annual financial statements in each case, as is customary for similar due diligence investigations; provided that any records, information or documents that are designated in writing by Prodigy, in good faith, as confidential shall be kept confidential by such Persons unless disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt Prodigy's conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of SBC and/or SBC Sub, as the case may be, and the other parties entitled thereto by one counsel designated by and on behalf of SBC and/or SBC Sub, as the case may be, and other parties;

        (r) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of Prodigy and its Subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of Prodigy, Rule 158);

        (s) in the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of Prodigy or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by a Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, Prodigy shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in
Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules;

        (t) use its reasonable efforts to assist SBC and/or SBC Sub, as the case may be, and the underwriters, if any, in marketing the Registrable Securities, including causing its executive officers to participate in such "road show" presentations and conference calls as may be customary in the marketing of equity securities; provided, however, that SBC and/or SBC Sub, as the case may be, shall cause the managing underwriters or placement agents of any Securities to give such executives reasonable advance notice concerning the scheduling of any such presentation or call; provided, further, that such presentations and conference calls shall be scheduled with the understanding that the regular responsibilities of such executive officers will take priority over any such activities; and

        (u) take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement contemplated hereby.

     Prodigy may require SBC and/or SBC Sub, as the case may be, to furnish to Prodigy such information regarding SBC and/or SBC Sub, as the case may be, and the distribution of such securities as is required to be disclosed in the Registration Statement.

     Each of SBC and SBC Sub agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Prodigy of the happening of any event of the kind described in Section 4(e)(5) hereof, SBC and/or SBC Sub, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until SBC's and/or SBC Sub's, as the case may be, receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(n) hereof, or until it is advised in writing by Prodigy that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by Prodigy, SBC and/or SBC Sub, as the case may be, will deliver to Prodigy (at Prodigy's expense) all copies, other than permanent file copies then in SBC's and/or SBC Sub's, as the case may be, possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided that nothing in this paragraph shall prohibit or restrict SBC and/or SBC Sub, as the case may be, from effecting sales or transfers otherwise than under a Registration Statement. In the event Prodigy shall give any such notice, the time periods mentioned in
Section 2(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when SBC and/or SBC Sub, as the case may be, either receives the copies of the supplemented or amended prospectus contemplated by Section 4(n) hereof or is advised in writing by Prodigy that the use of the Prospectus may be resumed.

5.  Registration Expenses.
    ---------------------
        (a) All expenses incident to Prodigy's performance of, or compliance, with this Agreement, including without limitation:

                (1) all registration and filing fees (including with respect to filings required to be made with the National Association of Securities Dealers);

                (2) fees and expenses of compliance with securities or blue sky laws of or within the United States of America (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or SBC and/or SBC Sub, as the case may be, may designate);

        (3) printing, messenger, telephone, delivery, distribution and reproduction expenses;

        (4) fees and disbursements of counsel for Prodigy and up to $100,000 of the fees and disbursements of counsel for SBC and/or SBC Sub, as the case may be, (including the expenses of any opinions required by or incident to such performance) and fees and disbursements for other advisors for SBC and/or SBC Sub, as the case may be;

        (5) fees and disbursements of all independent certified public accountants of Prodigy (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

        (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any person other than Prodigy, SBC and SBC Sub);

        (7)  fees and expenses of other Persons retained by Prodigy; and

        (8) all out-of-pocket expenses and disbursements arising out of or related to any marketing efforts undertaken pursuant to Section 4(t) of this Agreement

(all such expenses being, herein called "Registration Expenses") will be borne
                                         ---------------------
by Prodigy, regardless whether the Registration Statement becomes effective.

     To the extent that any Registration Expenses are incurred, assumed or paid by SBC or SBC Sub, or any underwriter, Prodigy shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a written request therefor, which shall specify in reasonable detail the nature and amount of the Registration Expenses.

     Prodigy will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Prodigy are then listed and the fees and expenses of any Person, including special experts, retained by Prodigy.

     (b) In connection with each Registration Statement required hereunder, Prodigy shall not be responsible for the payment of any transfer taxes relating to the sale or disposition of the Registrable Securities by SBC or SBC Sub or for any underwriting discounts and commissions attributable to the sale of Registrable Securities by or on behalf of SBC or SBC Sub.

6.  Indemnification.
    ---------------

        (a) Indemnification by Prodigy. In the event of any registration of securities of Prodigy under the Securities Act, Prodigy shall indemnify and hold harmless (i) in the case of any registration of Registrable Securities hereunder, SBC and/or SBC Sub, as the case may be, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each Person who controls SBC and/or SBC Sub, as the case may be, or such underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) in the case of any registration statement of Prodigy, SBC, its directors and officers and each Person who controls SBC within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any
                                          ------------------
losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by Prodigy to any Indemnified Person, or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (z) the failure of Prodigy to comply with applicable law or the breach by Prodigy of this Agreement, and Prodigy hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Prodigy shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to Prodigy by such Indemnified Person expressly for use therein.

        (b)  Indemnification by SBC and any Underwriters.  SBC agrees, as a
             -------------------------------------------
consequence of the inclusion of any of SBC's Registrable Securities in such Registration Statement, SBC Sub agrees, as a consequence of the inclusion of any of SBC Sub's Registrable Securities in such Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless Prodigy, its directors, officers who sign the registration statement and each person, if any, who controls Prodigy within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which Prodigy or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such

Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Prodigy by SBC and/or SBC Sub, as the case may be, or such underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse Prodigy for any legal or other expenses reasonably incurred by Prodigy in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c)  Notices of Claims, Etc.  Promptly after receipt by an indemnified
             -----------------------
party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6 notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d)  Contribution.  If the indemnification provided for in this
             ------------
Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if SBC and/or SBC Sub, as the case may be, or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of SBC and/or SBC Sub, as the case may be, and any underwriters, selling agents or other securities professionals in this Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

        (e) Notwithstanding any other provision of this Section 6, in no event will either (i) SBC or SBC Sub be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by SBC or SBC Sub, respectively, from the sale of its Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or (ii) any underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

        (f) The obligations of Prodigy under this Section 6 shall be in addition to any liability which Prodigy may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to Prodigy. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7.  Rule 144.
    --------

        (a) Prodigy covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Prodigy is not required to file such reports, it will, upon the request of SBC make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as SBC and SBC Sub may reasonably request, all to the extent required from time to time to enable SBC and SBC Sub to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC, including providing any legal opinions. Upon the request of SBC and/or SBC Sub, as the case may be, Prodigy will deliver to SBC and/or SBC Sub, as the case may be, a written statement as to whether it has complied with such information and requirements.

        (b) A security ceases to be a Restricted Security when SBC or SBC Sub, as the case may be, is permitted to sell such security to the public without restriction pursuant to Rule 144(k) (or any similar provisions then in force), unless in SBC's or SBC Sub's, as the case may be, reasonable judgment, after consultation with Prodigy, an underwritten registered offering is desirable to distribute the security. The determination as to whether SBC or SBC Sub, as the case may be, is permitted to sell such security to the public without restriction pursuant to Rule 144(k) (including, without limitation, the determination as to whether SBC or SBC Sub, as the case may be, is an "affiliate" of Prodigy, as such term is used in Rule 144), shall be made promptly and in good faith by counsel to SBC or SBC Sub, as the case may be, and counsel to Prodigy at such time as SBC or SBC Sub, as the case may be, seeks to sell such security to the public pursuant to Rule 144(k). In the event that an underwritten registered offering is deemed to be desirable by SBC or SBC Sub, as the case may be, to distribute a security, such security shall continue to be deemed a Restricted Security hereunder.

8.  Approval for Listing.
    --------------------

        Promptly after the date hereof and after any subsequent increase in the number of Registrable Securities, Prodigy shall take all necessary action to cause all of the Registrable Securities to be approved for listing, subject to official notice of issuance, on the Nasdaq National Market or other securities exchange or dealer quotation system on which the Class A Common Shares may then be listed or authorized for quotation.

9.  Term of Registration Rights.
    ---------------------------

        The rights of SBC and SBC Sub with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, so long as there are Registrable

Securities or securities which are convertible or exchangeable for Registrable Securities issued and outstanding.

10.  Further Agreements.
     ------------------

        (a) The parties agree that, subject to the advance notice requirements set forth in the Restated Certificate of Incorporation, any conversion of Class B Common Stock or exchange of Units for Class A Common Shares shall occur, at the option of the exchanging or converting holder, contemporaneously with the registration of the Class A Common Shares to be received, or the consummation of the sale of such Class A Common Shares pursuant to such registration, or at such other time as such holder shall request in writing.

        (b) Prodigy will not file any registration statement under the Securities Act unless it shall first have given to SBC and/or SBC Sub, as the case may be, for so long as SBC and/or SBC Sub, as the case may be, owns beneficially (as such term is defined in the Exchange Act) 10% or more of the Common Stock (as defined in the Restated Certificate of Incorporation) of Prodigy at the time outstanding or is otherwise deemed to be a control person under the Securities Act, at least 10 days' prior written notice thereof and, if so requested by SBC and/or SBC Sub, as the case may be, within 10 days after such notice, SBC and/or SBC Sub, as the case may be, shall have the right, at any time when, in the reasonable judgment of SBC and/or SBC Sub, as the case may be, SBC and/or SBC Sub, as the case may be, is or might be deemed a controlling person of Prodigy within the meaning of the Securities Act, (a) to participate in the preparation and filing of each such registration statement to the extent provided in Section 4 hereof; (b) to receive the documents and notices specified in Section 4 hereof and to make the requests specified in Section 4 hereof; (c) to receive signed copies of the documents specified in Section 4 hereof addressed to SBC and/or SBC Sub, as the case may be; and (d) to pay the fees and disbursements of counsel to SBC and/or SBC Sub, as the case may be, which assists in such participation. If any such registration statement refers to SBC and/or SBC Sub, as the case may be, by name or otherwise as the holder of any securities of Prodigy, then SBC and/or SBC Sub, as the case may be, shall have the right (in addition to any other rights it may have under this Agreement) to require, in the event that such reference to SBC and/or SBC Sub, as the case may be, by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the references to SBC and/or SBC Sub, as the case may be.

11.  Miscellaneous.
     -------------

        (a)  Remedies.  Each of SBC and SBC Sub, in addition to being entitled
             --------
to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Prodigy agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)  Registration Rights of Other Persons.  Prodigy may grant to any
             ------------------------------------
Person other than SBC and SBC Sub the right to request a registration of securities of Prodigy under the Securities Act or the right to be included as a selling stockholder in connection with any registration of Registrable Securities; provided, however, that the granting of any such rights shall not conflict with or otherwise alter any rights granted to SBC and SBC Sub hereunder. The rights granted to SBC and SBC Sub hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Prodigy's securities under any other agreements.

        (c)  Adjustments Affecting Registrable Securities.  Prodigy will not
             --------------------------------------------
take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of SBC or SBC Sub to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

        (d)  Amendments and Waivers.  This Agreement, including this Section
             ----------------------
11(d), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by Prodigy, SBC and SBC Sub. Each holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 11(d), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such holder.

        (e)  Notices.  All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                (1)  if to SBC or SBC Sub, initially at its address at .,
     Attention: ., with a copy to General Counsel, and thereafter at such other address, notice of which is given in accordance with the provisions of this
     Section 11(e); and

                (2) if to Prodigy, initially at its address at ., Attention: ., and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(e).

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

       (f)  Parties in Interest; Benefits of Registration Rights.  The parties
            ----------------------------------------------------
to this Agreement intend that each of SBC and SBC Sub shall be entitled to receive the benefits of this Agreement and that each of SBC and SBC Sub shall be bound by the terms and provisions of this Agreement by reason of its election with respect to the Registrable Securities which are included in a Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of SBC or SBC Sub shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, SBC, SBC Sub and such transferee may, without any further writing or action of any kind, jointly exercise the registration rights hereunder in such manner and in such proportion as SBC and SBC Sub shall determine and, if such transferee jointly exercises such registration rights with SBC and/or SBC Sub hereunder, such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

        (g)  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)  Headings.  The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

        (i)  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

        (j)  Severability. In the event that any one or more of the provisions
             ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

        (k)  Survival.  The respective indemnities, agreements, representations,
             --------
warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of SBC, SBC Sub, any director or officer of SBC or SBC Sub, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of SBC and SBC Sub.

        (l)  Entire Agreement.  This Agreement is intended by the parties as a
             ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Prodigy with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          PRODIGY COMMUNICATIONS CORPORATION


                                          By:___________________________
                                             Name:
                                             Title:



                                          SBC COMMUNICATIONS INC.


                                          By:___________________________
                                             Name:
                                             Title:


                                          SBC INTERNET COMMUNICATIONS, INC.


                                          By:___________________________
                                             Name:
                                             Title: